Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-152329
PROSPECTUS

CRYOPORT, INC.

4,613,095 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 4,613,095 shares of our common stock. The total number of shares sold herewith consists of: (i) 1,488,095 shares issuable upon conversion of convertible debentures and (ii) 3,125,000 shares issuable upon the exercise of warrants. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the cash exercise, if any, of warrants to purchase an aggregate of 3,125,000 shares of common stock. All costs associated with this registration will be borne by us.

The selling stockholders may sell their shares in public or private transactions, at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

Our common stock is currently traded on the OTC Bulletin Board under the symbol CYRX. On August 20 , 2008, the last reported sale price for our common stock was $0.80 per share.

INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is August 28, 2008

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled "Risk Factors" before deciding to invest in our common stock. CryoPort, Inc. is referred to throughout this prospectus as "CryoPort," "the Company," "we" or "us."

General

We are a cryogenic transport container company, involved in the safe transport of biological specimens at temperatures below zero centigrade.  While over the past years most of our sales have been derived from the sale of our reusable product line, the Company’s long term potential and prospects will come from the one-way line of products which have been in development over the past four years.

Our principal focus is to further develop and launch, the CryoPort Express® One-Way Shipper System, a line of one-time use dry cryogenic shippers for the transport of biological materials. A dry cryogenic shipper is a device that uses liquid nitrogen which is contained inside a vacuum insulated bottle as a refrigerant to provide storage temperatures below minus 150 ° centigrade.  The dry shipper is designed such that there can be no pressure build up as the liquid nitrogen evaporates, or spillage of liquid nitrogen.  A foam retention system is employed to ensure that liquid nitrogen stays inside the vacuum container.  Biological specimens are stored in a “well” inside the container and refrigeration is provided by cold nitrogen gas evolving from the liquid nitrogen entrapped within the foam retention system.  Biological specimens transported using the cryogenic shipper can include live cell pharmaceutical products; e.g., cancer vaccines, diagnostic materials, semen and embryos, infectious substances and other items that require continuous exposure to frozen or cryogenic temperatures (less than -150 ° C).

During the recent fiscal year ended March 31, 2008, we generated revenues of $83,564 and we incurred a net loss of $4,564,054.  At that date we had working capital in the amount of $981,209 and an accumulated deficit of $13,929,204. For three months ended June 30, 2008, we incurred a net loss of $8,222,481, including a loss on extinguishment of debt of $6,902,941.  The Report of Independent Registered Public Accounting Firm on our March 31, 2008 consolidated financial statements includes a paragraph stating that the recurring losses and negative cash flows incurred from operations, raise substantial doubt about our ability to continue as a going concern.

Our principal executive office is located at 20382 Barents Sea Circle, Lake Forest, California 92630 and our telephone number at that address is (949) 470-2300.

Recent Financing

On June 9, 2008, we completed the transactions contemplated under a certain Securities Purchase Agreement with an accredited investor providing for the issuance of our Original Issue Discount 8%  Secured Convertible Debentures (the “May Debentures”) having a principal face amount of $1,250,000 and generating gross proceeds to us of $1,062,500 after giving effect to a 15% discount.  After accounting for commissions and legal and other fees, the net proceeds to us totaled $870,625.

The principal amount under the May Debentures is payable in 23 monthly payments of $54,348 beginning January 31, 2009.  We may elect to make principal and interest payments in shares of common stock provided, generally, that we are not in default under the May Debentures and there is then in effect a registration statement with respect to the shares issuable upon conversion of the May Debentures. If we elect to make principal or interest payments in common stock, the conversion rate will be the lesser of (a) the Conversion Price (as defined below), or (b) 85% of the lesser of (i) the average of the volume weighted average price for the ten consecutive trading days ending immediately prior to the applicable date an interest payment is due or (ii) the average of such price for the ten consecutive trading days ending immediately prior to the date the applicable shares are issued and delivered if such delivery is after the interest payment date.

At any time, holder may convert the May Debentures into shares of common stock at a fixed conversion price of $0.84, subject to adjustment in the event the Company issues common stock (or securities convertible into or exercisable for common stock) at a price below the conversion price as such price may be in effect at various times (the “Conversion Price”).  Based on the market price of our common stock of $0.71 on the date of the issuance of the May Debentures, the total value of the shares underlying the May Debentures and registered herewith is $1,056,547.

In connection with the financing transaction, we issued to the investor five-year warrants to purchase 1,488,095 shares of common stock at $0.92 per share and five-year warrants to purchase 1,488,095 shares of common stock at $1.35 per share (collectively, the “May Warrants”).

We also entered into a registration rights agreement with the investors that requires us to register the shares issuable upon conversion of the May Debentures and exercise of the May Warrants within 45 days after the closing date of the transaction. If the registration statement of which this prospectus forms a part is not filed within that time period or is not declared effective within 90 days after the closing date (120 days in the event of a full review by the Securities and Exchange Commission), we will be required to pay liquidated damages in cash in an amount equal to 2% of the total subscription amount for every month that we fails to attain a timely filing or effectiveness, as the case may be, subject to exception as set forth in the registration rights agreement.

This Offering

Shares offered by Selling Stockholders	Up to 4,613,095 shares, including 1,488,095 shares issuable upon conversion of convertible debentures and 3,125,000 shares issuable upon exercise of warrants

Common Stock to be outstanding after the offering	45,702,798*

Use of Proceeds	We will not receive any proceeds from the sale of the common stock hereunder. See "Use of Proceeds" for a complete description

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors" beginning on page 3

* Based on the current issued and outstanding number of shares of 41,089,703 as of August 11, 2008, and assuming issuance of all 4,613,095 shares upon conversion of convertible debentures and exercise of warrants issued to the investors and the placement agent and registered herewith, the number of shares offered herewith represents approximately 11% of the total issued and outstanding shares of common stock.

RISK FACTORS

An investment in our shares involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the price of our shares could decline significantly and you may lose all or a part of your investment.   Our forward-looking statements in this prospectus are subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below. See "Forward-Looking Statements."

Risks Related to Our Business

We have incurred significant losses to date and may continue to incur losses.

During the recent fiscal year ended March 31, 2008, we generated revenues of $83,564 and we incurred a net loss of $4,564,054.  At that date we had working capital in the amount of $981,209 and an accumulated deficit of $13,929,204. Continuing losses will have an adverse impact on our cash flow and may impair our ability to raise additional capital required to continue and expand our operations.

The Report of Independent Registered Public Accounting Firm on our March 31, 2008 consolidated financial statements includes an explanatory paragraph stating that the recurring losses incurred from operations, working capital deficit and accumulated deficit raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

If we are unable to obtain additional funding, we may have to reduce our business operations.

We anticipate, based on currently proposed plans and assumptions relating to our ability to market and sell our products, that our cash on hand including the proceeds from a recent financing transaction will satisfy our operational and capital requirements for the next 24 months. However, if we are unable to realize satisfactory revenue in the near future, we will be required to seek additional financing to continue our operations beyond that period. We will also require additional financing to expand into other markets and further develop and market our products. Except for the warrants issued in our recent offerings, we have no current arrangements with respect to any additional financing. Consequently, there can be no assurance that any additional financing on commercially reasonable terms or at all will be available when needed. The inability to obtain additional capital may reduce our ability to continue to conduct business operations. Any additional equity financing may involve substantial dilution to our then existing stockholders. Our future capital requirements will depend upon many factors, including:

•	continued scientific progress in our products;
•	competing technological and market developments;
•	our ability to establish additional collaborative relationships; and
•	the effect of commercialization activities and facility expansions if and as required.

We have limited financial resources and to date no positive cash flow from operations. There can be no assurance that we will be able to obtain financing on acceptable terms in light of factors such as the market demand for our securities, the state of financial markets generally and other relevant factors. Raising additional funding may be complicated by certain provisions in the securities purchase agreements entered into in connection with our most recent financing.

If we experience delays, difficulties or unanticipated costs in establishing the sales, distribution and marketing capabilities necessary to successfully commercialize our products, we will have difficulty maintaining and increasing our sales.

We are continuing to develop sales, distribution and marketing capabilities in the Americas, Europe and Asia. It will be expensive and time-consuming for us to develop a global marketing and sales network. Moreover, we may choose, or find it necessary, to enter into additional strategic collaborations to sell, market and distribute our products. We may not be able to provide adequate incentive to our sales force or to establish and maintain favorable distribution and marketing collaborations with other companies to promote our products. In addition, any third party with whom we have established a marketing and distribution relationship may not devote sufficient time to the marketing and sales of our products thereby exposing us to potential expenses in exiting such distribution agreements. The Company, and any of its third-party collaborators, must also market its products in compliance with federal, state, local and international laws relating to the providing of incentives and inducements. Violation of these laws can result in substantial penalties. If we are unable to successfully motivate and expand our marketing and sales force and further develop our sales and marketing capabilities, or if our distributors fail to promote our products, we will have difficulty maintaining and increasing our sales.

We are dependent on new products.

Our future revenue stream depends to a large degree on our ability to bring new products to market on a timely basis. We must continue to make significant investments in research and development in order to continue to develop new products, enhance existing products and achieve market acceptance of such products. We may incur problems in the future in innovating and introducing new products. Our development stage products may not be successfully completed or, if developed, may not achieve significant customer acceptance. If we were unable to successfully define, develop and introduce competitive new products, and enhance existing products, our future results of operations would be adversely affected. Development and manufacturing schedules for technology products are difficult to predict, and we might not achieve timely initial customer shipments of new products. The timely availability of these products in volume and their acceptance by customers are important to our future success. A delay in new product introductions could have a significant impact on our results of operations.

Our success depends, in part, on our ability to obtain patent protection for our products, preserve our trade secrets, and operate without infringing the proprietary rights of others.

Our policy is to seek to protect our proprietary position by, among other methods, filing U.S. and foreign patent applications related to our technology, inventions and improvements that are important to the development of our business. We have three U.S. patents relating to various aspects of our products. Our patents or patent applications may be challenged, invalidated or circumvented in the future or the rights granted may not provide a competitive advantage. We intend to vigorously protect and defend our intellectual property. Costly and time-consuming litigation brought by us may be necessary to enforce our patents and to protect our trade secrets and know-how, or to determine the enforceability, scope and validity of the proprietary rights of others.

We also rely upon trade secrets, technical know-how and continuing technological innovation to develop and maintain our competitive position. We typically require our employees, consultants, advisors and suppliers to execute confidentiality agreements in connection with their employment, consulting, or advisory relationships with us. If any of these agreements are breached, we may not have adequate remedies available thereunder to protect our intellectual property or we may incur substantial expenses enforcing our rights. Furthermore, our competitors may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our proprietary technology, or we may not be able to meaningfully protect our rights in unpatented proprietary technology.

We cannot assure that our current and potential competitors and other third parties have not filed or in the future, will not file patent applications for, or have not received or in the future will not receive, patents or obtain additional proprietary rights that will prevent, limit or interfere with our ability to make, use or sell our products either in the U.S. or internationally. In the event we were to require licenses to patents issued to third parties, such licenses may not be available or, if available, may not be available on terms acceptable to us. In addition, we cannot assure that we would be successful in any attempt to redesign our products or processes to avoid infringement or that any such redesign could be accomplished in a cost-effective manner. Accordingly, an adverse determination in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent us from manufacturing and selling our products, which would harm our business.

We are not aware of any other company that is infringing any of our patents or trademarks nor do we believe that it is infringing on the patents or trademarks of any other person or organization.

If we experience manufacturing delays or interruptions in production, then we may experience customer dissatisfaction and our reputation could suffer.

If we fail to produce enough products at our own manufacturing facility or at a third-party manufacturing facility, we may be unable to deliver products to our customers on a timely basis, which could lead to customer dissatisfaction and could harm our reputation and ability to compete. We currently acquire various component parts for our products from a number of independent manufacturers in the United States. We would likely experience significant delays or cessation in producing our products if a labor strike, natural disaster, local or regional conflict or other supply disruption were to occur at any of our main suppliers. If we are unable to procure a component from one of our manufacturers, we may be required to enter into arrangements with one or more alternative manufacturing companies which may cause delays in producing our products. In addition, because we depend on third-party manufacturers, our profit margins may be lower, which will make it more difficult for us to achieve profitability. To date, we have not experienced any material delays to the point that our ability to adequately service customer needs has been compromised. As the business develops and quantity of production increases, it becomes more likely that such problems could arise.

Because we rely on a limited number of suppliers, we may experience difficulty in meeting our customers’ demands for our products in a timely manner or within budget.

We currently purchase key components of our products from a variety of outside sources. Some of these components may only be available to us through a few sources, however, management has identified alternative materials and suppliers should the need arise. We generally do not have long-term agreements with any of our suppliers.

Consequently, in the event that our suppliers delay or interrupt the supply of components for any reason, we could potentially experience higher product costs and longer lead times in order fulfillment. Suppliers that we materially rely upon are Spaulding Composites Company and Lydall Thermal Acoustical Sales.

Our Products May Contain Errors or Defects, which Could Result in Damage to Our Reputation, Lost Revenues, Diverted Development Resources and Increased Service Costs, Warranty Claims and Litigation.

Our products must meet stringent requirements. We warrant to our customers that our products will be free of defect for various periods of time, depending on the product. In addition, certain of our contracts include epidemic failure clauses. If invoked, these clauses may entitle the customer to return or obtain credits for products and inventory, or to cancel outstanding purchase orders even if the products themselves are not defective.

We must develop our products quickly to keep pace with the rapidly changing market, and we have a history of frequently introducing new products. Products and services as sophisticated as ours could contain undetected errors or defects, especially when first introduced or when new models or versions are released. In general, our products may not be free from errors or defects after commercial shipments have begun, which could result in damage to our reputation, lost revenues, diverted development resources, increased customer service and support costs and warranty claims and litigation which could harm our business, results of operations and financial condition.

Our management has limited experience in managing and operating a public company. Any failure to comply or adequately comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, results of operations and financial condition.

Our current management has limited experience managing and operating a public company and relies in many instances on the professional experience and advice of third parties including our consultants and attorneys. Failure to comply or adequately comply with any laws, rules, or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operations, or financial condition.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that need to be addressed, the disclosure of which may have an adverse impact on the price of our common stock.  We are required to establish and maintain appropriate internal controls over financial reporting.  Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations.  In addition, management's assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors.  Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management's assessment of our internal controls over financial reporting or disclosure of our public accounting firm's attestation to or report on management's assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal controls over financial reporting, and attestation of our assessment by our independent registered public accounting firm.  Currently, we believe these two requirements will apply to our annual reports for fiscal 2010.  The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards.  We expect to incur significant expenses and to devote resources to Section 404 compliance during the remainder of fiscal 2009 and on an ongoing basis.  It is difficult for us to predict how long it will take to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis.  In addition, the attestation process by our independent registered public accounting firm is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accounting firm.  In the event that our Chief Executive Officer, Chief Financial Officer or independent registered public accounting firm determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our shares will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively impacted.

If we cannot compete effectively, we will lose business.

The market for our products, services and solutions is positioned to become competitive. There are technological and marketing barriers to entry, but we cannot guarantee that the barriers we are capable of producing will be sufficient to defend the market share we wish to gain against future competitors. The principal competitive factors in this market include:

●	Ongoing development of enhanced technical features and benefits;
●	Reductions in the manufacturing cost of competitors’ products;
●	The ability to maintain and expand distribution channels;
●	Brand name;
●	The ability to deliver our products to our customers when requested;
●	The timing of introductions of new products and services; and
●	Financial resources.

These and other prospective competitors have substantially greater resources, more customers, longer operating histories, greater name recognition and more established relationships in the industry. As a result, these competitors may be able to develop and expand their networks and product offerings more quickly, devote greater resources to the marketing and sale of their products and adopt more aggressive pricing policies. In addition, these competitors have entered and will likely continue to enter into business relationships to provide additional products competitive to those we provide or plan to provide.

Risks Relating to Our Current Financing Arrangements:

The variable price feature of our convertible debentures could require us to issue a substantially greater number of shares, which will cause dilution to our existing stockholders.

On October 1, 2007, we issued to four accredited investors our Original Issue Discount 8% Senior Secured Convertible Debentures (the "Debentures") having a principal face amount of $4,707,705. The entire principal amount under the Debentures is due and payable 30 months after the closing date.  Interest payments will be payable in cash quarterly commencing on January 1, 2008.  In addition, we are required to make 24 equal monthly principal redemption payments commencing March 31, 2008. We may elect to make such interest or principal payments in shares of common stock provided, generally, that we are not in default under the Debentures and there is then in effect a registration statement with respect to the shares issuable upon conversion of the Debentures or in payment of interest due thereunder.  If we elect to make interest payments in common stock, the conversion rate will be the lesser of (a) $0.84 or (b) 85% of the lesser of (i) the average of the volume weighted average price for the ten consecutive trading days ending immediately prior to the applicable date an interest payment is due or (ii) the average of such price for the ten consecutive trading days ending immediately prior to the date the applicable shares are issued and delivered if such delivery is after the interest payment date.

On June 9, 2008, we completed the transactions contemplated under a certain Securities Purchase Agreement with an accredited investor providing for the issuance of our Original Issue Discount 8%  Secured Convertible Debentures (the “May Debentures”) having a principal face amount of $1,250,000 and generating gross proceeds to us of $1,062,500 after giving effect to a 15% discount.  After accounting for commissions and legal and other fees, the net proceeds to us totaled $870,625.

The principal amount under the May Debentures is payable in 23 monthly payments of $54,348 beginning January 31, 2009.  We may elect to make principal and interest payments in shares of common stock provided, generally, that we are not in default under the May Debentures and there is then in effect a registration statement with respect to the shares issuable upon conversion of the May Debentures. If we elect to make principal or interest payments in common stock, the conversion rate will be the lesser of (a) the conversion price, or (b) 85% of the lesser of (i) the average of the volume weighted average price for the ten consecutive trading days ending immediately prior to the applicable date an interest payment is due or (ii) the average of such price for the ten consecutive trading days ending immediately prior to the date the applicable shares are issued and delivered if such delivery is after the interest payment date.

At any time, holder may convert the May Debentures into shares of common stock at a fixed conversion price of $0.84, subject to adjustment in the event the Company issues common stock (or securities convertible into or exercisable for common stock) at a price below the conversion price as such price may be in effect at various times.  Based on the market price of our common stock of $0.71 on the date of the issuance of the May Debentures, the total value of the shares underlying the May Debentures and registered herewith is $1,056,547.

If we are unable to make payments in cash, we must make those payments in shares of our common stock at a discount to the market price of our common stock. The number of shares we will be required to issue upon conversion of the notes will increase if the market price of our stock decreases.

The lower the stock price, the greater the number of shares issuable under the convertible debentures.

If we elect to make periodic principal and interest payments in stock in lieu of cash (or are unable to make cash payments), the number of shares issuable upon conversion of the convertible debentures is determined by the market price of our common stock prevailing at the time of each conversion. The lower the market price, the greater the number of shares issuable under the debentures. Upon issuance of the shares, to the extent that holders of those shares will attempt to sell the shares into the market, these sales may further reduce the market price of our common stock. This in turn will increase the number of shares issuable under the agreement. This may lead to an escalation of lower market prices and ever greater numbers of shares to be issued. A larger number of shares issuable at a discount to a continuously declining stock price will expose our stockholders to greater dilution and a reduction of the value of their investment.

The issuance of our stock upon conversion of the convertible debentures could encourage short sales by third parties, which could contribute to the future decline of our stock price and materially dilute existing stockholders' equity and voting rights.

The convertible debentures have the potential to cause significant downward pressure on the price of our common stock. This is particularly the case if the shares issued upon conversion and placed into the market exceed the market's ability to absorb the increased number of shares of stock. Such an event could place further downward pressure on the price of our common stock. The opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline. If this occurs, the number of shares of our common stock that is issuable upon conversion of the debentures will increase, which will materially dilute existing stockholders' equity and voting rights.

Risks relating principally to our common stock and its market value:

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

●	technological innovations or new products and services by us or our competitors;

●	additions or departures of key personnel;

●	sales of our common stock;

●	our ability to integrate operations, technology, products and services;

●	our ability to execute our business plan;

●	operating results below expectations;

●	loss of any strategic relationship;

●	industry developments;

●	economic and other external factors; and

●	period-to-period fluctuations in our financial results.

You may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above listed factors. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid dividends on our common stock in the past and do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Our stock is deemed to be penny stock.

Our stock is currently traded on the OTC Bulletin Board and is subject to the "penny stock rules" adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934, as amended, or Exchange Act. The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Penny stocks sold in violation of the applicable rules may entitle the buyer of the stock to rescind the sale and receive a full refund from the broker.

Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules," investors will find it more difficult to dispose of our securities. Further, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

FORWARD-LOOKING STATEMENTS

Our representatives and we may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to uncertainties associated with the following:

(a) volatility or decline of our stock price;

(b) potential fluctuation in quarterly results;

(c) our failure to earn revenues or profits;

(d) inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement its business plans;

(e) inadequate capital to continue business;

(f) changes in demand for our products and services;

(g) rapid and significant changes in markets;

(h) litigation with or legal claims and allegations by outside parties;

(i) insufficient revenues to cover operating costs.

USE OF PROCEEDS

We will receive no proceeds from the sale of shares of common stock offered by the selling security holders herewith. However, we will generate proceeds from the cash exercise of the warrants, if any. We intend to use those proceeds for general corporate purposes.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

The information herein contains forward-looking statements. All statements other than statements of historical fact made herein are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. These forward-looking statements can be identified by the use of words such as “believes,” “estimates,” “could,” “possibly,” “probably,” anticipates,” “projects,” “expects,” “may,” “will,” or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Our actual results may differ significantly from management’s expectations.

The following discussion and analysis should be read in conjunction with our financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

General Overview

We were originally formed with the intention to first develop a reusable line of cryogenic shippers and once underway, to begin the research and development of a disposable, one-way cryogenic shipper. Until recently, the Company did not have the funds to fully implement its business plan. The reusable line of cryogenic shippers has been in production since 2002, however, anticipated difficulties in penetrating the well established market for reusable cryogenic shippers, as well as a need for continuous redevelopment of the product line has allowed for only limited revenue generation from the sale of the reusable cryogenic shipper. During this time, we maintained research and development activities focused on the new product line of the CryoPort Express® One-Way Shipper System. Until the beginning of fiscal year 2006, the limited revenues produced from the reusable product line along with limited capital funding required us to assign only minimal resources to the development of the one-way cryogenic shippers. We continue to raise funds to allow us to focus on accelerating the development and launch of the CryoPort Express® One-Way Shipper System product line. We are focusing significant resources to the market research and product development of the CryoPort Express® One-Way Shipper System with the goal of launching the new product into the market during the second quarter of calendar year 2008. While it had been our plan to introduce the CryoPort Express® One-Way Shipper System product line in limited quantities to selective customers during the second quarter of fiscal year 2007, lack of adequate funding, has caused us to revise the estimates for the product release as well as for the ramp-up timetables related to the product manufacturing and sales and marketing activities. A broad launch to the general market expected to follow after feedback from this introductory distribution of the CryoPort Express® One-Way Shipper System is received and customer demand is further understood. A higher volume demand is expected to develop as pharmaceutical products requiring cryogenic or frozen protection come to market.

We have discussed development of a shipper from the one-way product line under confidentiality agreements for drug delivery with several vaccine manufacturers. Although we have received and fulfilled purchase orders from these vaccine manufacturers, we do not currently have any pending purchase orders. These potential customers for the new CryoPort Express® One-Way Shipper System are currently using our reusable shippers in clinical trials. To address the high volume ramp up necessary to provide these customers with one-way shippers, we are currently involved in negotiations for a manufacturing and distribution partnership with two large, and well established manufacturing companies.

Going Concern

As reported in the Report of Independent Registered Public Accounting Firm on our March 31, 2008 and 2007 financial statements, the Company has incurred recurring losses and negative cash flows from operations since inception. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

There are significant uncertainties which negatively affect the Company’s operations.  These are principally related to (i) the limited distribution network for the Company’s reusable product line, (ii) the expected launch of the new CryoPort Express® One-Way Shipper System, (iii) the absence of any commitment or firm orders from key customers in the Company’s target markets for the reusable or the one-way shippers, (iv) the success in bringing products concurrently under development to market with the Company’s key customers.  Moreover, there is no assurance as to when, if ever, the Company will be able to conduct the Company’s operations on a profitable basis.  The Company’s limited sales to date for the Company’s reusable product, the lack of any purchase requirements in the existing distribution agreements and those currently under negotiations, make it impossible to identify any trends in the Company’s business prospects.

The Company has not generated significant revenues from operations and has no assurance of any future significant revenues.  The Company incurred net losses of $8,222,481, including a $6,902,941 loss on debt extinguishment, during the three months ended June 30, 2008 and net losses of $745,508 during the three month period ended June 30, 2007.  In addition, the Company used cash of $694,914 in its operating activities during the three months ended June 30, 2008.  Further, the Company has a working capital deficit of $220,563 as of June 30, 2008.  These factors, raise substantial doubt about the Company's ability to continue as a going concern.

The Company's management has recognized that the Company must obtain additional capital for the further development and launch of the one-way product and the eventual achievement of sustained profitable operations.  In response to this need for capital, on October 1, 2007, the Company issued to four accredited investors Original Issue Discount 8% Senior Secured Convertible Debentures (the “Debentures”) having a combined principal face amount of $4,707,705 and generating gross proceeds of $4,001,551.   After accounting for commissions, legal and other fees, the net proceeds to the Company totaled $3,436,551 (see Note 8 to the accompanying consolidated financial statements).  On May 30, 2008, the Company received additional net proceeds of $870,625 from an additional convertible debenture (see Note 8 to the accompanying consolidated financial statements).  As a result of the recent financing, the Company had an aggregate cash and cash equivalents and restricted cash balance of approximately $2,002,000 as of August 10, 2008.  Management projects that these proceeds will allow the launch of the Company's new CryoPort Express® One-Way Shipper and provide the Company with the ability to continue as a going concern, which the Company expects to be reflected in subsequent quarterly reports.

Management is committed to utilizing the proceeds of these recent financings to fully execute its business plan and grow at the desired rate to achieve sustainable profitable operations.  To further facilitate the ability of the Company to continue as a going concern the Company’s management has begun taking the following steps:

1)
Focusing all efforts on the successful launch of the CryoPort Express® One-Way Shipper. Now that funds have been made available management efforts will be focused on utilizing all resources towards the acquisition of raw materials to provide adequate inventory levels and towards the expansion of manufacturing and processing capabilities to support the launch of the CryoPort Express® One-Way Shipper.

2)
Continuing to minimize operating and financing expenditures as necessary to ensure the availability of funds until revenues generated and cash collections adequately support the continued business operations.  The Company’s largest expenses for the three month period ended June 30, 2008, relate  to non-cash expenses including (i) $6,902,941 non-cash loss on extinguishment of debt related to the April 30, 2008 Amendment to the October 2007 Debenture (see Note 8), ii) $435,437 non-cash expense included in interest expense relating to the amortization of discounts and deferred financing fees on convertible debentures, and (iii) non-cash expense recorded in selling, general and administrative costs of $82,387 related to the issuance of common stock shares in lieu of cash for consulting services and the valuation of warrants issued to various consultants, directors, and employees.  For the three months ended June 30, 2008, the Company also incurred cash expenses of (i) approximately $41,724 for the audit fees and consulting services related to the filing of the Company’s annual and quarterly reports, compliance with Sarbanes-Oxley requirements, and for the filing of the Company’s annual tax returns and (ii) approximately $82,500 included in research and development costs related to the software development for the web based system to be used with the  CryoPort Express® One-Way Shipper.  The remaining operating expenses for the three months ended June 30, 2008 related primarily to minimal personnel costs, rent and utilities and meeting the legal and reporting requirements of a public company.

3)
Utilizing part-time consultants and temporary employee and requiring employees to manage multiple roles and responsibilities whenever possible as the Company has historically utilized in its efforts to keep operating costs low.

4)
Continuing to require that key employees and the Company’s Board of Directors receive Company stock in lieu of cash as a portion of their compensation in an effort to minimize monthly cash flow. With this strategy, the Company has established a critical mass of experienced business professionals capable of taking the Company forward.

5)
Maintaining current levels for sales, marketing, engineering, scientific and operating personnel and cautiously and gradually adding critical and key personnel only as necessary to support the successful launch and expected revenue growth of the CryoPort Express® One-Way Shipper and any further expansion of the Company’s product offerings in the reusable and one-way cryogenic shipping markets, leading it to additional revenues and profits.

6)	Adding other expenses such as customer service, administrative and operations staff only commensurate with producing increased revenues.
7)	Focusing current research and development efforts only on final and future development, production and distribution of the CryoPort Express® One-Way Shipper System.
8)
Increasing sales and marketing resource efforts to focus on marketing and sales research into the bio-pharmaceutical, clinical trials and cold-chain distribution industries in order to ensure a successful full  launch of the CryoPort Express® One-Way Shipper System.

Research and Development

The Company has completed the research and development efforts associated with  phase one of its new product line, the CryoPort Express® One-Way Shipper System, a line of use-and-return dry cryogenic shippers, for the transport of biological materials.  The Company continues to provide ongoing research associated with the CryoPort Express® One-Way Shipper System, as it develops improvements in both the manufacturing processes and product materials for the purpose of achieving additional cost efficiencies. As with any research effort, there is uncertainty and risk associated with whether these efforts will produce results in a timely manner so as to enhance the Company’s market position.  For the three months ended June 30 , 2008 and 2007, research and development costs were $110,791 and $28,587, respectively.  Company sponsored research and development costs related to future products and redesign of present products are expensed as incurred and include such costs as salaries, employee benefits, costs determined utilizing the Black-Scholes option-pricing model for options issued to the Scientific Advisory Board and prototype design and materials costs.

Results of Operations--Year Ended March 31, 2008 Compared to Year Ended March 31, 2007

Net Sales. During the year ended March 31, 2008 the Company generated $83,564 from reusable shipper sales compared to revenues of $67,103 during the year ended March 31, 2007, an increase of $16,461 (24.5%).  These low revenues in both years is primarily due to the Company’s shift initiated in mid-2006 in its sales and marketing focus from the reusable shipper product line to the further development and planned product launch of the CryoPort Express® One-Way Shipper System for its introduction into the biopharmaceutical industry sector and to the delays in the Company’s securing adequate funding for the manufacturing and marketing launch of the new product line.  Additionally, continued product manufacturing upgrades slowed production activities of the reusable shippers.

Cost of Sales.  Cost of sales for the year ended March 31, 2008 increased $209,432 (118.4%) to $386,371 from $176,939 for the year ended March 31, 2007 as the result of increased fixed overhead manufacturing costs as the result of the Company’s shift in focus and preparation for the launch of the new CryoPort Express® One-Way Shipper System and the additional costs related to the relocation of the Company’s operations to Lake Forest, CA in September 2007.  During both periods, cost of sales exceeded sales due to fixed manufacturing costs and plant underutilization.

Gross Loss . Gross loss for the year ended March 31, 2008 increased by $192,971 (175.7%) to $302,807 compared to $109,836 for the year ended March 31, 2007.  The increase in the gross loss is due to increased fixed overhead manufacturing costs as the result of the company’s shift in focus and preparation for the launch of the new CryoPort Express® One-Way Shipper System and the additional costs related to the relocation of the Company’s operations to Lake Forest, CA in September 2007.

Selling, General and Administrative Expenses.  Selling, general and administrative expenses increased by $651,550 (34.3%) to $2,550,778 for the year ended March 31, 2008  compared to $1,899,228 for the year ended March 31, 2007 due mainly to increases in  general and administrative costs of $489,849 and selling expenses of $161,701.  The increase in general and administrative expenses was primarily due to $1,283,265 of option and warrant related charges as the result of: issuances of warrants to employees and directors in accordance with the provisions of SFAS 123(R) and issuances of common stock and warrants for services, lease agreement and fixed asset purchases.  Additional general and administrative expense increases were the result of increased legal fees, insurance premiums, salaries and travel expenses.  The increase in selling expenses was primarily related to increased salaries expenses, travel costs  and trade show and advertising expenses which were the result of market research, product development and the launch preparation for the CryoPort Express® One-Way Shipper System.

Research and Development Expenses.  Research and development expenses increased by $78,370 (89.2%) to $166,227 for the year ended March 31, 2008 as compared to $87,857 for the year ended March 31, 2007 in relation to the progression of the research and development activity, related to the product development and launch preparation for the CryoPort Express® One-Way Shipper System.  These research and development expense increases included additional project costs for development of the web based customer service portal, as well as increases in consulting fees travel expenses and third party certification testing.

Interest Expense.  Interest expense increased by $1,364,980 (599.4%) to $1,592,718 for the year ended March 31, 2008 as compared to $227,738 for the year ended March 31, 2007 primarily as the result of $1,214,986 of amortized convertible debt discount, $284,618 accrued interest expense and 87,706 amortized deferred financing expenses accrued interest expense related to the convertible debentures which were offset by decreased interest expense from related party notes and other notes payable as the result of decreased principal balances.

Interest Income.  Interest income increased $50,076 (100.0%) for the year ended March 31, 2008 as compared to $0 for the year ended March 31, 2007 primarily as the result of interest earned on cash deposit balances in the Company’s money market account.

Net Loss.   As a result of the factors described above, the net loss for the year ended March 31, 2008 increased by $2,237,795 (96.2%) to $4,564,054 or ($0.12) per share compared to $2,326,259 or ($0.08) per share for the year ended March 31, 2007.

Three months ended June 30, 2008 compared to three months ended June 30, 2007:

Net Sales. During the three months ended June 30, 2008, the Company generated $13,424 from reusable shipper sales compared to revenues of $5,541 in the same period of the prior year, an increase of $7,883 (142%). This revenue increase is primarily as a result of the additional sales of the Company’s reusable products in addition to new revenues from introductory sales from the pre- launch of the CryoPort Express® One-Way Shipper System.  The overall low revenues are the result of the Company’s shift in its sales and marketing focus initiated during fiscal year 2006 to allow for the planning of the introduction of the one-way shipper into the bio-pharmaceutical and bio-tech industry sectors. This shift allowed the marketing and sales efforts to focus on research into the bio-pharmaceutical, clinical trials and cold-chain distribution industries in order to better position the Company for a timely and successful launch of the CryoPort Express® One-Way Shipper System.

Gross Profit/Loss. Gross loss for the three month period ended June 30, 2008 increased by $42,188 (67%) to $104,954 compared to $62,766 for the three month period ended June 30, 2007. The increase in the gross loss is mainly attributable to increased manufacturing overhead costs incurred as the Company added personnel and incurred additional equipment maintenance and repair and depreciation costs related to the planning and preparation for production of the CryoPort Express® One-Way Shipper and to the production shut-down as a result of the relocation and restructuring of the Company’s production operations in Lake Forest, CA initiated in mid-September 2007, resulting in lower manufacturing overhead costs in 2007. During both periods cost of sales exceeded sales due to plant under utilization.

Cost of sales for the three month period ended June 30, 2008 increased $50,071 (73%) to $118,378 from $68,307 for the three month period ended June 30, 2007 primarily as the result of increased manufacturing overhead costs incurred as the Company added personnel and incurred additional equipment maintenance and repair costs related to the planning and preparation for production of the CryoPort Express® One-Way Shipper and to the production shut-down for the relocation and restructuring of the Company’s production operations in Lake Forest, CA initiated in mid-September 2007, resulting in lower manufacturing overhead costs in 2007.

Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased by $34,515 (6%) to $560,040 for the three month period ended June 30, 2008 as compared to $594,555 for the three month period ended June 30, 2007 due primarily to a $106,145 (20%) decrease in general and administrative expenses from $543,349 for the three month period ended June 30, 2007 to $437,204 for the three month period ended June 30, 2008 which was partially offset by a $71,630 (140%) increase in sales and marketing expenses from $51,206 for the three month period ended June 30, 2007 to $122,836 for the three month period ended June 30, 2008. The decrease in the general and administrative expenses is due to decreased consulting fees relating to the issuance of 375,000 shares issued in lieu of cash for 2007 consulting services, which was partially offset by increased accounting fees related to consulting costs related to compliance with Sarbanes-Oxley requirements and travel and related meeting costs associated with the planning for the launch of the CryoPort Express® One-Way Shipper.  The increase in sales and marketing expenses is related to increased travel, advertising and trade show costs associated with the initial launch efforts of the CryoPort Express® One-Way Shipper.

Research and Development Expenses. Research and development expenses increased by $82,204 (288%) to $110,791 for the three month period ended June 30, 2008 as compared to $28,587 for the three month period ended June 30, 2007 primarily due to the consulting costs associated with the software development for the web based system to be used with the  CryoPort Express® One-Way Shipper and to other research and development activity related to the CryoPort Express® One-Way Shipper System, as the Company strives to develop improvements in both the manufacturing processes and product materials for the purpose of achieving additional product cost efficiencies.

Interest Expense. Interest expense increased $497,769 to $555,769 for the three month period ended June 30, 2008 as compared to $58,000 for the three month period ended June 30, 2007. This increase is primarily due to $418,275 of amortized debt discount, $17,162 of amortized financing fees, and $96,721 of accrued interest, all related to the convertible debentures issued in October 2007 and May 2008. These increases were offset by a reduction in interest expense for related party notes payable and note payable to officer as the result of the payments made against the principal note balances.

Interest Income. The Company recorded interest income of $12,814 for the three month period ended June 30, 2008 as compared to zero for the three month period ended June 30, 2007 as the result of increased cash balances related to the funds received in connection with the convertible debentures issued in October 2007 and May 2008.

Loss on Extinguishment of Debt. The Company incurred a loss on extinguishment of debt of $6,902,941 during the three months ended June 30, 2008 as the result of the April 30, 2008 Amendment of the October Debentures which provided for a three month deferral of principal payments.  The loss consists of a combination of the $5,858,344 increase in the fair market value of warrants issued in connection with the October Debentures as a result of the increase in the number of shares to be purchased under each of the October Warrants and to the decrease in the exercise price of  October Warrants from $0.90, $0.92 and $1.60 to $0.60 each, the elimination of the April 30, 2008 unamortized balance of deferred financing costs of $312,197 and the $732,400 reduction in the unamortized discount balance related to the October Debentures to reflect the present value of the debentures as of April 30, 2008 (see Note 8 of the accompanying consolidated financial statements).  There was no loss on extinguishment of debt in the three months ended June 30, 2007.

Net Loss. As a result of the factors described above, the net loss for the three months ended June 30, 2008 increased by $7,476,973  to $8,222,481 or ($0.20) per share compared to $745,508 or ($0.02) per share for the three months ended June 30, 2007.  Loss from operations for the three months ended June 30, 2008 increased $89,877 to $775,785 compared to $685,908 for the three months ended June 30, 2007.

Assets and Liabilities

At June 30, 2008, the Company had total assets of $3,240,343 compared to total assets of $3,460,889 at March 31, 2008, an increase of $220,546. The Company’s combined cash balance as of June 30, 2008 was $2,395,618 including restricted cash, a decrease of $39,083 compared to $2,434,701 as of March 31, 2008.  During the three month period ended June 30, 2008, cash provided by financing activities of $683,713 was offset by cash used in operations of $694,914 and cash used in investing activities of $30,132.  As of August 10, 2008, the Company’s cash on hand was approximately $2,002,000. The decrease in current cash on hand is due to cash used in operations and cash paid for principal  and interest payments.

Net accounts receivable at June 30, 2008 was $2,051, a decrease of $19,360 (90%) from $21,411 at March 31, 2008. This decrease is due to the revenue decrease during the three months ended June 30, 2008 compared to the three months ended March 31, 2008, primarily as a result of decreased sales of reusable shippers.

Net inventories increased $73,084 (60%), to $195,036 as of June 30, 2008, from $121,952 as of March 31, 2008. The increase in inventories is due to the purchases of raw materials during the three months ended June 30, 2008 for the build-up of dewars in  finished goods inventory in anticipation of the full launch of the CryoPort Express® One-Way Shipper System. This increase from purchases was partially offset by usages of inventory during the three months ended June 30, 2008 in order to fulfill sales of reusable shippers.

Net fixed assets increased $14,868 to $208,720 at June 30, 2008 from $193,852 at March 31, 2008 as a result of increases of $29,499 for purchases of additional production equipment during June 30, 2008 to support the anticipated increased manufacturing operations for the launch of the CryoPort Express® One-Way Shipper System, which was partially offset by $14,631 of depreciation for the three months ended June 30, 2008.

Net intangible assets increased to $1,107 at June 30, 2008 from $474 at March 31, 2008 as a result of fees paid for new trademark applications.

The Company has recorded the combined value of $349,834 of the valuation of shares and warrants as calculated using the Black Scholes option pricing model issued to Carpe DM under a 36-month consulting agreement to as prepaid expense which is being amortized over the life of the services agreement. As of June 30, 2008, the unamortized balance of the value of the shares and warrants issued to Carpe DM, Inc. was $262,381 of which $116,604 is included in prepaid expenses and other current assets and $145,777 is included as a non-current asset.

Net deferred financing fees decreased $221,685 to $104,084 at June 30, 2008 compared to $325,769 at March 31, 2008 due to reductions for the elimination of  the unamortized balance of $312,197 related to the October Debentures due to the extinguishment of debt as of April 30, 2008 and the amortization of $17,162 of deferred financing fees during the three months ended June 30, 2008, which were offset by the addition of $107,673 in deferred financing fees related to the May 2008 Debenture.

Total liabilities at June 30, 2008 were $4,652,944, an increase of $1,191,874 (34%) from $3,461,070 as of March 31, 2008. Accounts payable was $235,859 at June 30, 2008, an increase of $1,561 from $234,298 at March 31, 2008. This increase was mainly due to the amortization of debt discounts and the recording of the amended October 2007 debentures at fair value and to additional payables related to manufacturing equipment purchases during the three months ended June 30, 2008. Accrued expenses increased $9,398 (10%) to $104,446 at June 30, 2008 from $95,048 at March 31, 2008. Accrued warranty costs decreased $5,625 (19%) to $24,368 at June 30, 2008 from $29,993 as of March 31, 2008 relating to the usage of the accrual for warranty replacements during the three months ended June 30, 2008. Accrued salaries were $133,749 at June 30, 2008, a decrease of $4,354 (3%) from $138,103 at March 31, 2008. This decrease is due to accrued bonus payments which were paid in April 2008.

On October 1, 2007, the Company issued to four accredited investors Original Issue Discount 8% Senior Secured Convertible Debentures (the “October Debentures”) having a principal face amount of $4,707,705 and generating gross proceeds of $4,001,551.  After accounting for commissions, legal and other fees, the net proceeds to the Company totaled $3,436,551.

In connection with the financing transaction, the Company issued to the investors five-year warrants to purchase 5,604,411 shares of common stock at $0.92 per share and two-year warrants to purchase 1,401,103 shares of common stock at $0.90 per share and 1,401,103 shares of common stock at $1.60 per share (collectively, the “October Warrants”). Valuation of these warrants as calculated using the Black Scholes option pricing model equaled $7,838,791 on the date of grant.

Under EITF Issue No. 00-27, the value of the October Warrants issued to the investors is calculated relative to the total amount of the debt offering. The relative fair value of the October Warrants issued to the investors was determined to be $2,941,267, or 62.5% of the total offering. The relative fair value of the October Warrants, along with the effective beneficial conversion feature of the debt ($3,557,761) and the face value discount given to the investors ($706,154), totaled in excess of the face amount of the October Debentures. As such, the Company recorded a debt discount equal to the face value of the October Debentures of $4,707,705. The debt discount is being amortized by the Company through the maturity dates of the October Debentures. On April 30, 2008, in connection with the deferral of three months of principal payments, the unamortized balance of the debt discount was decreased from $3,375,592 to $ 2,643,192 to reflect the fair value of the convertible debt as of the date of the debt extinguishment, and $732,400 is included in the loss on extinguishment of debt.  As of June 30, 2008 and March 31, 2008, the unamortized balance of the debt discount was $2,413,349 and 3,522,357, respectively. During the three months ended June 30, 2008, the Company recorded additional interest expense of $376,608 related to the amortization of the debt discount.

On May 30, 2008, the Company issued to an accredited investor an Original Issue Discount 8% Senior Secured Convertible Debenture (the “May 2008 Debenture”) having a principal face amount of $1,250,000 and generating gross proceeds of $1,062,500.  After accounting for commissions, legal and other fees, the net proceeds to the Company totaled $870,625.

In connection with the financing transaction, the Company issued to the investor five-year warrants to purchase 1,488,095 shares of the Company’s common stock at $0.92 per share and five-year warrants to purchase 1,488,095 shares of common stock at $1.35 per share (collectively, the “May Warrants”).

Under EITF Issue No. 00-27, the value of the May Warrants issued to the investors is calculated relative to the total amount of the debt offering. The relative fair value of the May Warrants issued to the investors was determined to be $815,471, or 65.2% of the total offering. The relative fair value of the May Warrants, along with the effective beneficial conversion feature of the debt ($434,529) and the face value discount given to the investors ($187,500), totaled in excess of the face amount of the May Debenture. As such, the Company recorded a debt discount equal to the face value of the May Debenture of $1,250,000. The debt discount is being amortized by the Company through the maturity date of the May Debenture. As of June 30, 2008, the unamortized balance of the debt discount was $1,208,333. During the three months ended June 30, 2008, the Company recorded additional interest expense of $41,667 related to the amortization of the debt discount.

Current portion of related party notes payable was $150,000 at June 30, 2008 and March 31, 2008 to $150,000 in accordance with the terms of the promissory notes. On July 31, 2008, the Company paid the April 1, 2008 note payments, due on these related party notes. Management expects to continue to pay all payments due prior to the expiration of the 120-day grace periods.

The March 31, 2008 balance of $12,000 on the note payable to Falk Shaff and Ziebell, was paid in full during the three months ended June 30, 2008.

Current portion of notes payable to officer remained the same balance of $72,000 at June 30, 2008 and March 31, 2008,  reflecting the maximum monthly payment due of $6,000 per month.

Long-term related party notes payable decreased $11,406 to $1,570,678 at June 30, 2008 from $1,582,084 at March 31, 2008 due to aggregate payments made of $30,000 against the principal note balances which were offset by additional interest accrued of $18,594 for the three month period ended June 30, 2008.

Liquidity and Capital Reserves

As of June 30 , 2008 the Company’s current assets of $ 2,747,645 exceeded its current liabilities of $2,968,208 by $220,563. $2,144,437 of current liabilities as of June 30, 2008 represents current portions of convertible debentures.

Total assets increased to $3,460,889 at March 31, 2008 from $483,687 at March 31, 2007 as a result of cash received from the financing through convertible debentures and the sale of common stock partially offset by cash funds used in operating activities.

The Company’s total outstanding indebtedness increased to $3,461,070 at March 31, 2008 from $2,771,519 at March 31, 2007 primarily from the issuance of convertible debentures and increases in accrued interest on notes payable to related parties, which were partially offset by a decrease in accounts payable, accrued salaries expenses, notes payable, notes payable to officer and a decrease in accrued warranty costs.

Total cash including restricted cash, decreased $39,083 to $2,395,618 at June 30, 2008 from $2,434,701 at March 31, 2008 as a result of cash used in operating activities of $694,914 and purchases of fixed assets and trademark costs of $30,132 which were partially offset by $683,713 cash provided by financing activities primarily due to proceeds from borrowings from the May 2008 Debenture less principal payments on notes payable and line of credit.

Total assets increased $220,546 to $3,240,343 as of June 30, 2008 compared to $3,460,889 as of March 31, 2008 mainly as a result of the proceeds from borrowings under the May 2008 Debenture, the increase in inventories, and the increase in deferred financing fees related to the May 2008 Debenture which were partially offset by cash used in operating activities during the three months ended June 30, 2008.

The Company’s total outstanding indebtedness increased $1,191,874 to $4,652,944 at June 30, 2008 from $3,461,070 at March 31, 2008 primarily from the issuance of the May 2008 Debentures offset by unamortized discounts, and by payments against notes payable, line of credit and accrued salaries.

Recent Financings

On October 1, 2007, the Company issued to four accredited investors Original Issue Discount 8% Senior Secured Convertible Debentures (the “Debentures”) having a principal face amount of $4,707,705 and generating gross proceeds of $4,001,551.  After accounting for commissions, legal and other fees, the net proceeds to the Company totaled $3,436,551 (see Note 10 to the accompanying consolidated financial statements).

In accordance with the Convertible Debenture Agreement as amended on February 19, 2008, the principal amount under the Debentures is payable to the investors in 24 monthly redemption payments which commenced on March 31, 2008.  The Company may elect to make principal redemptions in shares of common stock.   If the Company elects to make principal redemptions in common stock, the conversion rate will be the lesser of (a) the Conversion Price (as defined below), or (b) 85% of the lesser of (i) the average of the volume weighted average price for the ten consecutive trading days ending immediately prior to the applicable date a principal redemption is due or (ii) the average of such price for the ten consecutive trading days ending immediately prior to the date the applicable shares are issued and delivered if such delivery is after the principal redemption due date.  On March 31, 2008, the Company converted principal redemptions totaling $188,308 into 224,176 registered common stock shares using the conversion price of $0.84 per share.

At any time, holders may convert the Debentures into shares of common stock at a fixed conversion price of $0.84, subject to adjustment in the event the Company issues common stock (or securities convertible into or exercisable for common stock) at a price below the conversion price as such price may be in effect at various times (the “Conversion Price”).  On January 31, 2008, $100,000 of the Debentures was converted by an investor.  Using the conversion rate of $0.84 per the terms of the Debenture, 119,047 registered common stock shares were issued to the investor.

Quarterly interest payments for these convertible debentures are payable in cash and commenced on January 1, 2008.  The Company may elect to make interest payments in shares of common stock provided, generally, that it is not in default under the Debentures and it has met certain equity conditions prior to the due date of the interest payments.  If the Company elects to make interest payments in common stock, the conversion rate will be the lesser of (a) the Conversion Price (as defined below), or (b) 85% of the lesser of (i) the average of the volume weighted average price for the ten consecutive trading days ending immediately prior to the applicable date an interest payment is due or (ii) the average of such price for the ten consecutive trading days ending immediately prior to the date the applicable shares are issued and delivered if such delivery is after the interest payment date.  During the year ended March 31, 2008, the Company converted accrued interest payments of $186,975 accrued interest on the convertible notes into 222,590 shares of common stock using a conversion rate of $0.84 per share.  As of March 31, 2008, the Company had recorded $5,446 accrued interest on the convertible notes included in the accompanying consolidated balance sheet and a total of $192,421 of interest expense related to the face rate of interest in the accompanying consolidated statement of operations for the year ended March 31, 2008.

As of March 31, 2008, the principal balances of the Debentures totaled $4,419,397 of which the current portion of $1,936,884 is included in the Company’s current liabilities in the accompanying consolidated balance sheet for March 31, 2008.

The Debentures rank senior to all of the Company’s current and future indebtedness and are secured by substantially all of the Company’s assets.

On March 31, 2008, the Company issued 224,176 shares of registered common stock for principal redemptions totaling $188,308 and 110,501 common stock shares for March 2008 interest payments totaling $92,821 to the holders of the Debentures using the conversion rate of $0.84.  In April 2008, the Company was notified by the holders that the qualifying equity conditions had not been fully satisfied with relation to the conversion of the principal and interest payments made by the Company on March 31, 2008.  As a result, in April 2008 the Company rescinded and cancelled 140,143 shares of registered common stock for principal redemptions totaling $117,720 and submitted the cash payments in the same amounts to those holders.  Pursuant to a one-time waiver agreement with one of the Debenture holders, the remaining $70,588 of the March 31 principal redemption was adjusted to reflect a one-time conversion rate of $0.70 and, in April 2008 the Company issued the holder 16,807 additional registered shares in consideration.   Also in consideration of a one-time waiver with the Debenture holders, the full amount of the March 31, 2008 interest payments were adjusted to reflect a one-time conversion price of $0.70 and in April 2008 the Company issued the Debenture holders 22,099 additional common stock shares.  As of March 31, 2008, the Company has recorded additional interest expense for the 2007 Debentures of $5,446 related to the one-time conversion rate adjustments of the March 31, 2008 principal and interest payments from $0.84 to $0.70.

On June 9, 2008, the Company completed the transactions contemplated under a certain Securities Purchase Agreement with an accredited investor providing for the issuance of the Company's Original Issue Discount 8%  Secured Convertible Debentures (the “May Debentures”) having a principal face amount of $1,250,000 and generating gross proceeds to us of $1,062,500 after giving effect to a 15% discount.  After accounting for commissions and legal and other fees, the net proceeds to the Company totaled $870,625.

The principal amount under the May Debentures is payable in 23 monthly payments of $54,348 beginning January 31, 2009.  The Company may elect to make principal and interest payments in shares of common stock provided, generally, that it is not in default under the May Debentures and there is then in effect a registration statement with respect to the shares issuable upon conversion of the May Debentures. If the Company elects to make principal or interest payments in common stock, the conversion rate will be the lesser of (a) the Conversion Price (as defined below), or (b) 85% of the lesser of (i) the average of the volume weighted average price for the ten consecutive trading days ending immediately prior to the applicable date an interest payment is due or (ii) the average of such price for the ten consecutive trading days ending immediately prior to the date the applicable shares are issued and delivered if such delivery is after the interest payment date.

At any time, holder may convert the May Debentures into shares of common stock at a fixed conversion price of $0.84, subject to adjustment in the event the Company issues common stock (or securities convertible into or exercisable for common stock) at a price below the conversion price as such price may be in effect at various times (the “Conversion Price”).  Based on the market price of the Company’s  common stock of $0.71 on the date of the issuance of the May Debentures, the total value of the shares underlying the May Debentures and registered herewith is $1,056,547.

In connection with the financing transaction, the Company issued to the investor five-year warrants to purchase 1,488,095 shares of common stock at $0.92 per share and five-year warrants to purchase 1,488,095 shares of common stock at $1.35 per share (collectively, the “May Warrants”).

The Company also entered into a registration rights agreement with the investors that requires it to register the shares issuable upon conversion of the May Debentures and exercise of the May Warrants within 45 days after the closing date of the transaction. If the registration statement of which this prospectus forms a part is not filed within that time period or is not declared effective within 90 days after the closing date (120 days in the event of a full review by the Securities and Exchange Commission), the Company will be required to pay liquidated damages in cash in an amount equal to 2% of the total subscription amount for every month that it fails to attain a timely filing or effectiveness, as the case may be, subject to exception as set forth in the registration rights agreement.

The Company had a non-interest bearing note payable to a third party for $77,304, which was due in April 2003.  As of March 31, 2008, the remaining unpaid balance was $12,000.  The Company has made the final payments on the note of $5,000 in April 2008 and $7,000 in May 2008.

As of March 31, 2008 and 2007, the Company had aggregate principal balances of $1,249,500 and $1,339,500 respectively, in outstanding unsecured indebtedness owed to five related parties, including four former members of the board of directors, representing working capital advances made to the Company from February 2001 through March 2005.  These notes bear interest at the rate of 6% per annum and provide for aggregate monthly principal payments which commenced April 1, 2006 of $2,500, and which increased by an aggregate of $2,500 every six months to the current maximum aggregate payment of $10,000 per month. Any remaining unpaid principal and accrued interest is due at maturity on various dates through March 1, 2015.

Related-party interest expense under these notes was $78,243 and $85,595 for the years ended March 31, 2008 and 2007, respectively.  Accrued interest, which is included in related-party notes payable in the accompanying balance sheets, related to these notes amounted to $482,584 and $404,341 as of March 31, 2008 and 2007, respectively.  As of March 31, 2008, the Company had not made the required payments under the related-party notes which were due on January 1, February 1, and March 1, 2008.  However, pursuant to the note agreements, the Company has a 120-day grace period to pay missed payments before the notes are in default.  On April 29, 2008, May 30, 2008, and June 27, 2008, the Company paid the January 1, February 1 and March 1 payments respectively, due on these related party notes.  Management expects to continue to pay all payments due prior to the expiration of the 120-day grace periods.

In August 2006, Peter Berry, the Company’s Chief Executive Officer, agreed to convert his deferred salaries to a long-term note payable.  Under the terms of this note, monthly payments of $3,000 have made to Mr. Berry beginning in January 2007.  In January 2008, these payments increased to $6,000 and remain at that amount until the loan is fully paid in December 2010.  Interest of 6% per annum on the outstanding principal balance of the note began to accrue on January 1, 2008 and will be paid on a monthly basis along with the monthly principal payment beginning in January 2008.  As of March 31, 2008 and 2007, the total amount of deferred salaries under this arrangement is $201,115 and $242,950, respectively, of which $129,115 and $197,950, respectively is recorded as a long-term liability in the accompanying consolidated balance sheets.

The following table lists all notes payable and their principal balances as of March 31, 2008:

Lender	Origination Date	Maturity Date	Principal Bal. March 31, 2008	Interest Rate
Convertible Debentures	Oct. 2007	Mar. 2010	$4,419,397	8%
Patrick Mullens	Aug. 2001	Jun. 2011	$362,500	6%
Marc Grossman	Feb. 2001	Sep. 2011	$306,000	6%
David Petreccia	Apr. 2001	Mar. 2011	$263,000	6%
Jeffrey Dell	Aug. 2001	Nov. 2009	$232,000	6%
Raymond Takahashi	Jun. 2003	Feb. 2008	$86,000	6%
Peter Berry	Sep. 2006	Dec. 2010	$201,115	6%
Falk, Shaff & Ziebell	Mar. 2002	Jun. 2008	$12,000	n/a

The Company has incurred negative cash flows from operations of $1,820,250 for the year ended March 31, 2008 due to insufficient sales of the Company’s reusable product group resulting from the Company’s shift in its sales and marketing focus to the development and planned introduction of the CryoPort Express® One-Way Shipper System which the Company initiated during the third quarter of fiscal 2006, and to the operating costs related to the maintenance of minimal selling, general and administrative and research and development activities to support the development of the new product line.  These negative cash flows from operations for the year ended March 31, 2008 have been financed primarily through net proceeds of $3,436,551 from the October 2007 convertible debentures and from net proceeds of $699,866 raised by issuance of common stock. During the year ended March 31, 2008, proceeds from exercise of warrants were $107,500 for the year ended March 31, 2008 and net proceeds from the line of credit was 115,500.  Repayments of notes payable principal balances during the year ended March 31, 2008 were $190,000.

The Company’s combined cash balance as of March 31, 2008 was $2,434,701, including restricted cash. On June 9, 2008, the Company completed an additional financing through the issuance of a convertible debenture, and net proceeds received by the Company totaled $870,625.

Based on presently known commitments and plans, the Company expects to fund its continued operations through use of cash on hand and cash receipts from sales resulting from the full launch of the CryoPort Express® One-Way Shipper as well as through  proceeds from exercises of existing outstanding financing related warrants or additional long-term or equity financing.  The Company management is currently focusing on the ramp up of its sales and marketing and manufacturing activities towards the successful launch the CryoPort Express® One-Way Shipper System product line as well as funding continued operations through additional long term debt or equity financing.

The Company does not expect to incur capital expenditures commensurate with the ramp up of operations for the launch of the CryoPort Express® One-Way Shipper System and sales volume increases.  Future capital expenditures for manufacturing equipment for the launch of the CryoPort Express® One-Way Shipper System are expected to be funded out of line of credit or lease financing.

Critical Accounting Policies:

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions, however, in the past the estimates and assumptions have been materially accurate and have not required any significant changes.  Specific sensitivity of each of the estimates and assumptions to change based on other outcomes that are reasonably likely to occur and would have a material effect is identified individually in each of the discussions of the critical accounting policies described below.  Should the Company experience significant changes in the estimates or assumptions which would cause a material change to the amounts used in the preparation of the Company’s financial statements, material quantitative information will be made available to investors as soon as it is reasonably available.

The Company believes the following critical accounting policies, among others, affect the Company’s more significant judgments and estimates used in the preparation of the Company’s consolidated financial statements:

Allowance for Doubtful Accounts.    The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of the Company’s customers to make required payments.  The allowance for doubtful accounts is based on specific identification of customer accounts and the Company’s best estimate of the likelihood of potential loss, taking into account such factors as the financial condition and payment history of major customers.  The Company evaluates the collectibility of the Company’s receivables at least quarterly.  Such costs of allowance for doubtful accounts is subject to estimates based on the historical actual costs of bad debt experienced, total accounts receivable amounts, age of accounts receivable and any knowledge of the customers’ ability or inability to pay outstanding balances.  If the financial condition of the Company’s customers were to deteriorate, resulting in impairment of their ability to make payments, additional allowances may be required.  The differences could be material and could significantly impact cash flows from operating activities.

Inventory.   The Company writes down its inventories for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand, future pricing and market conditions.  Inventory reserve costs are subject to estimates made by the company based on historical experience, inventory quantities, age of inventory and any known expectations for product changes.  If actual future demands, future pricing or market conditions are less favorable than those projected by management, additional inventory write-downs may be required and the differences could be material.  Such differences might significantly impact cash flows from operating activities.  Once established, write-downs are considered permanent adjustments to the cost basis of the obsolete or unmarketable inventories.

Impairment of Long-Lived Assets.   The Company assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted cash flows.  The amount of long-lived asset impairment is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management.  Manufacturing fixed assets are subject to obsolescence potential as result of changes in customer demands, manufacturing process changes and changes in materials used.  The Company is not currently aware of any such changes that would cause impairment to the value of its manufacturing fixed assets.

Deferred Financing Costs.  Deferred financing costs represent costs incurred in connection with the issuance of the convertible notes payable.  Deferred financing costs are being amortized over the term of the financing instrument on a straight-line basis, which approximates the effective interest method.

Accrued Warranty Costs.  The Company estimates the costs of the standard warranty, included with the reusable shippers at no additional cost to the customer for a period up to one year.  These estimated costs are recorded as accrued warranty costs at the time of product sale.  These estimated costs are subject to estimates made by the Company based on the historical actual warranty costs, number of products returned for warranty repair and length of warranty coverage.

Revenue Recognition.  Product sales revenue is recognized upon passage of title to customers, typically upon shipment of product.  Any provision for discounts and estimated returns are accounted for in the period the related sales are recorded.  Products are generally sold with right of warranty repair for a one year period but with no right of return.  Estimated costs of warranty repairs are recorded as accrued warranty costs as described above.  Products shipped to customers for speculation purposes are not considered sold and no revenue is recorded by the Company until sales acceptance is acknowledged by the customer.

Stock-Based Compensation.     The Company accounts for equity issuances to non-employees in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock Based Compensation, and Emerging Issues Task Force ("EITF") Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods and Services. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party performance is complete or the date on which it is probable that performance will occur.

On April 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment , (“SFAS 123(R)”) which establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, primarily focusing on accounting for transactions where an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period. SFAS 123(R) supersedes the Company’s previous accounting under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”). In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 (“SAB 107”) relating to SFAS 123(R). The Company has applied the provisions of SAB 107 in its adoption of SFAS 123(R).

The Company adopted SFAS 123(R) using the modified prospective transition method, which required the application of the accounting standard as of April 1, 2006, the first day of the Company’s fiscal year 2007. The Company’s consolidated financial statements as of and for the years ended March 31, 2008 and 2007 reflect the impact of SFAS 123(R).

The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in our consolidated statement of operations. As stock-based compensation expense recognized in the consolidated statement of operations for the year ended March 31, 2008 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. SFAS No. 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The estimated average forfeiture rate for the year ended March 31, 2008 was zero as the Company has not had a significant history of forfeitures.

Employee stock-based compensation expense recognized under SFAS No. 123(R) for the year ended March 31, 2008 was $752,140, determined by the Black-Scholes valuation model.  As of March 31, 2008, total unrecognized compensation cost, related to unvested stock options and warrants was approximately $105,965, which is expected to be recognized as an expense over a weighted-average period of 2 years. See Note 2 to the Company’s consolidated financial statements for additional information.

Convertible Debentures.   If the conversion feature of conventional convertible debt provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”).  A BCF is recorded by the Company as a debt discount pursuant to EITF Issue No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingency Adjustable Conversion Ratio,” (“EITF 98-05”) and EITF Issue No. 00-27, “Application of EITF Issue No. 98-5 to Certain Convertible Instruments” (“EITF 00-27”).  In those circumstances, the convertible debt will be recorded net of the discount related to the BCF.  The Company amortizes the discount to interest expense over the life of the debt using the effective interest method (see Note 10 of the accompanying consolidated financial statements).

Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) has issued SFAS No. 157, Fair Value Measurements . This new standard provides guidance for using fair value to measure assets and liabilities. Under SFAS No. 157, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts. In this standard, the FASB clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability. In support of this principle, SFAS No. 157 establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data, for example, the reporting entity’s own data. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. The provisions of SFAS No. 157 are effective for financial statements issued for fiscal years beginning after November15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. The adoption of this pronouncement is not expected to have material effect on the Company’s consolidated financial statements.

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (“FIN 48”).  FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing the recognition threshold a tax position is required to meet before being recognized in the financial statements.  It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  The Company adopted FIN 48 effective on April 1, 2007.  The adoption of FIN 48 did not have a material impact on the Company’s consolidated results of operations and financial condition.

On February 15, 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115 . SFAS No. 159 permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities, including not-for-profit organizations. Most of the provisions in SFAS No. 159 are elective; however, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities , applies to all entities with available-for-sale and trading securities. Some requirements apply differently to entities that do not report net income.  The fair value option established by SFAS No. 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  The adoption of this pronouncement is not expected to have material effect on the Company’s consolidated financial statements.

Impact of Contractual Obligations and Commercial Commitments .   The following summarizes the Company’s contractual obligations at March 31, 2008 and the effects such obligations are expected to have on liquidity and cash flow in future periods.

	Payments Due by Period
Contractual Obligations	Total	Less than 1 Yr	1-3 Years	4-5 Years	After 5 Years
Related Party Notes	$1,249,500	$150,000	$240,000	$240,000	$619,500
Note Payable to P. Berry	201,115	72,000	129,115	-	-
Convertible Debentures (a)	4,419,397	1,936,884	2,482,513	-	-
Third Party Notes	12,000	12,000	-	-	-
Line of Credit	115,943	115,943	-	-	-
Total Contractual Cash Obligations	$5,997,955	$2,286,827	$2,851,628	$240,000	$619,500
____________
(a) Convertible debentures are expected to be paid in equivalent common stock using a contractual conversion rate of $0.84 per common stock share.

Impact of Inflation.  From time to time, the Company experiences price increases from third-party manufacturers and these increases cannot always be passed on to the Company’s customers. While these price increases have not had a material impact on the Company’s historical operations or profitability in the past, they could affect sales in the future.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

BUSINESS

We are a cryogenic transport container company, involved in the safe transport of biological specimens at temperatures below zero centigrade.  While over the past years most of our sales have been derived from the sale of our reusable product line, the Company’s long term potential and prospects will come from the one-way line of products which have been in development over the past four years.

Overview:

The principal focus of the Company is to further develop and launch, the CryoPort Express® One-Way Shipper System, a line of one-time use dry cryogenic shippers for the transport of biological materials. A dry cryogenic shipper is a device that uses liquid nitrogen which is contained inside a vacuum insulated bottle as a refrigerant to provide storage temperatures below minus 150 ° centigrade.  The dry shipper is designed such that there can be no pressure build up as the liquid nitrogen evaporates, or spillage of liquid nitrogen.  A foam retention system is employed to ensure that liquid nitrogen stays inside the vacuum container.  Biological specimens are stored in a “well” inside the container and refrigeration is provided by cold nitrogen gas evolving from the liquid nitrogen entrapped within the foam retention system.  Biological specimens transported using the cryogenic shipper can include live cell pharmaceutical products; e.g., cancer vaccines, diagnostic materials, semen and embryos, infectious substances and other items that require continuous exposure to frozen or cryogenic temperatures (less than -150 ° C).

The Company currently manufactures a line of reusable cryogenic dry shippers.  These provide the cryogenic technology for the development of the CryoPort Express® One-Way Shipper System and serve as the essential components of the infrastructure that supports testing and research activities of the pharmaceutical and biotechnology industries.  The Company’s mission is to provide cost effective packaging systems for biological materials requiring, or benefiting from, a frozen or cryogenic temperature environment over an extended time period by introducing to market a cost effective one-time use cryogenic shipper.  The conventional concept of cryogenic shipping employs the use of a high cost shipping container, used multiple times over multiple years.  The Company plans to introduce the CryoPort Express® One-Way Shipper System product manufactured from alternative, lower cost materials, which will reduce overall operating costs.  As with the reusable shippers, the one-way system will eliminate the need to replenish the refrigerant during transport.

The Company’s production line incorporates innovative technologies developed for aerospace and other industries to develop products that are more cost effective, easier to use and more functional than the traditional dry ice devices and methods currently used for the shipment of temperature-sensitive materials.

The new CryoPort Express® One-Way Shipper System products shares many of the characteristics and basic design details of the currently available reusable products.  The expected shared characteristics include general geometry and shape, similar liquid capacities and similar thermal performance characteristics.  As a result, much of the market experience gained from the sale of these products is directly relevant to the usage characteristics of the new CryoPort Express® One-Way Shipper System products.  There are two general sizes planned.  A larger size of approximately 5 liters capacity, based on a product that has been produced for 5 years, is planned for shipping larger quantities of material and / or for use when longer holding times are required.  A smaller size of approximately 1 liter capacity is planned for unit dose shipments, or small quantity shipments, that are direct to the end user and thus require shorter holding times.  Because the shipment quantity is fairly small, a shorter holding time capability does not admit an unacceptable financial risk of product loss.  The basis of the migration from reusable status to one-way use status is primarily one of cost and convenience which requires a generally lower cost product.  Lower cost is achieved from higher production quantities, from lower cost materials and from automated manufacturing methods.  The currently ongoing development related to these items is principally focused on material properties, particularly those properties related to the low temperature requirement and the vacuum retention characteristics; i.e., permeability of the materials.  Several different metallic and polymeric materials have been subjected to testing to this point.  One non-traditional material has been qualified and is available for production subject to the demand for higher production quantities that will justify the capital investment.  Other materials are currently being evaluated for long term vacuum retention characteristics by analyzing permeation properties.  These are long term tests that are being conducted by a commercial, well known laboratory.  Further on steps that are required to successfully market the products to a broad spectrum of potential customers are largely related to a perceived need to customize the product characteristics to specific customer’s requirements.  This can only be accomplished once the potential customer is identified and preliminary discussions are begun relative to the specific needs of that customer.  Items potentially involved at this stage include the required holding time, the required product capacity, the impact of the distribution environment from in plant packing to end use unpacking.  We believe that each potential customer may have a specific set of needs that can be satisfied from a catalog like listing of the generic characteristics of the planned products.  Other advances additional to the development work on the cryogenic container include both an improved liquid nitrogen retention system and a secondary protective, spillproof packaging system.  This secondary system, outer packaging has a low cost that lends itself to disposability.  Further, it adds an additional liquid nitrogen retention capability to further assure compliance with IATA and ICAO regulations that prohibit egress of liquid nitrogen from the shipping package.

The Company currently occupies approximately 12,000 square feet of manufacturing and office space in Lake Forest, California and has six full-time employees and four consultants.

History:

Cryoport, Inc. (the “Company”) was originally incorporated under the name G.T.5-Limited (“GT5”) on May 25, 1990 as a Nevada Corporation.  Upon completion of a Share Exchange Agreement, on March 15, 2005 the Company changed its name to Cryoport, Inc. and acquired all of the issued and outstanding shares of Cryoport Systems, Inc. in exchange for 24,108,105 shares of its common stock (which represented approximately 81% of the total issued and outstanding shares of common stock following the close of the transaction).  Cryoport Systems, Inc, originally formed in 1999 as a California limited liability company and reorganized into a California corporation on December 11, 2000, remains the operating company under Cryoport, Inc.

Our Products

The Company’s Current Product Line:

Reusable Cryogenic Dry Vapor Shippers.   The Company has developed three lines of reusable cryogenic dry vapor shippers which the Company believes solve the specific problems in, and are responsive to the evolving needs of the market place of temperature-critical, frozen and refrigerated transport of biologicals.  This line of shippers is capable of maintaining cryogenic temperatures of minus 150 centigrade or less, for up to 10 days.

These products, which are in full production at the Company’s Lake Forest, California facility, consist of the AR1000, the DG1000 and the DS650.  The DG1000 is designed for shipping biological material classified as dangerous goods by IATA standards.  This shipper is IATA certified for the shipment of Class 6.2 Dangerous Goods.  The AR1000 is utilized primarily in the veterinary and human assisted reproduction markets.  This shipper may be used where packaging of the biological material need not comply with IATA Packing Instructions 602 or 650.  The DS650 is utilized for the shipment of specimens for diagnosis, treatment or evaluation of disease that must conform to the IATA 650 packaging standards.  In 2005, the Company introduced a new soft case for the same cryogenic Dewar; identified as the PSX1000 and the PS1000.  These units are smaller, lighter in weight, and more easily handled than the units described above.  The PSX1000 shippers are also certified to IATA Packing Instruction 602 and 650.

These shippers are lightweight, low-cost, re-usable vapor phase liquid nitrogen storage containers that combine the best features of packaging, cryogenics and high vacuum technology.  Each of these three shippers is composed of an aluminum metallic Dewar flask, with a well for holding the biological material in the inner chamber.  A Dewar flask, or “thermos bottle,” is an example of a practical device in which the conduction, convection and radiation of heat are reduced as much as possible.  A high surface, low density open cell plastic foam material surrounds the inner chamber for retaining the liquid nitrogen in-situ by absorption, adsorption and surface tension.  Absorption is defined as the taking up of matter in bulk by other matter, as in dissolving of a gas by a liquid, whereas adsorption is the surface retention of solid, liquid or gas molecules, atoms or ions by a solid or liquid.  This material absorbs LN2 up to six times faster than currently used materials, while providing the shipper with a hold time and capacity to transport biological materials safely and conveniently.  The annular space between the inner and outer Dewar chambers is evacuated to a very high vacuum (10-6 Torr).  The specimen-holding chamber has a primary cap to enclose the specimens, and a removable and replaceable secondary cap to further enclose the specimen holding container and to contain the LN2.  The entire Dewar vessel is then wrapped in a plurality of insulating and cushioning materials and placed either in a hard plastic shipper shell, or in a ballistic nylon soft shell outer case with a hinged lid, as with the Company’s PSX1000.

The Company believes the above product configuration satisfies the needs of the markets that require the temperature-critical, frozen and refrigerated transport of biological materials, such as pharmaceutical clinical trials, gene biotechnology, infectious materials handling, and animal and human reproduction.  Due to the Company’s unique proprietary technology and innovative design, its shippers are less prone to losing functional hold time when not kept in an upright position than the competing products.  The Company’s continuing R&D efforts are have lead to the introduction of smaller size units constructed of lower cost materials and utilizing high volume manufacturing methods that is making it practical to offer the CryoPort Express® One-Way Shipper System consisting of limited use cryogenic packages. It is the Company’s intent to phase out the AR1000, DS650 and the DG1000 over the next 6 to 12 months, allowing the Company to concentrate on its cutting-edge technology in the CryoPort Express® One-Way Shipper System.

An important feature of the Company’s shippers, including the CryoPort Express® One-Way Shipper is their compliance with the stringent packaging requirements of IATA Packing Instructions 602 and 650, respectively.  These instructions include the internal pressure (hydraulic) and drop performance requirements.  The Company believes its shippers were the first cost-effective cryogenic shippers to comply with these regulations, which it hopes will substantially enhance product acceptance, and facilitate its marketing efforts for both its reusable shippers and its planned CryoPort Express® One-Way Shipper System.

Biological Material Holders for Infectious and Dangerous Goods.   The Company has also developed a patented containment bag which is used in connection with the shipment of infectious or dangerous goods.  The CryoPort Express® One-Way Shipper and the DG1000 shipper include watertight primary receptacles (one and one-half millimeter vials.)  Up to five vials are then placed onto aluminum holders and up to fifteen holders (75 vials) are placed into an absorbent pouch, designed to absorb the entire contents of all the vials in the event of leakage.  This pouch containing up to 75 vials is then placed in a watertight secondary packaging plastic bag capable of withstanding cryogenic temperatures, and then sealed.  This entire package is then placed in a unique, patented, secondary containment bag, which is a plastic film based material, critical to the function of the overall cryogenic package.  These bags use a pressure-sensitive adhesive closure much like a common overnight courier envelope.  As a result, these bags are inherently disposable, one-use-only.  This bag is then placed into the well of the cryogenic shipper.

The Company’s Future Products:

The Company’s continuing R&D efforts are expected to lead to the introduction of smaller size units constructed of lower cost materials and utilizing high volume manufacturing methods that will make it practical to provide the one-time use cryogenic packages offered by the CryoPort Express® One-Way Shipper System.

The Company is currently in transition from the hard case reusable shippers to the CryoPort Express® One-Way Shipper System. The phase-out of these reusable shippers is planned over the next 6 to 12 months. The Company plans to continue research and development efforts to continually improve the features of the CryoPort Express® One-Way Shipper and to further enable both higher mass manufacturing and additional cost reduction opportunities.

The Company’s driving logic in developing the CryoPort Express® One-Way Shipper System continues to be:

•
To make the cost of the cryogenic package less than, or equal to, the total cost of ownership (on a one time use basis including return shipping and handling) of a reusable unit depending on the ultimate capacity and hold time of the shipper.

•	To create the opportunity to ultimately offer a seamless “bio-express” courier service to the Company’s target markets via its strategic partners.

•	To provide a cost effective shipper that can compete with the economics of using dry ice and dry ice shippers.

Our Strategy:

The Company’s present objective is to leverage its proprietary technology and developmental expertise to design, develop, manufacture and sell cryogenic shipping devices.  The key elements of its strategy include:

Expand the Company’s product offerings to address growing markets.   Given the need for a temperature-sensitive shipping device that can cost effectively be used, the Company is continuing the development of the CryoPort Express® One-Way Shipper System, which utilizes a one-time use shipping device that performs as well as its reusable shippers to eliminate the customer’s need for return or disposal of the shipper, and the costs associated therewith plus the costs associated with maintaining and managing an inventory of shippers, as well as significantly minimizes loss of specimen viability during the shipping process.

Expand the Company’s marketing and distribution channels.   The Company’s products serve the shipping needs of companies across a broad spectrum of industries on a growing international level.  It is the Company’s goal to establish those contacts necessary to achieve a broader distribution of its products.

Establish strategic partnerships.   In order to expedite the Company’s time to market and increase its market presence, the Company is currently negotiating to establish strategic alliances to facilitate the manufacture, promotion and distribution of its products, including establishing alliances with shipping container manufacturers (both cryogenic and dry ice), integrated express companies, and freight forwarding companies.

Sales and Marketing:

The Company currently has an internal sales and marketing group which manages both its direct sales efforts and its third party resellers, which include Air Liquide and Tegrant (formerly SCA Thermosafe). The Company also has relationships with several other distributors and agents.  The Company’s current distribution channels cover the Americas, Europe and Asia.  During the year ended March 31, 2008 the Company had one distributor, Tegrant, which accounted for 62% of the Company’s overall sales volumes.  These sales were in the Company’s reusable shippers that will be phased-out over the next 6 to 12 months.

The Company’s geographical sales for the year ended March 31, 2008 were as follows:

USA	87.3%
Europe	10.0%
Asia	2.4%

Customer Base:

The Company believes that the primary customers for its dry vapor shippers (both the reusable and the CryoPort Express® One-Way Shipper System) are concentrated in the following markets for the following reasons:

•	Pharmaceutical clinical trials
•	Gene biotechnology
•	Transport of infectious materials and dangerous goods
•	Pharmaceutical distribution
•	Human assisted reproduction artificial insemination

Pharmaceutical Clinical Trials. Every pharmaceutical company developing a new drug that must be approved by the Food and Drug Administration conducts clinical trials to, among other things, test the safety and efficacy of the potential new drug.  In connection with the clinical trials, the companies may enroll patients from all over the world who regularly submit a blood specimen at the local hospital, doctor’s office or laboratory.  These samples are then sent to the specified testing laboratory, which may be local or in another country.  The testing laboratories will typically set the requirements for the storage and shipment of blood specimens.  While domestic shipping of these specimens is sometimes accomplished adequately using dry ice, international shipments present several problems, as dry ice, under the best of circumstances, can only provide freezing for up to 36 hours, in the absence of re-icing (which is quite costly).  Because shipments of packages internationally can be delayed for more than 36 hours due to flight cancellations, incorrect destinations, labor problems, ground logistics and safety reasons, dry ice is not always a reliable and cost effective option.  Clinical trial specimens are often irreplaceable because each one represents data at a prescribed point in time, in a series of specimens on a given patient, who may be participating in a trial for years.  Sample integrity during the shipping process is vital to retaining the maximum number of patients in each trial.  The Company’s shippers are ideally suited for this market, as the hold time provided by its shipper ensures that specimens can be sent over long distances with minimal concern that they will arrive in a condition that will cause their exclusion from the trial.

Furthermore, the IATA requires that all airborne shipments of laboratory specimens be transmitted in either IATA 650 or 602 certified packaging.  The Company has developed and obtained IATA certification of the CryoPort Express® One-Way Shipper System, it is ideally suited for this market, in particular due to the elimination of the cost to return the reusable shipper.

Gene Biotechnology.   According to a recent edition of the Corporate Technology Directory, there are approximately 3600 pharmaceutical and biotechnology companies in the United States.  Of these companies, approximately 2600 are biotechnology companies and approximately 1000 are pharmaceutical companies. The gene biotechnology market includes basic and applied research and development in diverse areas such as stem cells, cloning, gene therapy, DNA tumor vaccines, tissue engineering, genomics, and blood products.  Company’s participating in the foregoing fields rely on the frozen transport of specimens in connection with their research and development efforts.

Transport of Infectious Materials and Dangerous Goods.   The transport of potentially infectious materials demands strict adherence to regulations that protect public safety while maintaining the viability of the material being shipped.  All blood products are considered to be potentially infective and must be treated as such.  Pharmaceutical companies, private research laboratories and hospitals ship tissue cultures and microbiology specimens, which are also potentially infectious materials, between a variety of entities, including private and public health reference laboratories.   Almost all specimens in this infectious materials category require either a refrigerated or frozen environment.   According to a doctor at the National Institute of Health (NIH), over 2 million vials of potentially infective material are shipped domestically or internationally each year, within the NIH alone.  The Company has developed the CryoPort Express® One-Way Shipper to meet the shipping requirements of this market.

Partly in response to the attack on the World Trade Center and the anthrax scare, government officials and health care professionals are focusing renewed attention on the possibility of attacks involving biological and chemical weapons such as anthrax, smallpox and sarin gas.  Efforts expended on research and development to counteract biowarfare agents requires the frozen transport of these agents to and from facilities conducting the research and development.  Vaccine research, including methods of vaccine delivery, also requires frozen transport.  The Company’s CryoPort Express® One-Way Shipper is suited to this type of research and development.

Pharmaceutical Distribution. The current focus for the CryoPort Express® One-Way Shipper System is in the area of pharmaceutical distribution.  There are a significant number of therapeutic drugs and vaccines currently or soon to be, undergoing clinical trials.  After the FDA approves them for commercial distribution, it will be necessary for the manufacturers to have a reliable and economical method of distribution to the physician who will administer the product to the patient.  Although there are not now a large number of drugs, there are a substantial number in the development pipeline.  It is likely that the most efficient and reliable method of distribution will be to ship a single dosage to the administering physician.  These drugs are typically identified to individual patients and therefore will require a complete tracking history from the manufacturer to the patient.  The most reliable method of doing this is to ship a unit dosage specifically for each patient.  Because the drugs require maintenance at frozen or cryogenic temperatures, each such shipment will require a frozen or cryogenic shipping package.  The Company anticipates being in a position to service that need.

Assisted Human Reproduction. According to The Wall Street Journal, January 6, 2000 issue, 30,000 infants are born annually in the United States through artificial insemination and according to Department of Health statistics, 10 million Americans annually are affected by infertility problems.  It is estimated that this represents at least 50,000 doses of semen.  Since relatively few sperm banks provide donor semen, frozen   shipping is almost always involved.  As with animal semen, human semen must be stored and shipped at cryogenic temperatures to retain viability, to stabilize the cells and to ensure reproducible results.  This can only be accomplished with the use of liquid nitrogen or LN 2 dry vapor shippers.  The Company anticipates that this market will continue to increase as this practice gains acceptance in new areas of the world.

Competition:

Within the Company’s intended markets for the CryoPort Express® One-Way Shipper System, there is no currently known competition. The Company intends to become competitive by reason of improved technological characteristics and by introducing the concept of disposability and single use products.  None of the traditional suppliers of cryogenic shippers is known to have competitive equipment nor are they expected to have anything available within a short period of time.  The traditional suppliers, Chart Industries, Harsco, and Air Liquide have various models of dry shippers available that sell at prices that preclude any concept of disposability.  On the other hand, they are more established and have larger organizations and have greater financial, operational, sales and marketing resources and experience in research and development than the Company does.  Other competitive factors include the ability of the shipper to retain liquid nitrogen when placed in non-upright positions, the overall “leak-proofness” of the package which determines compliance with shipping regulations and the overall weight and volume of the package which determines shipping costs.

Industry Overview:

The Company’s products are sold into a rapidly growing niche of the packaging industry focused on the temperature sensitive packaging and shipping of biological materials.  Expenditures for “value added” packaging for frozen transport have been increasing for the past several years and are expected to continue to increase even more in the future as more domestic and international biotechnology firms introduce pharmaceutical products that require continuous refrigeration at cryogenic temperatures. This will require a greater dependence on passively controlled temperature transport systems (i.e., systems having no external power source). [References: Cryopak Industries – Investment Package/Annual Report and   US Department of Commerce - US Industrial Outlook. ]

The Company believes that growth in the following markets has resulted in the need for increased efficiencies and greater flexibility in the temperature sensitive packaging market:

•	Pharmaceutical clinical trials, including transport of tissue culture samples;
•	Pharmaceutical commercial product distribution
•	Transportation of diagnostic specimens;
•	Transportation of infectious materials;
•	Intra laboratory diagnostic testing;
•	Transport of temperature-sensitive specimens by courier;
•	Analysis of biological samples;
•	Gene biotechnology and vaccine production;
•	Food engineering; and

Many of the biological products in these above markets require transport in a frozen state as well as the need for shipping containers which have the ability to maintain a frozen, cryogenic environment (e.g., -150°C) for a period ranging from two to ten days (depending on the distance and mode of shipment).  These products include semen, embryo, tissue, tissue cultures, cultures of viruses and bacteria, enzymes, DNA materials, vaccines and certain pharmaceutical products.  In some instances, transport of these products requires temperatures at, or approaching, -196°C.

One problem faced by many companies operating in these specialized markets is the limited number of cryogenic shipping systems serving their needs, particularly in the areas of pharmaceutical companies conducting clinical trials.  The currently adopted protocol, and the most common method for packaging frozen transport in these industries is the use of solid carbon dioxide (dry ice).  Dry ice is used in shipping extensively to maintain a frozen state for a period of one to four days.  Dry ice is used in the transport of many biological products, such as pharmaceuticals, laboratory specimens and certain infectious materials that do not require true cryogenic temperatures.  The common approach to shipping these items via ground freight is to pack the product in a container, such as an expanded polystyrene (Styrofoam) box or a molded polyurethane box, with a variable quantity of dry ice.  The box is taped or strapped shut and shipped to its destination with freight charges based on its initial shipping weight.

With respect to shipments via specialized courier services, there is no standardized method or device currently in use for the purpose of transporting temperature-sensitive frozen biological specimens.  One common method for courier transport of biologicals is to place frozen specimens, refrigerated specimens, and ambient specimens into a compartmentalized container, similar in size to a 55 quart Coleman or Igloo cooler.  The freezer compartment in the container is loaded with a quantity of dry ice at minus 78°C, while the refrigerated compartment at 8°C utilizes ice substitutes.

Two manufacturers of the polystyrene and polyurethane containers frequently used in the shipping and courier transport of dry ice frozen specimens are Insulated Shipping Containers, Inc. and SCA Thermosafe (formerly Polyfoam Packers Corporation).  When these containers are used with dry ice, the average sublimation rate (e.g., the rate at which dry ice turns from a solid to a gaseous state) in a container with a one and one-half inch wall thickness is slightly less than three pounds per 24 hours.  Other existing refrigerant systems employ the use of gel packs and ice substitutes for temperature maintenance.  Gels and eutectic solutions (phase changing materials) with a wide range of phasing temperatures have been developed in recent years to meet the needs of products with varying specific temperature control requirements.

The use of dry ice and ice substitutes, however, regardless of external packaging used, are frequently inadequate because they do not provide low enough storage temperatures and, in the case of dry ice, last for only a few days without re-icing.  As a result, companies run the risk of increased costs due to lost specimens and additional shipping charges due to the need to re-ice.

Some of the other disadvantages to using dry ice for shipping or transporting temperature sensitive products are as follows:

•	Availability of a dry ice source;
•	Handling and storage of the dry ice;
•	Cost of the dry ice;
•	Weight of containers when packed with dry ice;
•	Securing a shipping container with a high enough R-value to hold the dry ice and product for the required time period; and
•
Securing a shipping container that meets the requirements for International Air Transportation Association (“IATA”), the Department of Transportation (“DOT”), the Center for Disease Control (“CDC”), and other regulatory agencies.

Due to the limitations of dry ice, shipment of specimens at true cryogenic temperatures can only be accomplished using liquid nitrogen (LN 2 ) dry vapor shippers, or by shipping over actual liquid nitrogen.  While such shippers provide solutions to the issues encountered when shipping with dry ice, they too are experiencing some criticisms by users or potential users.  For example, the cost for these products typically can range from $650 to $3,000 per unit, which can substantially limit their use for the transport of many common biologicals, particularly with respect to small quantities such as is the case with direct to the physician drug delivery.   Because of the initial cost and limited production of these containers, they are designed to be reusable.  However, the cost of returning these heavy containers can be significant, particularly in international markets, because most applications require only one-way shipping.

Another problem with these existing systems relates to the hold time of the unit in a normal, upright position versus the hold time when the unit is placed on its side or inverted.  The liquid nitrogen can leak out of the container when it is positioned on its side or inverted.  This leaking will compromise the dependability of these dry shippers, particularly when used in circumstances requiring lengthy shipping times.  The Company’s current reusable shippers have only a 40% reduction in hold time when placed on their sides or inverted.  One of the Company’s significant competitors, Chart Industries, Inc., publishes on their web site, a 60% reduction in hold time when its units are placed on their side and a 90% reduction when its units are inverted.   Since other competitors use similar absorbent materials to that used by Chart Industries, Inc., the Company believes the performance characteristics will be similar for their products of this particular size and volume.

Finally, these containers are often promoted as being durable due to their metal construction.  However, rough handling can result in the puncturing of the outer shell or cracking at the neck area, resulting in the loss of the high vacuum insulation.  This renders the shippers useless.  A hard-shell shipping enclosure is available as an optional accessory to provide additional protection for these units at an additional cost to the user.  The metal construction also adds to the weight of the container, thereby adding substantially to shipping costs.

The CryoPort Solution:

During the past several years, a number of trends have emerged in the temperature-sensitive packaging industry as a result of economic and technological changes.  The Company has focused its product development efforts to respond to what it perceives to be the more significant of these trends, specifically the following:

•	Smaller, more efficient packaging (increasing thermal density);
•	Emphasis on decreasing costs and system simplification;
•	Need for turnkey services;
•	Development of international programs and markets;
•	Centralization of commercial products and services; and
•	Development of regulatory standards.

Smaller, More Efficient Packaging.   Advances in both materials and manufacturing technology have made it possible to reduce the size, weight, complexity and cost of packaging, while increasing the capabilities of high performance packaging.  These advances are the result of developments in the aerospace industry in the areas of high strength, low weight materials and thermal technology.  The Company is applying this technology in its product development efforts, and believes that it is at the forefront of applying this technology in the public sector.  The Company’s development efforts are focused on the application of polymers and high volume metal casting and forming methods that have traditionally been excluded from the cryogenic industry because product quantities have been too low to efficiently utilize these materials and methods.  Cryoport currently manufactures its reusable shipper with an approximate liquid nitrogen volume of five liters.  The Company’s future intended products will be a range of shippers with liquid nitrogen capacities from approximately one to five liters in size.

Emphasis on Decreasing Costs and System Simplification.   Because current dry vapor LN 2 shipping containers are expensive, many users do not keep an ample supply on hand.  Consequently, some users require that these be returned promptly.  This often results in very expensive express return shipping which will significantly magnify as shipping volumes increase.  This has created a demand for smaller, lower cost dry vapor LN 2 shipping containers.   In addition, many users have expressed a strong interest in the production of a dry vapor LN 2 shipper that is inexpensive enough to be used in a disposable or limited usage manner.  The current sales price of CryoPort’s reusable shippers range from $735 to $1,095.  The price range for the new CryoPort Express® One-Way Shipper System ranges from $75 to $100 per use plus transportation costs, depending on size and contractual commitments.

As previously noted, dry vapor LN 2 shipping containers are made of medium gauge metal that makes them vulnerable to denting and breaking and increases shipping costs due to the added weight.  Additionally, their design requires that they be kept in an upright position to achieve advertised hold times.  If they are placed in a horizontal position, LN 2 can leak out or boil off, substantially reducing their hold times.  The Company anticipates manufacturing its shippers in smaller sizes from lighter weight materials that significantly reduce their weight (thereby reducing shipping costs) and manufacturing cost, which will allow them to be used one time for outbound shipments.  Additionally, the patented absorbent used to hold the LN 2 much more efficiently retains liquid when its shippers are positioned on their sides or inverted. The Company has significantly reduced the possible loss of liquid nitrogen refrigerant that all dry shippers experience when not kept vertical.

Turnkey Services.   The pharmaceutical industry depends on clinical trials for Food and Drug Administration approval of new drugs.  A significant number of these trials require frozen transport of specimens obtained from patients in the study.  A number of pharmaceutical companies now specify temperature-sensitive frozen packaging and services as part of “turnkey” contracts with contract research organizations.  To meet the demands of their customers, freight forwarding companies, such as World Courier, Federal Express and DHL, take responsibility for procuring appropriate packaging, shipping by airline, and delivering the specimens to the point of analytical testing.  This comprehensive service addresses the stringent requirements imposed by pharmaceutical companies to ensure appropriate quality control for their clinical studies.  The Company believes its dry shippers offered by the CryoPort Express® One-Way Shipper System greatly enhance the reliability of the quality control required.

Development of International Programs and Markets.   The biotechnology and pharmaceutical industries are now transnational industries with locations in various parts of the industrially developed and developing world.  Since many products produced by these industries must be shipped in temperature-sensitive packaging, the logistical problems presented by longer distances, and sometimes unreliable forwarding entities, are becoming of greater concern.  Weekends, holidays, lost containers, hot weather and indirect courier routes all place a strain on the ability of current shipping devices to provide appropriate temperatures when extraordinary delays are encountered.  Because the Company’s shippers are able to maintain frozen or cryogenic temperatures of minus 150°C, or below, for up to 10 days, its shippers are better able to insure the integrity of specimens affected by unexpected shipping delays.  Further, the maximum guaranteed temperature hold time of the Company’s 5 liter shipper is 16 days which is quoted under perfect and ideal conditions when in a "static" (i.e. stationary) condition only. The functional (in shipping use) hold time of this same 5 liter shipper is 10 days. Functional hold times are intended to be an indication only of how many days a shipper can be expected to hold its temperature when subjected to normal shipping usage .

Centralization of Commercial Products and Services.   In recent years, the competitive environment in health care has intensified rapidly, while increased managed care participation, coupled with Medicare and Medicaid reimbursement issues, have placed significant pressure to increase efficiency on market segments that service the health care industry.  These include the diagnostic clinical laboratory industry and pharmaceutical industry.  In response to these, and other pressures, the clinical laboratory industry experienced a consolidation, through both acquisition and attrition, which resulted in fewer, more centralized testing locations, processing a larger volume of specimens.  With fewer testing sites processing increased volumes, a tremendous strain has been placed on the traditional modes for transporting these goods.

With respect to the pharmaceutical industry, the emergence of international pharmaceutical conglomerates through mergers and acquisitions, such as Smith Kline Beecham, and the dramatic growth of relatively new companies such as Amgen, coupled with the emergence of contract research organizations, such as Quintiles (with testing laboratories in Atlanta, Georgia, Buenos Aires, Edinburgh, Pretoria, Singapore and Melbourne), which contract with pharmaceutical companies to handle, among other things, clinical trials and testing, means that distribution networks for the transport of temperature-sensitive products have become much more complex.

The Company believes that it has developed, and is developing, products that are ideally suited to address the issues presented by these trends.

Development of Regulatory Standards.   The shipping of diagnostic specimens, infectious substances and dangerous goods, whether via air or ground, falls under the jurisdiction of many state, federal and international agencies.  The quality of the containers, packaging materials and insulation that protect a specimen determine whether or not it will arrive in a usable condition.  Many of the regulations for transporting dangerous goods in the United States are determined by international rules formulated under the auspices of the United Nations.  For example, the International Civil Aviation Organization (“ICAO”) is the United Nations organization that develops regulations (Technical Instructions) for the safe transport of dangerous goods by air.  If shipment is by air, compliance with the rules established by IATA is required. IATA is a trade association made up of airlines and air cargo carriers that publishes annual editions of the IATA Dangerous Goods Regulations.  These regulations interpret and add to the ICAO Technical Instructions to reflect industry practices.   Additionally, the CDC has regulations (published in the Code of Federal Regulations) for interstate shipping of specimens, and the Occupational Safety and Health Organization (“OSHA”) also addresses the safe handling of Class 6.2 Substances.   The Company’s DG1000 meets packing instruction 602 and 650 and is certified for the shipment of Class 6.2 Dangerous Goods per the requirements of the International Civil Aviation Organization (ICAO) Technical Instructions for the Safe Transport of Dangerous Goods by Air and the International Air Transport Association (IATA).

Research and Development:

The Company’s principal research and development activities for the years 2007 and 2008 continued to center around the investigation of higher volume manufacturing capabilities and materials of construction for the products and packages with the view of identifying those materials that yield fabrication costs consistent with the concept of disposability.  A unit dose shipper was developed for the CryoPort Express® One-Way Shipper System and designs of a second concept were completed.  Other research and development effort has been directed toward improvements to the liquid nitrogen retention system to render it more reliable in the general shipping environment and to the design of the outer packaging for all sizes of shippers to be offered by the CryoPort Express® One-Way Shipper System.  The Company’s research and development expenditures for the three months ended June 30, 2008 and 2007 were $110,791 and $28,587, respectively.

Manufacturing:

The component parts for the Company’s products are primarily manufactured at third party manufacturing facilities. The Company also has a warehouse at the corporate offices in Lake Forest, California, where the Company is capable of manufacturing certain parts and full assembly of its products.  Most of the components that the Company uses in the manufacture of its products are available from more than one qualified supplier.  For some components, however, there are relatively few alternate sources of supply and the establishment of additional or replacement suppliers may not be accomplished immediately, however, the Company has identified alternate qualified suppliers which the Company believes could replace existing suppliers.  Should this occur, the Company believes the maximum disruption of production could be a short period of time, on the order of approximately four to six weeks.

Primary manufacturers include Spaulding Composites Company, Peterson Spinning and Stamping, Lydall Industrial Thermal Solutions, Ludwig, Inc., and Porex Porous Products Group.  There are no specific agreements with any manufacturer nor are there any long term commitments to any.  It is believed that any of the currently used manufacturers could be replaced within a short period of time as none have a proprietary component nor a substantial capital investment specific to the Company’s products.

The Company’s manufacturing process uses non-hazardous cleaning solutions which are provided and disposed of by an EPA approved supplier.  EPA compliance costs for the Company are therefore negligible.

Patents:

In order to remain competitive, the Company must develop and maintain protection on the proprietary aspects of its technologies.  The Company relies on a combination of patents, copyrights, trademarks, trade secret laws and confidentiality agreements to protect its intellectual property rights.  The Company currently holds two issued U.S. trademarks and three issued U.S. patents primarily covering various aspects of its products.  In addition, the Company intends to file for additional patents to strengthen its intellectual property rights.  The technology covered by the above indicated patents refer to matters specific to the use of liquid nitrogen dewars relative to the shipment of biological materials.  The concepts include those of disposability, package configuration details, liquid nitrogen retention systems, systems related to thermal performance, systems related to packaging integrity, and matters generally relevant to the containment of liquid nitrogen.  Similarly, the trademarks mentioned relate to the cryogenic temperature shipping activity.   Patents and trademarks currently held by the Company include:

Type:	No.	Issued	Expiration
Patent	6,467,642	Oct. 22, 2002	Oct. 21, 2022
Patent	6,119,465	Sep. 19, 2000	Sep. 18, 2020
Patent	6,539,726	Apr. 1, 2003	Mar 31, 2023
Trademark	7,583,478,7	Oct. 9, 2002	Oct. 8, 2012
Trademark	7,586,797,8	Apr. 16, 2002	Apr. 16, 2012

The Company’s success depends to a significant degree upon its ability to develop proprietary products and technologies and to obtain patent coverage for these products and technologies.  The Company continues to file trademark and patent applications covering any newly developed products, methods and technologies.  However, there can be no guarantee that any of its pending or future filed applications will be issued as patents.  There can be no guarantee that the U.S. Patent and Trademark Office or some third party will not initiate an interference proceeding involving any of its pending applications or issued patents.  Finally, there can be no guarantee that its issued patents or future issued patents, if any, will provide adequate protection from competition, as discussed below.

Patents provide some degree of protection for the Company’s proprietary technology.  However, the pursuit and assertion of patent rights involve complex legal and factual determinations and, therefore, are characterized by significant uncertainty.  In addition, the laws governing patent issuance and the scope of patent coverage continue to evolve.  Moreover, the patent rights the Company possesses or are pursuing generally cover its technologies to varying degrees.  As a result, the Company cannot ensure that patents will issue from any of its patent applications, or that any of its issued patents will offer meaningful protection.  In addition, the Company’s issued patents may be successfully challenged, invalidated, circumvented or rendered unenforceable so that its patent rights may not create an effective barrier to competition.  Moreover, the laws of some foreign countries may not protect its proprietary rights to the same extent, as do the laws of the United States.  There can be no assurance that any patents issued to the Company will provide a legal basis for establishing an exclusive market for its products or provide it with any competitive advantages, or that patents of others will not have an adverse effect on its ability to do business or to continue to use its technologies freely.

The Company may be subject to third parties filing claims that its technologies or products infringe on their intellectual property.  The Company cannot predict whether third parties will assert such claims against it or whether those claims will hurt its business.  If the Company is forced to defend itself against such claims, regardless of their merit, the Company may face costly litigation and diversion of management’s attention and resources.  As a result of any such disputes, the Company may have to develop, at a substantial cost, non-infringing technology or enter into licensing agreements.  These agreements may be unavailable on terms acceptable to it, or at all, which could seriously harm the Company’s business or financial condition.

The Company also relies on trade secret protection of its intellectual property.  The Company attempts to protect trade secrets by entering into confidentiality agreements with third parties, employees and consultants.  It is possible that these agreements may be breached, invalidated or rendered unenforceable, and if so, the Company’s trade secrets could be disclosed to its competitors.  Despite the measures the Company has taken to protect its intellectual property, parties to its agreements may breach confidentiality provisions in its contracts or infringe or misappropriate its patents, copyrights, trademarks, trade secrets and other proprietary rights.  In addition, third parties may independently discover or invent competitive technologies, or reverse engineer its trade secrets or other technology.  Therefore, the measures the Company is taking to protect its proprietary technology may not be adequate.

Government Regulation:

The Company is subject to numerous federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control, and disposal of hazardous or potentially hazardous substances. The Company may incur significant costs to comply with such laws and regulations now or in the future.

Users of the Company’s shippers are subject to state, federal and international government and/or agency regulation with respect to the shipment of diagnostic specimens, infectious substances and dangerous goods.  The quality of the containers, packaging materials and insulation that protect a specimen determine whether or not it will arrive in a usable condition.  Many of the regulations for transporting dangerous goods in the United States are determined by international rules formulated under the auspices of the United Nations.  Companies shipping certain items must comply with any applicable Department of Transportation and ICAO regulations, as well as  rules established by IATA, the CDC, OSHA and any other relevant regulatory agency.

Employees

As of the date hereof, the Company has six full-time employees and four consultants.

DESCRIPTION OF PROPERTY

The Company’s corporate, research and development, and warehouse facilities are located in one Company-leased office and warehouse building with approximately 12,000 square feet.  The facilities are located at 20382 Barents Sea Circle, Lake Forest, CA 92630.  The Company currently makes base lease payments of approximately $12,000 per month, due at the beginning of each month, pursuant to a two year lease through August 2010 with renewal options for three additional one year lease terms.  The landlord is Viking Investors, Barents Sea, LLC.  The facilities are in good condition and are suitable for the Company’s current requirements.  The Company currently does not own any real property.

LEGAL PROCEEDINGS

The Company becomes a party to product litigation in the normal course of business.  The Company accrues for open claims based on its historical experience and available insurance coverage.  In the opinion of management, there are no legal matters involving the Company that would have a material adverse effect upon the Company’s condition or results of operations.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets for the name and age of each director and executive officer, the year first elected as a director and/or executive officer and the position(s) held with the Company:

Name	Age	Position	Date Elected

Peter Berry	60	Director and Chief Executive Officer, President	2003
Dee S. Kelly, CPA	46	Vice President of Finance	2003
Kenneth G. Carlson	54	Vice President of Sales and Marketing	2005
Bret Bollinger	41	Vice President of Operations	2008
Thomas Fischer, PhD	61	Director, Vice Chairman of the Board	2005
Gary C. Cannon	57	Director, Secretary of the Board	2005
Adam M. Michelin	64	Director	2005
Stephen L. Scott	56	Director	2005

Background of Directors and Officers:

Peter Berry, became the Company’s President, Chief Executive Officer and a member of the Company’s Board of Directors in connection with the Share Exchange Agreement.  Mr. Berry joined CryoPort Systems, Inc. as a consultant in 2002 and became its President, Chief Executive Officer, Chief Operating Officer and a member of its Board of Directors in 2003.  Prior to joining the Company, Mr. Berry was Vice President Sales & Marketing for BOC Cryostar, AG in Switzerland from 1996 to 2000 and principal of a private consulting practice from 2001 to 2003.  Mr. Berry has over 30 years executive experience in cryogenic equipment with Union Carbide, BOC Group and MVE International. He also has business start up, turnaround, sales/marketing and operations background experience, both domestic and international, in manufacturing and service based industries.

Dee S. Kelly , CPA, became Vice President of Finance for the Company in August 2003.  Ms. Kelly was formerly with Ernst & Young, LLP and has 24 years experience in public and private accounting.  She has held executive financial positions with international bio-tech and medical device manufacturers.  Ms. Kelly recently served as Vice President, Controller for Equifax Financial Services, Inc. from 1995 to 2000.  Ms. Kelly joined the Company in 2003.  Prior to joining the Company, Ms. Kelly was Corporate Controller for MacGillivray Freeman Films from 2000 to 2001, Corporate Controller for Masimo Corporation, a manufacturer of patient monitoring devices from 2001 to 2002 and principal of a private consulting practice since 2002.

Kenneth Carlson, MBA, became Vice President of Sales for the Company in August, 2005. Prior to joining the Company, Mr. Carlson was Vice President, General Manager of Phoenix Life Solutions, LLC, a marketer of defibrillators and emergency response systems.  From 2000 to 2003, Mr. Carlson was Vice President, Sales for Falcon Waterfree Technologies, LLC, and from 1999 to 2000 he served as Vice President, Sales for Titan Scan Corporation, a manufacturer of electron-beam sterilization systems for medical products.  Mr. Carlson has over 20 years of experience in sales, marketing and senior management roles for medical device and healthcare technology companies such as Johnson & Johnson and Zimmer, Inc.  His background has involved strategic planning for start-up and early stage companies, including product introduction and distribution planning. Mr. Carlson received his Bachelor of Science degree from the University of Southern California and his Masters of Business degree from Arizona State University.

Bret Bollinger, became Vice president of Operations for CryoPort in February 2008.  Prior to joining the Company, Mr. Bollinger was Director of Operations and Engineering for Triangle Brass Manufacturing from July 2003 to January 2008.  Mr. Bollinger served as a Business Process Consultant for Vistant Corporation, a division of Cardinal Health from July of 2001 through July 2003 and as Operations and Order Fulfillment Manager for Ingersoll-Rand’s Safety and Security Sector, Falcon Lock Company from July of 1999 to July of 2001.  Mr. Bollinger has extensive background in manufacturing environments, including experience with opening both manufacturing and assembly plants domestically as well as in Mexico.  In addition, he has experience in new product design and implementation.  Mr. Bollinger holds a Bachelor of Science in Mechanical Engineering from Sacramento State University.

Gary C. Cannon, became the Company’s Secretary and a member of the Company’s Board of Directors in June 2005.  Prior to joining the Company, Mr. Cannon was securities counsel and compliance officer for The Affordable Energy Group, Inc. from November 2004 to May 2005, and general and securities counsel for World Transport Authority, Inc. from July 2003 to November 2004.  Mr. Cannon was in private practice from August 2000 to July 2003, and has practiced law for the past 21 years, representing all sizes of businesses in such areas as, formation, mergers and acquisitions, financing transactions, tax planning, and employee relations.  Mr. Cannon has done extensive securities work and has served as a compliance officer for companies with respect to the Sarbanes-Oxley Act, and other compliance matters.  Mr. Cannon obtained his Juris Doctorate from National University School of Law, his Masters of Business degree from National University and his Bachelor of Arts from United States International University.

Adam M.  Michelin, became a member of the Company’s Board of Directors in June 2005.  Mr. Michelin is currently the Chief Executive Officer, of Naturade, Inc.a position he has held since November, 2007.  Mr. Michelin has held several leadership positions including CEO for Enterprise Group from March 2005, Principle of Kibel Green, Inc., a position he held for 11 years prior to joining Enterprise Group, and Partner of KPMG for 10 years.  Mr. Michelin has over 30 years of practice in the areas of executive leadership, operations and is very experienced in evaluating, structuring and implementing solutions for companies in operational and/or financial crisis.  Mr. Michelin received his Juris Doctorate from the University of West Los Angeles and his Bachelor of Science from Tri State University.

Thomas S. Fischer, PhD, has over 20-years experience as a healthcare executive with a special emphasis on using information, analytic tools and technology to solve problems and improve operations. Currently retired, he consults in the healthcare sector. Dr. Fischer previously served as Senior Vice President and Chief Administrative Officer at Blue Shield of California from 1997 to 1999, and as Senior Vice President, Chief Information Officer from 1994 to 1997. Prior to Blue Shield, he held senior management positions with Kaiser Foundation Health Plan, Inc. for 12 years. Dr. Fischer obtained his Doctor of Philosophy in Mathematics from the University of Nebraska and his Bachelor of Science and Master of Science degrees from Portland State University.

Stephen L. Scott is a management and organizational consultant with over 20-years experience with diverse manufacturing businesses, including a specific background with developmental stage companies. Since 1996, Mr. Scott has been President of Technology Acquisition Group, providing expertise in corporate growth planning, strategic partner development, finance, operations, team building, product opportunity identification, corporate re-engineering and mergers and acquisitions. In addition to early stage and small companies, he has performed projects with Fortune 1000 firms such as IBM, GE, AT&T, Bristol-Myers Squibb, Warner-Lambert, Johnson & Johnson and Ayerst-Wyeth. Mr. Scott received his Juris Doctorate and Masters of Business Administration degrees from National University and his Bachelor of Science degree from the University of Akron.

The officers of the Company hold office until their successors are elected and qualified, or until their death, resignation or removal.

None of the directors or officers hold a directorship in any other reporting company except:  Adam Michelin is Director, CEO/President and Treasurer of Redux Holdings, Inc. (RDXH); CEO/Chairman Naturade Inc.(NRDCQ) and Gary Cannon is Secretary and General Counsel of Redux Holdings, Inc. (RDXH) and General Counsel for the Affordable Energy Group, Inc. and for Global Development and Environmental Resources, Inc., both publicly traded companies.

None of the directors or officers listed above has:

•	had a bankruptcy petition filed by or against any business of which that person was a general partner of executive officer either at the time of the bankruptcy or within two years prior to that time;
•	had any conviction in a criminal proceeding, or been subject to a pending criminal proceeding;
•
been subject to any order, judgment, or decree by any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting such person’s involvement in any type of business, securities or banking activities;

•	been found by a court of competent jurisdiction, the Commission, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Board of Directors Meetings and Committees:

During the fiscal year ended March 31, 2008, there were nine meetings of the board of directors as well as several actions taken with the unanimous written consent of the directors.  The Board has established an Audit Committee and a Compensation and Governance Committee.  The Board is currently reviewing the requirements for and the need to set up an executive committee and other committees to help its board of directors oversee the operations of the Company.

Audit Committee

The Company’s board of directors has a formally established audit committee and an adopted  Audit Committee Charter.  During the year ended March 31, 2008, the Company’s Audit Committee held two meetings.  The Company has determined that Adam Michelin, Audit Committee Chairman, qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. of the Securities and Exchange Commission rules and is “independent” within the meaning of Rule 4200(a) (15) of the National Association of Securities Dealers.  Mr. Fischer and Mr. Scott comprise the remaining audit committee members.  The audit committee reviews the qualifications of the independent auditors, our annual and interim financial statements, the independent auditor’s report, significant reporting or operating issues and corporate policies and procedures as they relate to accounting and financial controls.

Compensation and Governance Committee

The Company’s board of directors has a formally established compensation and goverance committee and an adopted  Compensation and Governance Committee Charter. The current members of the Compensation and Governance Committee as appointed by the Board are Thomas Fischer, Chairman, Gary Cannon, and Steven Puente. Mr. Puente is an outside expert consultant serving on the Compensation and Governance Committee.

Nominating Procedures and Criteria

The Company does not have a nominating committee.  The function of the nominating committee is handled by the Company’s Compensation and Governance Committee.

Compensation Committee Interlocks and Insider Participation

Gary Cannon is Secretary of the Company, none of the other members of the Compensation Committee is or has been an officer or employee of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and those persons who beneficially own more than 10% of the Company’s outstanding shares of common stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission.  Officers, directors, and greater than 10% beneficial owners are also required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Company, we believe that during the year ended March 31, 2008, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

Code of Ethics for Principal Executive Officers and Senior Financial Officers.

The Board of Directors has adopted a Code of Ethics applicable to the Chief Executive Officer, the Vice President of Finance, all senior financial officers and all other employees. The Code of Ethics of the Company is available, free of charge, on request by writing to the Secretary of the Company at 20382 Barents Sea Circle, Lake Forest, CA, 92630.

EXECUTIVE COMPENSATION

2008 Executive Base Salary and Incentive Compensation Determination

Peter Berry

Mr. Berry has served as the Company’s President and Chief Executive Officer since April, 2003.  Mr. Berry currently has an annual base salary of $192,000.  Mr. Berry has an employment agreement with the Company which originally expired November 1, 2005.  Based on the recommendations of the Compensation Committee, in December 2005, December 2006 and again in November 2007, the Board has approved the extension of Mr. Berry’s employment contract for additional one-year terms with the same base salary as that provided for in the last year of the original employment agreement.  Under the extended terms of his employment agreement, Mr. Berry is eligible for an annual cash bonus of up to 40% of his base salary, based on goals and objectives met as recommended by the Compensation Committee and approved by the full Board of Directors.  During the fiscal year 2008, the Board approved a $30,000 cash bonus for Mr. Berry.  Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Berry was granted incentive awards of 26,200 fully vested warrants exercisable at $0.75 per share on August 27, 2007 and 26,200 fully vested warrants exercisable at $1.07 per share on February 28, 2008. The exercise prices of the warrants are equal to the fair value of the Company’s stock as of the grant dates.  Mr. Berry also receives compensation in the form of health care benefits from the Company.

Dee S. Kelly

Ms. Kelly has served as the Company’s Vice President, Finance since August 2003.  Ms. Kelly, a California licensed Certified Public Accountant, works part-time for the Company as a consultant on a monthly retainer basis of $10,000 per month.  Based on the recommendation of the Compensation Committee and approval by the Board, Ms. Kelly was granted incentive awards of 61,000 fully vested warrants exercisable at $1.07 per share on February 28, 2008. The exercise price of the warrants is equal to the fair value of the Company’s stock as of the grant date.  Ms. Kelly does not have an employment contract with the Company.

Kenneth G. Carlson

Mr. Carlson has served as the Company’s Vice President of Sales and Marketing since August 2005.  Mr. Carlson currently receives an annual salary of $120,000 per year and has no employment contract.  Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Carlson was granted incentive awards of 65,000 fully vested warrants exercisable at $1.07 per share on February 28, 2008. The exercise price of the warrants is equal to the fair value of the Company’s stock as of the grant date.  Mr. Carlson also receives compensation in the form of health care benefits from the Company.

Bret Bollinger

Mr. Bollinger became the Company’s Vice President of Operations in February 2008.  Mr. Bollinger currently receives an annual salary of $130,000 per year pursuant to an employment contract.  Under the terms of his employment agreement, Mr. Bollinger is eligible for an annual bonus from 30% to 50% of his base salary based on goals and objectives met, payable in either cash or warrants, as determined by the Chief Executive Officer and approved by the Board of Directors. Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Bollinger was granted incentive awards of 150,000 warrants exercisable at $1.07 per share on February 28, 2008 which vest at a rate of 50,000 upon grant date, 50,000 on February 28, 2009 and 50,000 on February 28, 2010.  The exercise price of the warrants is equal to the fair value of the Company’s stock as of the grant date.  Mr. Bollinger also receives compensation in the form of health care benefits from the Company.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by the Company’s Chief Executive Officer, and three other most highly compensated executive officers for the years ended March 31, 2008 and 2007.

Name and Principal Position	Fiscal Year	Salary $	Bonus $	Option and Warrant Awards $ (3)	All Other Compensation $	Total $
Peter Berry, Chief Executive Officer	2008	$136,000	$30,000	$47,395	$3,300	$216,695
and Director (1)	2007	$96,000	$30,000	$58,283	$3,300	$187,583

Dee S. Kelly, Vice President, Finance (2)	2008	$106,000	$16,000	$64,639	$-	$186,639
	2007	$89,000	$-	$180,113		$269,113

Kenneth Carlson, Vice President, Sales	2008	$106,000	$14,000	$68,877	$4,540	$193,417
and Marketing (3)	2007	$72,846	$-	$173,877	$4,020	$250,743

Bret Bollinger, Vice President	2008	$21,667	$-	$52,983	$1,196	$75,846
Operations (4)
_____________

(1)	Mr. Berry’s Option and Warrant awards for 2007 includes $58,283 related to the vesting of options granted in prior years.

(2)
Ms. Kelly bills the Company for her earnings as a part-time contract employee and deferred approximately $20,000 of her billings during fiscal year 2008.  Ms. Kelly’s Option and Warrant awards for 2007 includes $5,867 related to the vesting of options granted in prior years.

(3)
Reflects the dollar amount recognized for financial reporting purposes for the year ended March 31, 2008, in accordance with SFAS 123(R) of warrant and stock option awards pursuant to the 2002 Stock Option Plan, and thus includes amounts from awards granted in and prior to 2008.  Assumptions used in the calculation of these amounts are included in Note 11, Stock Options and Warrants.  All stock warrants were granted at the closing market price of the Company’s stock on the date of grant.  See Note 11 – Stock Options and Warrants.

(4)
Mr. Bollinger became Vice President of Operations in February 2008. At that time, he was granted 150,000 warrants of which 50,000 with a fair value of $52,983, vested upon issuance. The balance of warrants issued to Mr. Bollinger vest 50,000 in February 2009 and 50,000 in February 2010.

The “All Other Compensation” column in the 2008 Summary Compensation Table consists of the following:

Name and Principal Position	Fiscal Year	Perquisites and Other Personal Benefits $	Tax Reimbursements $	Insurance Premiums $	Company Contributions to 401(k) plan $ (1)	Severence Payments/ Accruals $	Change in Control Payments /Accruals $	Total $

Peter Berry,	2008	$-	$-	$3,300	$-	$-	$-	$3,300
Chief Executive Officer and Director	2007	$-	$-	$3,300	$-	$-	$-	$3,300

Dee S. Kelly,	2008	$-	$-	$-	$-	$-	$-	$-
Vice President, Finance	2007	$-	$-	$-	$-	$-	$-

Kenneth G. Carlson,	2008	$-	$-	$4,540	$-	$-	$-	$4,540
Vice President, Sales and Marketing	2007	$-	$-	$-	$-	$-	$-

Bret Bollinger, Vice President, Operations	2008	$-	$-	$1,196	$-	$-	$-	$1,196
__________________
(1)	The Company does not currently offer a 401(k) plan due to the low number of eligible employees.

Outstanding Equity Awards at Fiscal Year-End:

The following table provides information on the holdings of equity awards by the named executive officers as of March 31, 2008.

	Warrant and Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options and Warrants (#) Exercisable	Number of Securities Underlying Unexercised Options and Warrants (#) Unexercisable	Equity Incentive Plan Awards Number Of Securities Underlying Unexercised Unearned Options and Warrants (#)	Exercise Price ($)	Expiration Date

Peter Berry	11/1/02	500,000	-	-	$0.50	11/1/12
	4/1/03	250,000	-	-	$0.50	4/1/13
	11/1/03	250,000	-	-	$0.60	11/1/13
	8/1/04	367,970	-	-	$0.04	8/1/14
	8/27/07	26,200	-	-	$0.75	8/27/17
	2/28/08	26,200	-	-	$1.07	2/27/18

Dee S. Kelly	10/1/03	75,000	-	-	$0.60	10/1/13
	8/1/04	36,752	-	-	$0.04	8/1/14
	8/3/06	158,500	-	-	$1.00	8/3/16
	1/3/07	61,000	-	-	$0.28	1/3/17
	2/28/08	61,000	-	-	$1.07	2/27/18

Kenneth G. Carlson	8/3/06	157,000	-	-	$1.00	8/3/16
	1/3/07	65,000	-	-	$0.28	1/3/17
	2/28/08	65,000	-	-	$1.07	2/27/18

Bret Bollinger	2/28/08	50,000	-	100,000	$1.07	2/27/18

Aggregated Warrant and Option Exercises in last Fiscal Year and Fiscal Year-End Warrant and Option Values:

	Shares Acquired on	Value	Number of Shares Underlying Unexercised Warrants and Options at March 31, 2008		Value of Unexercised In-the-Money Warrants and Options at March 31, 2008 (1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Peter Berry	-	-	1,420,370	-	$1,102,838	-
Dee S. Kelly	-	-	392,252	-	$179,460	-
Kenneth G. Carlson	-	-	287,000	-	$96,780	-
Bret Bollinger	-	-	50,000	100,000	$6,000	$12,000
_____________________

(1)           The values of the unexercised in-the-money warrants and options have been calculated on the basis of the estimated fair market value at March 31, 2008 of based on average selling price of recent unregistered common stock sales of $1.19, less the applicable exercise price, multiplied by the number of shares acquired on exercise.

Pension Benefits

None of the Company’s named executive officers are covered by a defined pension plan, defined contribution plan, or other similar benefit plan that provides for payments or other benefits.

Nonqualified Defined Contribution And Other Nonqualified Deferred Compensation Plans

The Company does not maintain any nonqualified compensation plans.

Director Compensation

Compensation for the Board of Directors is governed by the Company’s Compensation and Governance Committee.  The Company began making cash payments to the directors as approved by the Compensation and Governance Committee in October 2007.  Directors who are also employees do not receive any additional compensation for services performed as a member of the Company’s Board of Directors or any committees thereof.  Non-employee directors receive an annual cash retainer fee of $12,700, payable in quarterly installments of $3,175 each.  Non-employee directors each receive meeting fees of $1,000 for quarterly board meetings and shareholder meetings, if any.  Committee members receive fees of $1,000 for audit committee meetings, and $900 for compensation committee meetings. Certain Board positions receive additional quarterly retainer fees as follows: Compensation Committee Chairman $1,250, Board Vice Chairman $1,275, Chairman of the Audit Committee $1,850 and Board Secretary $1,600. From time to time the Company grants stock warrants to the directors with exercise prices equal to the fair value as of grant date based on external expert reports and guidance through the Compensation and Governance Committee recommendations.

Director Compensation Table

The following table sets forth the compensation of the non-employee directors of the Company during the year ended March 31, 2008.

Director	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (1)	Warrant and Option Awards ($) (1)	Total ($)
Gary C. Cannon (2)	$12,650	—	$167,560	$180,210
Thomas Fischer (3)	$17,100	—	$67,961	$85,111
Adam M. Michelin (4)	$13,950	—	$61,142	$75,092
Stephen L. Scott (5)	$9,250	—	$52,672	$61,922
___________________
(1)
Reflects the dollar amount recognized for financial reporting purposes for the year ended March 31, 2008, in accordance with SFAS 123(R) of warrant and stock option awards pursuant to the 2002 Stock Option Plan, and thus includes amounts from awards granted in and prior to 2008.  Assumptions used in the calculation of these amounts are included in Note 11, Stock Options and Warrants.  All stock warrants were granted at the closing market price of the Company’s stock on the date of grant.

(2)
The Company began making cash payments for directors’ services in October 2007.  Fees Paid in Cash as shown in this schedule represent payments for directors’ services for the period of October 1, 2007 through March 31, 2008.

(3)
Mr. Cannon was paid $6,350 for director fees at the rate of $3,175 per quarter for the period October 1, 2007 through March 31, 2008. He was also paid $1,900 for two Board of Directors’ Meetings, $1,800 for two Compensation and Governance Committee Meetings, and $1,000 for a Special Shareholders’ Meeting.  For his services as Corporate Secretary, Mr. Cannon received $1,600 for the period of January 1, 2008 through March 31, 2008.   Mr. Cannon serves as General Counsel for the Company pursuant to a retainer arrangement.  For the year ended March 31, 2008 he was paid a total of $88,248 for retainer fees.  Mr. Cannon was granted 30,400 fully vested warrants exercisable at $0.75 per share on August 27, 2007, 9,000 fully vested warrants exercisable at $1.05 per share n January 25, 2008, 30,400 fully vested warrants exercisable at $1.07 per share on February 28, 2008 and 3,000 fully vested warrants exercisable at $1.08 per share on March 21, 2008.

(4)
Mr. Fischer was paid $6,350 for director fees at the rate of $3,175 per quarter, $2,550 for his service as Vice-Chairman at the rate of $1,275 per quarter and $2,500 for his service as Chairman of the Compensation and Governance Committee at the rate of $1,250 per quarter for the period October 1, 2007 through March 31, 2008.  He was also paid $1,900 for two Board of Directors’ Meetings, $1,800 for two Compensation and Governance Committee Meetings, $1,000 for one Audit Committee Meeting and $1,000 for a Special Shareholders’ Meeting. Mr. Fischer was granted incentive awards of 33,000 fully vested warrants exercisable at $0.75 per share on August 27, 2007 and 40,800 fully vested warrants exercisable at $1.07 per share on February 28, 2008.

(5)
Mr. Michelin was paid $6,350 for director fees at the rate of $3,175 per quarter,  and $3,700 for his service as Chairman of the Audit Committee at the rate of $1,850 per quarter for the period October 1, 2007 through March 31, 2008.  He was also paid $1,900 for two Board of Directors’ Meetings, $1,000 for one Audit Committee Meeting and $1,000 for a Special Shareholders’ Meeting.  Mr. Michelin was granted incentive awards of 33,800 fully vested warrants exercisable at $0.75 per share on August 27, 2007 and 33,800 fully vested warrants exercisable at $1.07 per share on February 28, 2008.

(6)
Mr. Scott was paid $6,350 for director fees at the rate of $3,175 per quarter for the period October 1, 2007 through March 31, 2008.  He was also paid $1,900 for two Board of Directors’ Meetings and $1,000 for one Audit Committee Meeting. Mr. Scott was granted incentive awards of 29,000 fully vested warrants exercisable at $0.75 per share on August 27, 2007 and 29,200 fully vested warrants exercisable at $1.07 per share on February 28, 2008.

Employment Contracts:

Peter Berry is subject to an employment agreement with the Company dated November 1, 2002, as amended March 17, 2003, pursuant to which he has been employed as the Company’s President and Chief Executive Officer.  Based on the recommendations of the Compensation Committee, in December 2005, December 2006 and again in November 2007, the Board has approved the extension of Mr. Berry’s employment contract for additional one-year terms with the same base salary as that provided for in the last year of the original employment agreement.  Under the extended terms of his employment agreement, Mr. Berry’s current annual salary is $192,000 and he is eligible for an annual cash bonus of up to 40% of his base salary, based on goals and objectives met as recommended by the Compensation Committee and approved by the full Board of Directors.  On November 1, 2002, pursuant to the Agreement, the Company granted Mr. Berry a stock option to purchase up to 500,000 shares of common stock at an exercise price of $.50 per share, which option vested as to 125,000 shares on the first anniversary of the date of grant, and thereafter vests in 36 equal monthly installments through November 11, 2006.  In the event that the Company terminates Mr. Berry’s employment without “cause”, as defined in the Agreement, or fails to renew the Agreement except for “cause”, then upon such termination, the Company is obligated to pay to Mr. Berry as severance an amount equal to his then current base salary, plus any earned incentive bonus.  In March 2003, the Agreement was amended to reflect Mr. Berry’s agreement to a reduced base salary during the first year of $60,000, and agreement to forego eligibility for an incentive bonus for such year.  In exchange for the foregoing, the Company granted Mr. Berry an additional stock option to purchase an additional 250,000 shares of its common stock at a price of $.50 per share.  The option was vested as to 125,000 shares on the date of grant, and 62,500 shares on each of September 30, 2003 and March 31, 2004.  All other terms of the Agreement remained unchanged. The agreement was further amended by board consent, due to the financial condition of the company in 2004 at Mr. Berry’s request, to eliminate the 100% bonus provision per the contract in year two and defer this bonus into the third year of the employment contract. This entitled Mr. Berry to earn up to 200% of his then salary in the third contract year.   Mr. Berry’s bonus earned for the third year of the Agreement was approved for a total of $100,000 which was included in Mr. Berry’s accrued salaries as of March 31, 2006 and converted into a note payable during fiscal 2007.  Mr. Berry’s bonuses earned for the years ended March 31, 2008 and 2007 based on the terms of the agreement were approved by the Board for $30,000 each year.

Bret Bollinger is subject to an employment agreement which became effective February 1, 2008 pursuant to which he is employed as the Company’s Vice President of Operations.  Under the terms of his employment agreement, as approved by the Compensation Committee, Mr. Bollinger’s current annual salary is $130,000 and he is eligible for an annual cash bonus from 30% to 50% of his base salary based on targeted goals and objectives met, payable in either cash or warrants, as determined by the Chief Executive Officer and approved by the Board of Directors. Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Bollinger was granted incentive awards of 150,000 warrants exercisable at $1.07 per share on February 28, 2008 which vest at a rate of 50,000 upon grant date, 50,000 on February 28, 2009 and 50,000 on February 28, 2010.  The exercise price of the warrants is equal to the fair value of the Company stock as of the grant date. In the event that the Company terminates Mr. Bollinger’s employment without “cause”, as defined in the Agreement, then upon such termination, the Company is obligated to pay to Mr. Bollinger as severance an amount equal to six months of his then current base salary.

The Company has no other employment agreements.

Potential Payments On Termination Or Change In Control:

Pursuant to the terms of Mr. Berry’s employment agreement, in the event that the Company terminates Mr. Berry’s employment without “cause” or for change of control of the leadership of the Company, as defined in the Agreement, or fails to renew the Agreement except for “cause”, then upon such termination, the Company is obligated to pay to Mr. Berry as severance an amount equal to his current base salary, plus any earned incentive bonus.  Pursuant to the terms of Mr. Bollinger’s employment agreement, in the event that the Company terminates Mr. Bollinger’s employment without “cause” or for change in control of the leadership of the Company as defined by the agreement, as defined in the Agreement, then upon such termination, the Company is obligated to pay to Mr. Bollinger as severance an amount equal to six months of his current base salary.  Aside from Mr. Berry’s and Mr. Bollinger’s employment contracts and one provision in the Company’s 2002 Stock Option Plan discussed in the next paragraph, the Company does not provide any additional payments to named executive officers upon their resignation, termination, retirement, or upon a change of control.

The 2002 Stock Option Plan provides that in the event of a “change of control,” all options shares will become fully vested and may be immediately exercised by the person who holds the option.

Change in Control Agreements:

There are no understandings, arrangements or agreements known by management at this time which would result in a change in control of CryoPort, Inc. or any subsidiary.

Equity Compensation Plan Information:

The Company currently maintains one equity compensation plan, referred to as the 2002 Stock Incentive Plan (the “2002 Plan”).  The Company’s Compensation and Governance Committee is responsible for making reviewing and recommending grants of options under this plan which are approved by the Board of Directors. The 2002 Plan, which was approved by its shareholders in October 2002, allows for the grant of options to purchase up to 5,000,000 shares of its common stock.  The 2002 Plan provides for the granting of options to purchase shares of the Company’s common stock at prices not less than the fair market value of the stock at the date of grant and generally expire ten years after the date of grant.  The stock options are subject to vesting requirements, generally 3 or 4 years.  The 2002 Plan also provides for the granting of restricted shares of common stock subject to vesting requirements.  In June 2007, 50,000 common stock shares were granted upon the exercise of stock options issued pursuant to the 2002 Plan.  No other restricted shares have been granted pursuant to the 2002 Plan as of June 27, 2008.

The following table sets forth certain information as of March 31, 2008 concerning the Company’s common stock that may be issued upon the exercise of options or pursuant to purchases of stock under its 2002 Plan:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon the Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	2,438,613	$0.45	2,511,387

Equity compensation plans not approved by stockholders	N/A	N/A	N/A
	2,438,613	$0.45	2,511,387

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s common stock as of August 11 , 2008, by each person or group of affiliated persons known to the Company to beneficially own 5% or more of its common stock, each director, each named executive officer, and all of its directors and named executive officers as a group.  As of August 11 , 2008, there were 41,089,703 shares of common stock outstanding.  Unless otherwise indicated, the address of each beneficial owner listed below is c/o CryoPort, Inc., 20382 Barents Sea Circle, Lake Forest, California 92821.

The following table gives effect to the shares of common stock issuable within 60 days of   August 11 , 2008, upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date.  Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned:

Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned *

Executive Officers and Directors:

Peter Berry	1,413,392	(1)	3.3%
Dee S. Kelly	392,252	(1)	0.9%
Kenneth G. Carlson	287,000	(1)	0.7%
Gary C. Cannon	245,600	(1)	0.6%
Adam M. Michelin	182,600	(1)	0.4%
Thomas S. Fischer, PhD	176,400	(1)	0.4%
Stephen L. Scott	128,211	(1)	0.3%
Bret Bollinger	50,000	(1)	0.1%

All directors and named executive officers as a group (8 persons)	2,875,455		6.5%
Other Stockholders(3):

Enable Growth Partners LP	10,432,252	(1)(2)	20.3% (3)

BridgePointe Master Fund, Ltd.	11,771,704	(1)(2)	20.9% (3)

*	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days.
(1)
Includes shares which individuals shown above have the right to acquire as of August 11, 2008, or within 60 days thereafter, pursuant to outstanding stock options and/or warrants as follows:  Mr. Berry - 1,420,370 shares;; Ms. Kelly -392,252 shares; Mr. Carlson – 287,000 shares; Mr. Cannon – 227,600 shares; Mr. Michelin – 182,600 shares; Mr. Fischer – 176,400 shares;  Mr. Scott – 128,200 shares; and Mr. Bollinger – 50,000 shares; Enable Growth Partners LP – 7,510,419 shares and BridgePointe Master Fund, Ltd – 8,385,851 shares.

(2)
Includes shares which individuals shown above have the right to acquire as of March 31, 2008, or within 60 days thereafter, pursuant to outstanding convertible debentures as follows:  Enable Growth Partners LP – 2,800,000 shares and BridgePointe Master Fund, Ltd – 3,385,853 shares.

(3)
For purposes of this table only, for each person does not give effect to the 4.9% limitation on the number of shares that may be held by each stockholder as set forth in the debentures and warrants held by each selling stockholder which limitation is subject to waiver by the holder upon 61 days prior written notice to us (subject to a further non-waivable limitation of 9.99%).

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Presently, the Company’s common stock is traded through the OTC Bulletin Board under the symbol CYRX.OB.  In August, 2007, the Company’s market maker, Spartan Securities Group, Ltd., of Boca Raton, Florida, successfully completed the 15c211 process with the Financial Industry Regulatory Authority, FINRA (formerly NASD).  Effective September 11, 2007, the company’s shares became listed on the OTC Bulletin Board.  Previously, the Company’s stock had been traded through the PinkSheets under the symbol CYRX.PK since January 2005. Prior to January 2005, there was no published price for the Company’s common stock. The Company’s Form 10-SB became effective in February 2006.  There can be no assurances that an active public market for the Company’s common stock will develop or be sustained.

Fiscal 2008	High	Low
1st Quarter	$3.30	$0.77
2nd Quarter	1.70	0.61
3rd Quarter	1.47	0.70
4th Quarter	1.37	0.85

Fiscal 2007	High	Low
1st Quarter	$4.20	$2.00
2nd Quarter	2.50	0.50
3rd Quarter	0.53	0.20
4th Quarter	2.00	0.28

Number of Stockholders

As of July 8, 2008, there were approximately 186 holders of record of our common stock.

Dividend Policy

Historically, we have not paid any dividends to the holders of our common stock and we do not expect to pay any such dividends in the foreseeable future as we expect to retain our future earnings for use in the operation and expansion of our business.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders.

Selling Stockholder	Shares Beneficially Owned Prior to Offering*	Shares to be Sold in Offering	Shares Beneficially Owned After Offering	Percentage Beneficial Ownership After Offering*
BridgePointe Master Fund Ltd. (1)	11,771,704	4,464,285	7,307,419	17.8%
Philip Benanti (2)	136,691	31,622	105,069	0.1%
Edward Fine (2)	136,690	31.622	105,068	0.1%
Stuart Fine (2)	525,190	31,622	493,568	0.7%
National Securities Corporation (3)	22,322	22,322	-0-	n/a
Anthony St. Clair (2)	136,690	31,622	105,068	0.1%
Total	12,729,287	4,613,095	8,116,192
_____________
*
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. Nevertheless, for purposes of this table only (other than the column entitled “Percentage Beneficial Ownership after Offering”), for each selling stockholder does not give effect to the 4.9% limitation on the number of shares that may be held by each stockholder as agreed to in the warrant held by each selling stockholder which limitation is subject to waiver by the holder upon 61 days prior written notice to us (subject to a further non-waivable limitation of 9.99%).

(1)	The total number owned by this entity consists of 3,385,855 shares issuable upon conversion of convertible debentures and 8,385,851 shares issuable upon exercise of warrants. The number of shares to be sold herewith consists of 1,488,095 shares issuable upon conversion of convertible debentures and 2,976,190 shares issuable upon exercise of warrants. Eric S. Swartz holds voting and dispositive power over the shares held by BridgePointe Master Fund Ltd.

(2)	For each person, the shares included herein are issuable upon the exercise of an aggregate of 148,810 warrants at $0.84 per share. These warrants were granted to National Securities Corporation, a registered broker-dealer (“National”), as part of its commission in connection with the private placement of the convertible notes and the warrants. Each of these persons is an affiliate of National. Pursuant to our agreement with National, the parties agreed that the securities were to be issued to National or its designees. National’s transferees received their shares as compensation in the ordinary course of business and none of them has any agreement or understanding, direct or indirect, with any person to distribute the securities offered herewith. Accordingly, the securities were transferred directly from us to the entities and individuals. Each of such entities and individuals is an accredited investor who made the representation that it acquired such securities for investment purposes and not with a view to distribution or resale. Therefore, the transfer of securities was made pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

(3)	National Securities Corporation is a wholly owned subsidiary of National Holdings Corporation, a publicly traded company.

RECENT FINANCING

On June 9, 2008, the Company completed the transactions contemplated under a certain Securities Purchase Agreement with an accredited investor providing for the issuance of the Company’s Original Issue Discount 8% Secured Convertible Debentures (the “May Debentures”) having a principal face amount of $1,250,000 and generating gross proceeds to us of $1,062,500 after giving effect to a 15% discount.  After accounting for commissions and legal and other fees, the net proceeds to us totaled $870,625.

The principal amount under the May Debentures is payable in 23 monthly payments of $54,348 beginning January 31, 2009.  The Company may elect to make principal and interest payments in shares of common stock provided, generally, that it is not in default under the May Debentures and there is then in effect a registration statement with respect to the shares issuable upon conversion of the May Debentures. If the Company elects to make principal or interest payments in common stock, the conversion rate will be the lesser of (a) the Conversion Price (as defined below), or (b) 85% of the lesser of (i) the average of the volume weighted average price for the ten consecutive trading days ending immediately prior to the applicable date an interest payment is due or (ii) the average of such price for the ten consecutive trading days ending immediately prior to the date the applicable shares are issued and delivered if such delivery is after the interest payment date.

At any time, holder may convert the May Debentures into shares of common stock at a fixed conversion price of $0.84, subject to adjustment in the event the Company issues common stock (or securities convertible into or exercisable for common stock) at a price below the conversion price as such price may be in effect at various times (the “Conversion Price”).  Based on the market price of our common stock of $0.71 on the date of the issuance of the May Debentures, the total value of the shares underlying the May Debentures and registered herewith is $1,056,547.

In connection with the financing transaction, the Company issued to the investor five-year warrants to purchase 1,488,095 shares of common stock at $0.92 per share and five-year warrants to purchase 1,488,095 shares of common stock at $1.35 per share (collectively, the “May Warrants”).

The Company also entered into a registration rights agreement with the investors that requires it to register the shares issuable upon conversion of the May Debentures and exercise of the May Warrants within 45 days after the closing date of the transaction. If the registration statement of which this prospectus forms a part is not filed within that time period or is not declared effective within 90 days after the closing date (120 days in the event of a full review by the Securities and Exchange Commission), the Company will be required to pay liquidated damages in cash in an amount equal to 2% of the total subscription amount for every month that it fails to attain a timely filing or effectiveness, as the case may be, subject to exception as set forth in the registration rights agreement.

The Company has been advised by the selling stockholders that they have no existing short position in the Company’s common stock. In the ordinary course of our business in trading securities positions, they may from time to time effect short sales. However, no such short sales are effected while in possession of material, nonpublic information.

National Securities Corporation acted as sole placement agent in connection with the transaction. The Company paid to the placement agent cash in the amount of $116,875 and issued warrants to purchase 148,810 shares of the Company’s common stock at $0.84 per share.

The following table sets forth for each Investor, the amount of interest payable with respect to the May Debentures on each interest payment date.

Investor	Payment Reference	Date	Amount*
BridgePointe Master Fund Ltd.
	Interest Payment	January 1, 2009	$58,333
	Interest Payment	April 1, 2009	$23,913
	Interest Payment	July 1, 2009	$20,652
	Interest Payment	October 1, 2009	$17,391
	Interest Payment	January 1, 2010	$14,130
	Interest Payment	April 1, 2010	$10,870
	Interest Payment	July 1, 2010	$7,609
	Interest Payment	September 1, 2010	$4,348
	Interest Payment	December 1, 2010	$1,087
Total payments that have been or may be required to be made in connection with the transaction, excluding principal repayments			$158,333
______________

*
The Company may pay the interest payments in cash, or at the Company’s option, in duly authorized, fully paid and non-assessable shares of Common Stock at the Interest Conversion Rate or a combination thereof. The Interest Conversion Rate is the lesser of (a) the Conversion Price or (b) 85% of the lesser of (i) the average of the VWAPs for the 10 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Interest Payment Date or (ii) the average of the VWAPs for the 10 consecutive Trading Days ending on the Trading Day that is immediately prior to the date the applicable Interest Conversion Shares are issued and delivered if such delivery is after the Interest Payment Date.

The following table sets forth certain information concerning the market discount per share that may be realized by each of the Investors. Although the fixed conversion price of the May Debentures of $0.84 represents a premium over the market of our common stock of $0.80 on the date the transaction was completed, the May Debentures themselves are original issue discount instruments. We issued the May Debentures having a principal face amount of $1,250,000, generating gross proceeds to the Company of $1,062,500. This discount is reflected in the far right column of this table.

Selling Shareholder	Market price per share of securities on the date of sale of the convertible note (May 30, 2008)	Fixed conversion price per share of underlying securities on the date of sale of the convertible note	Total possible shares underlying the convertible note	Combined market price (market price per share * total possible shares)	Total possible shares the selling shareholders may receive and combined conversion price of the total number of shares underlying the convertible note	Total possible discount to market price as of the date of sale of the convertible note (1)
BridgePointe Master Fund Ltd.	$0.80	$0.84	1,488,095	$1,190,476	1,488,095	$127,976

(1)	Discount is based on gross proceeds of $1,062,500 divided by the total possible shares as compared to the market price on the date of the sale of the convertible note.

The following table set forth information with respect to the warrants issued in the financing transaction.

Selling Shareholder	Transaction	Type	Date	Market Price	Exercise Price	Total To Be Received	Combined Market Price	Combined Exercise Price	Premium to Market
BridgePointe Master Fund Ltd.	Convertible Notes	Warrants	5/30/08	$0.80	$0.92	1,488,095	$1,190,476	$1,369,047	$178,571

BridgePointe Master Fund Ltd.	Convertible Notes	Warrants	5/30/08	$0.80	$1.35	1,488,095	$1,190,476	$2,008,928	$818,452

National Securities Corporation	Convertible Notes (1)	Warrants	5/30/08	$0.80	$0.84	148,810	$119,048	$125,000	$5,952

						3,125,000	$2,500,000	$3,502,975	$1,002,975

(1) Represents warrants issued as a commission for the sale of the convertible notes.

The following table sets forth:

The gross proceeds paid or payable to the Company in the debenture transaction;

All interest payments that have been made or that may be required to be made;

The resulting net proceeds to the Company;

The combined total possible profit to be realized as a result of any conversion discounts regarding the shares underlying the debentures and any warrants that are held by the selling shareholders.

Disclosure - as a percentage - of the total amount of all possible interest payments and the total possible discount to the market price of the shares underlying the debentures divided by the net proceeds to the Company from the sale of the debentures, as well as the amount of that resulting percentage averaged over the term of the debentures.

Gross proceeds paid to the issuer in the convertible note transaction	$1,062,500

All payments made or required to be made by the Company to the selling shareholders	$158,333
Fees and expenses (1)	191,875
$350,208

Net proceeds to issuer, as gross proceeds are reduced by the total of all possible payments (excluding principal)	$712,292

Combined total possible profit to be realized as a result of any conversion discounts (2)	$127,976

Total amount of all possible payments plus the conversion discount as a percentage of the net proceeds to the issuer from the sale of the notes	45.0%

Annual percentage above averaged over the term of the convertible note	42.8%
_____________

(1)	Fees and expenses include commissions and legal and other fees, resulting in net proceeds of $870,625 excluding deductions for interest payments required to be made by the Company.

(2)	Discount is based on gross proceeds of $1,062,500 divided by the total possible shares as compared to the market price on the date of the sale of the convertible notes.

The following table sets forth additional information about prior transactions involving the named selling shareholders with respect to our securities. None of the other selling shareholders had previously entered into transactions with us. Other than the financing transactions that were completed on October 1, 2007 and May 30, 2008 these entities were not involved in any other financing transactions with us.

Selling Shareholders	Shares held by persons other than the Investors, affiliates of the company, and affiliates of the Investors prior to the current transaction	Shares registered for resale by the Investors or affiliates of the Investors in prior registration statements	Shares registered for resale by the Investors or affiliates of the Investors that continue to be held by same (1)	Shares registered for resale on behalf of the Investors or affiliates of the Investors in the current transaction
Others	32,439,202	-	-	-

BridgePointe Master Fund Ltd.	-	5,252,098	5,049,018	4,464,285

Totals	32,439,202	5,252,098	5,049,018	4,464,285
______________

(1)	All shares registered on behalf of the Investors are issuable upon conversion of the Debentures.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In August 2006, Peter Berry, the Company’s Chief Executive Officer, agreed to convert his deferred salaries to a long-term note payable.  Under the terms of this note, monthly payments of $3,000 have made to Mr. Berry beginning in January 2007.  In January 2008, these payments increased to $6,000 and remain at that amount until the loan is fully paid in December 2010.  During the years ended March 31, 2008 and 2007, note payments totaling $45,000 and $9,000, respectively had been made to Mr. Berry pursuant to this note.  Interest of 6% per annum on the outstanding principal balance of the note began accruing on January 1, 2008 and is paid on a monthly basis along with the monthly principal payment beginning in January 2008.  As of March 31, 2008 and 2007, the total amount of deferred salaries under this arrangement is $201,115 and $242,950, respectively and is recorded as notes payable in the accompanying consolidated balance sheets (see Note 9).

Since June 2005, the Company has retained the legal services of Gary Curtis Cannon, Attorney at Law, for a monthly retainer fee.  Since that same time, Mr. Cannon has also served as the Company’s Secretary and a member of the Company’s Board of Directors.  In December 2007, Mr. Cannon’s monthly retainer for legal services was increased from $6,500 per month to $9,000 per month.  The total amount paid to Mr. Cannon for retainer fees and out-of-pocket expenses for the years ended March 31, 2008 and 2007 were $88,248 and $78,500, respectively.  Additionally, during fiscal 2008 Mr. Cannon was paid board fees totaling $12,650.  During fiscal year 2008 Mr. Cannon was granted a total of 72,800 warrants with an average exercise price of $0.93 per share, and 117,792 warrants with an average exercise price of $0.76 during fiscal 2007.  All warrants granted to Mr. Cannon were issued with an exercise price which equaled the fair value of the Company’s shares on the grant date.

On October 13, 2006, various shareholders advanced the Company short term, zero interest loans ranging from $2,700 to $5,000 each, totaling $12,700.  In December 2006 and January 2007, these loans were paid in full and have no outstanding balances as of March 31, 2008.

As of March 31, 2008 the Company had aggregate principal balances of $1,249,500 in outstanding unsecured indebtedness owed to five related parties including four former board of directors representing working capital advances made to the Company from February 2001 through March 2005.  These notes bear interest at the rate of 6% per annum and provide for total monthly principal payments which commenced April 1, 2006 of $2,500, and which increased by $2,500 every six months to a maximum of $10,000.  Any remaining unpaid principal and accrued interest is due at maturity on various dates through March 1, 2015.  Related party interest expense under these notes was $78,243 and $85,595 for the years ended March 31, 2008 and 2007, respectively.  Accrued interest, which is included in notes payable in the accompanying balance sheet, related to these notes amounted to $482,584 and $404,341 as of March 31, 2008 and 2007, respectively.  As of March 31, 2008, the Company had not made the required payments under the related-party notes which were due on January 1, February 1, and March 1, 2008.  However, pursuant to the note agreements, the Company has a 120-day grace period to pay missed payments before the notes are in default.  On April 29, 2008, May 30, 2008, and June 27, 2008, the Company paid the January 1, February 1 and March 1 payments respectively, due on these related party notes.  Management expects to continue to pay all payments due prior to the expiration of the 120-day grace periods.  No new borrowings have been made by the Company from these related parties as of June 29, 2008.

  DESCRIPTION OF SECURITIES

Our authorized capital consists of 125,000,000 shares of common stock, $.001 par value per share, of which 41,089,703 shares were issued and outstanding as of July 8, 2008. The following description is a summary and is qualified in its entirety by our Certificate of Incorporation and By-laws as currently in effect.

Common Stock

Each holder of common stock is entitled to receive ratable dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. As of the date of this prospectus, we have not paid any dividends on our common stock, and none are contemplated in the foreseeable future. We anticipate that all earnings that may be generated from our operations will be used to finance our growth.

Holders of common stock are entitled to one vote for each share held of record. There are no cumulative voting rights in the election of directors. Thus the holders of more than 50% of the outstanding shares of common stock can elect all of our directors if they choose to do so.

The holders of our common stock have no preemptive, subscription, conversion or redemption rights. Upon our liquidation, dissolution or winding-up, the holders of our common stock are entitled to receive our assets pro rata.

Transfer Agent and Registrar

The Transfer Agent and Registrar for the Company’s Common Stock is Integrity Stock Transfer, 3027 E. Sunset Road, Suite 103, Las Vegas, Nevada, 89120.

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “ Selling Stockholders”) of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “ Securities Act ”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the common stock has been passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of CryoPort, Inc. as of March 31, 2008 and 2007 and for the year then ended, included in this prospectus, have been audited by KMJ Corbin & Company LLP, an independent registered public accounting firm, as stated in their report appearing herein, and elsewhere in the registration statement, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement on Form SB-2 under the Securities Act for the common stock to be sold in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC, 100 F Street, Washington, DC 20549. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO FINANCIAL STATEMENTS
CRYOPORT, INC.

CryoPort, Inc.
Consolidated Financial Statements
March 31, 2008 and 2007

Consolidated Financial Statements
June 30, 2008 and 2007
(Unaudited)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
CryoPort, Inc.

We have audited the accompanying consolidated balance sheets of CryoPort, Inc. (the “Company”) as of March 31, 2008 and 2007, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CryoPort, Inc. at March 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As described in Note 2 to the consolidated financial statements, effective April 1, 2006, the Company changed its method of accounting for share-based compensation to adopt Statement of Financial Standards No. 123(R), Share-Based Payment ..

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has incurred recurring losses and negative cash flows from operations since inception.  These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1.  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ KMJ Corbin & Company LLP

KMJ Corbin & Company LLP
Irvine, California
June 30, 2008

CRYOPORT, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,
ASSETS	2008	2007

Current assets:
Cash and cash equivalents	$2,231,031	$264,392
Restricted cash	203,670	-
Accounts receivable, net	21,411	10,172
Inventories	121,952	146,008
Prepaid expenses and other current assets	153,016	15,320
Total current assets	2,731,080	435,892

Fixed assets, net	193,852	38,400
Intangible assets, net	474	4,696
Deferred financing costs, net	325,769	4,699
Other assets	209,714	-

	$3,460,889	$483,687

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$234,298	$306,682
Accrued expenses	95,048	97,227
Accrued warranty costs	29,993	55,407
Accrued salaries and related	138,103	169,537
Convertible notes payable and accrued interest, net of discount of $0 (2008) and $29,638 (2007)	-	96,435
Current portion of convertible notes payable and accrued interest, net of discount of $1,039,844 (2008) and $0 (2007)	902,486	-
Line of credit and accrued interest	115,943	-
Current portion of related party notes payable	150,000	120,000
Current portion of note payable to officer	72,000	45,000
Current portion of note payable	12,000	24,000
Total current liabilities	1,749,871	914,288

Related party notes and accrued interest payable, net of current portion	1,582,084	1,623,841
Convertible notes payable, net of current portion of $1,936,884 (2008) and $0 (2007) and discount of $2,418,513 (2008) and $0 (2007)	-	-
Note payable to officer, net of current portion	129,115	197,950
Note payable, net of current portion	-	35,440

Total liabilities	3,461,070	2,771,519

Commitments and contingencies

Stockholders’ deficit:
Common stock, $0.001 par value; 125,000,000 shares authorized; 40,928,225 (2008) and 34,782,029 (2007) shares issued and outstanding	40,929	34,782
Additional paid-in capital	13,888,094	7,042,536
Accumulated deficit	(13,929,204)	(9,365,150)
Total stockholders’ deficit	(181)	(2,287,832)

	$3,460,889	$483,687

See Accompanying Notes to Consolidated Financial Statements.

CRYOPORT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Years Ended March 31,
	2008	2007

Net sales	$83,564	$67,103

Cost of sales	386,371	176,939

Gross loss	(302,807)	(109,836)

Operating expenses:
Selling, general and administrative expenses	2,550,778	1,899,228
Research and development expenses	166,227	87,857

Total operating expenses	2,717,005	1,987,085

Loss from operations	(3,019,812)	(2,096,921)

Interest income	50,076	-

Interest expense	(1,592,718)	(227,738)

Loss before income taxes	(4,562,454)	(2,324,659)

Income taxes	1,600	1,600

Net loss	$(4,564,054)	$(2,326,259)

Net loss available to common stockholders per common share:
Basic and diluted loss per common share	$(0.12)	$(0.08)
Basic and diluted weighted average common shares outstanding	39,425,118	30,943,154

See Accompanying Notes to Consolidated Financial Statements.

CRYOPORT, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Deficit	Deficit

Balance, April 1, 2006	30,081,696	$30,082	$4,858,773	$(7,038,891)	$(2,150,036)

Issuance of common stock for cash, net of issuance costs of $112,372	4,692,000	4,692	897,336	-	902,028

Exercise of warrants for cash	8,333	8	2,492	-	2,500

Fair value of stock options and warrants issued to consultants, employees and directors	-	-	1,177,768	-	1,177,768

Beneficial conversion feature related to issuance of convertible debentures	-	-	106,167	-	106,167

Net loss	-	-	-	(2,326,259)	(2,326,259)

Balance, March 31, 2007	34,782,029	34,782	7,042,536	(9,365,150)	(2,287,832)

Issuance of common stock for cash, net of issuance costs of $89,635	3,652,710	3,653	696,213	-	699,866

Issuance of common stock for conversion of convertible debentures including accrued interest	1,425,510	1,426	602,714	-	604,140

Issuance of common stock to consultants	525,000	525	501,975	-	502,500

Exercise of stock options and warrants for cash	156,250	156	107,344	-	107,500

Cashless exercise of warrants	386,726	387	(387)	-	-

Debt discount related to convertible debentures	-	-	3,845,328	-	3,845,328

Fair value of stock options and warrants issued to consultants, employees and directors	-	-	1,066,885	-	1,066,885

Fair value of warrants issued to lessor	-	-	15,486	-	15,486

Purchase of fixed assets with warrants	-	-	10,000	-	10,000

Net loss	-	-	-	(4,564,054)	(4,564,054)

Balance, March 31, 2008	40,928,225	$40,929	$13,888,094	$(13,929,204)	$(181)

See Accompanying Notes to Consolidated Financial Statements.

CRYOPORT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For The Years Ended March 31, 2008 and 2007

	For The Years Ended March 31,
	2008	2007
Cash flows from operating activities:
Net loss	$(4,564,054)	$(2,326,259)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	41,298	23,789
Amortization of deferred financing costs	87,706	10,901
Amortization of debt discount	1,214,986	76,529
Stock issued to consultants	402,500	-
Fair value of stock options and warrants issued to consultants, employees and directors	880,765	1,177,768
Changes in operating assets and liabilities:
Accounts receivable	(11,239)	12,134
Inventories	24,056	44,313
Prepaid expenses and other assets	(49,473)	(6,050)
Accounts payable	(72,384)	83,612
Accrued expenses	(2,179)	(14,834)
Accrued warranty costs	(25,414)	(4,125)
Accrued salaries and related	(31,434)	120,295
Accrued interest	284,616	91,668

Net cash used in operating activities	(1,820,250)	(710,259)

Cash flows used in investing activities:
Investment in certificate of deposit	(200,000)	-
Payment of trademark costs	(474)	-
Purchases of fixed assets	(182,054)	-

Net cash used in investing activities	(382,528)	-

Cash flows from financing activities:
Proceeds from borrowings under notes payable	-	92,700
Net proceeds from borrowings under line of credit	115,500	-
Net proceeds from borrowings under convertible notes	3,436,551	120,000
Payment of deferred financing costs	-	(15,600)
Repayment of note payable	(55,000)	-
Repayments of related party notes payable	(90,000)	(122,700)
Repayments of note payable to officer	(45,000)	(9,000)
Proceeds from issuance of common stock, net	699,866	902,028
Proceeds from exercise of options and warrants	107,500	2,500

Net cash provided by financing activities	4,169,417	969,928

Net change in cash and cash equivalents	1,966,639	259,669

Cash and cash equivalents, beginning of year	264,392	4,723

Cash and cash equivalents, end of year	$2,231,031	$264,392

See Accompanying Notes to Consolidated Financial Statements.

CRYOPORT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(continued)

For The Years Ended March 31, 2008 and 2007

Supplemental disclosure of cash flow information:

Cash paid during the year for:
Interest	$5,620	$47,729
Income taxes	$1,600	$1,600

Supplemental disclosure of non-cash activities:

Estimated fair value of common stock issued and warrants granted in connection with consulting agreement	$349,834	$-

Deferred financing costs in connection with convertible debt financing	$408,776	$-

Debt discount in connection with convertible debt financing	$3,845,328	$-

Conversion of debt and accrued interest to common stock	$604,140	$-

Value of warrants issued to lessor	$15,486	$-

Purchase of fixed assets with warrants	$10,000	$-

Cashless exercise of warrants	$387	$-

Conversion of accrued salaries to note payable	$-	$251,950

Beneficial conversion feature for convertible notes	$-	$106,167

See Accompanying Notes to Consolidated Financial Statements.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2008 and 2007

NOTE 1 – ORGANIZATION AND BUSINESS

Organization

Cryoport, Inc. (the “Company”) was originally incorporated under the name G.T.5-Limited (“GT5”) on May 25, 1990 as a Nevada Corporation.  Upon completion of a Share Exchange Agreement, on March 15, 2005 the Company changed its name to Cryoport, Inc. and acquired all of the issued and outstanding shares of Cryoport Systems, Inc. in exchange for 24,108,105 shares of its common stock (which represented approximately 81% of the total issued and outstanding shares of common stock following the close of the transaction).  Cryoport Systems, Inc, originally formed in 1999 as a California limited liability company and reorganized into a California corporation on December 11, 2000, remains the operating company under Cryoport, Inc.

The principal focus of the Company is to capitalize on servicing the transportation needs of the growing global “biotechnology revolution and provide a newly developed line of one time use dry cryogenic shippers for the transport of biological materials. These materials include live cell pharmaceutical products; e.g., cancer vaccines, diagnostic materials, reproductive tissues, infectious substances and other items that require continuous exposure to cryogenic temperature (less than -150 ° C).  The Company has historically manufactured and sold a line of reusable cryogenic dry shippers.  These reusable cryogenic dry shippers primarily serve as the vehicles for the development of the cryogenic technology that support the development of the one time use dry cryogenic shippers, the CryoPort Express® One-Way Shipper, but also are essential components of the infrastructure that supports testing and research activities of the pharmaceutical and biotechnology industries.  The Company’s mission is to provide cost effective packaging systems for biological materials requiring, or benefiting from, a cryogenic temperature environment over an extended period of time.

Going Concern

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  The Company has not generated significant revenues from operations and has no assurance of any future revenues.  The Company generated revenues from operations of only $83,564, incurred a net loss of $4,564,054, and used cash of $1,820,250 in its operating activities during the year ended March 31, 2008.    These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2008 and 2007

NOTE 1 – ORGANIZATION AND BUSINESS, continued

On October 1, 2007, the Company received net proceeds of $3,436,551 from the issuance of convertible debentures (see Note 10).  On May 30, 2008 the Company received additional net proceeds of $870,625 from an additional convertible debenture financing (see Note 14).  As a result of the recent financings, the Company had an aggregate cash and cash equivalents and restricted cash balance of $2,483,127 as of June 26, 2008 which will be used to fund the sales and marketing efforts as well as provide the working capital required for the Company’s launch of the CryoPort Express® One-Way Shipper and is expected to provide the Company with the means for eventual achievement of sustained profitable operations and the ability to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Principles of Consolidation

The consolidated financial statements include the accounts of Cryoport, Inc. and its wholly owned subsidiary, Cryoport Systems, Inc.  All intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from estimated amounts.  The Company’s significant estimates include allowances for doubtful accounts and sales returns, recoverability of long-lived assets, allowances for inventory obsolescence, accrued warranty costs, valuation of deferred tax assets, the value of stock options and warrants, and product liability reserves.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2008 and 2007

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Concentrations of Credit Risk and Customers

Cash

The Company maintains its cash accounts in financial institutions.  Accounts at these institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000.  At March 31, 2008 and 2007, the Company had cash balances of $2,392,350 and $214,469, respectively, which were in excess of the FDIC insurance limit.  The Company performs ongoing evaluations of these institutions to limit its concentration risk exposure.

Restricted cash

The Company has invested cash in a one year restricted certificate of deposit bearing interest at 4.38% which serves as collateral for borrowings under a line of credit agreement (see Note 8).  At March 31, 2008, the balance in the certificate of deposit was $203,670.

Customers

The Company grants credit to customers within the United States of America and to a limited number of international customers, and does not require collateral.  Sales to international customers are generally secured by advance payments except for a limited number of established foreign customers.  The Company’s ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by the Company.  Reserves for uncollectible amounts and estimated sales returns are provided based on past experience and a specific analysis of the accounts which management believes are sufficient.  Accounts receivable at March 31, 2008 and 2007 are net of reserves for doubtful accounts and sales returns of approximately $4,700 and $7,000, respectively. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

The Company has foreign sales primarily in Europe and Canada.  Foreign sales are primarily under exclusive distribution agreements with international distributors.  During 2008 and 2007, the Company had foreign sales of approximately $10,500 and $32,000, respectively, which constituted approximately 13% and 47% of net sales, respectively.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2008 and 2007

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The majority of the Company’s customers are in the bio-tech, bio-pharmaceutical and life science industries.  Consequently, there is a concentration of receivables within these industries, which is subject to normal credit risk.

Cash and Cash Equivalents

The Company considers highly-liquid investments with original maturities of 90 days or less to be cash equivalents.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, restricted cash, accounts receivable, related party notes payable, note payable to officer, line of credit, convertible notes payable, accounts payable, accrued expenses and a note payable to a third party.  The carrying value for all such instruments, except the related party notes payable, approximates fair value at March 31, 2008 and 2007.  The difference between the fair value and recorded values of the related party notes payable is not significant.

Inventories

Inventories are stated at the lower of standard cost or current estimated market value.  Cost is determined using the first-in, first-out method.  The Company periodically reviews its inventories and records a provision for excess and obsolete inventories based primarily on the Company’s estimated forecast of product demand and production requirements.  Once established, write-downs of inventories are considered permanent adjustments to the cost basis of the obsolete or excess inventories.  Raw Materials, work in process and finished goods include material costs less reserves for obsolete or excess inventories.

Fixed Assets

Fixed assets are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization of fixed assets are provided using the straight-line method over the following useful lives:

Furniture and fixtures	7 years
Machinery and equipment	5-7 years
Leasehold improvements	Lesser of lease term or estimated useful life

Betterments, renewals and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred.  The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in current operations.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2008 and 2007

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Intangible Assets

Patents and Trademarks

Patents and trademarks are amortized using the straight-line method over their estimated useful life of five years.

Long-Lived Assets

The Company’s management assesses the recoverability of its long-lived assets upon the occurrence of a triggering event by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows.  The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management.  At March 31, 2008 and 2007, the Company’s management believes there is no impairment of its long-lived assets.  There can be no assurance however, that market conditions will not change or demand for the Company’s products will continue, which could result in impairment of its long-lived assets in the future.

Deferred Financing Costs

Deferred financing costs represent costs incurred in connection with the issuance of the convertible notes payable.  Deferred financing costs are being amortized over the term of the financing instrument on a straight-line basis, which approximates the effective interest method.  During the years ended March 31, 2008 and 2007, the Company capitalized deferred financing costs of $408,776 and $15,600, respectively, and amortized deferred financing costs of $87,706 and $10,901 respectively, to interest expense.

Accrued Warranty Costs

Estimated costs of the Company’s standard warranty, included with products at no additional cost to the customer for a period up to one year, are recorded as accrued warranty costs at the time of product sale.  Costs related to servicing the standard warranty are charged to the accrual as incurred.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2008 and 2007

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The following represents the activity in the warranty accrual during the years ended March 31:

	2008	2007
Beginning warranty accrual	$55,407	$59,532
Increase in accrual (charged to cost of sales)	5,625	4,875
Charges to accrual (product replacements and warranty expirations)	(31,039)	(9,000)

Ending warranty accrual	$29,993	$55,407

Revenue Recognition

Revenue is recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements , as revised by SAB 104.  The Company recognizes revenue when products are shipped to a customer and the risks and rewards of ownership and title have passed based on the terms of the sale.  The Company records a provision for sales returns and claims based upon historical experience.  Actual returns and claims in any future period may differ from the Company’s estimates.

Accounting for Shipping and Handling Revenue, Fees and Costs

The Company classifies amounts billed for shipping and handling as revenue in accordance with Emerging Issues Task Force (“EITF”) Issue No. 00-10, Accounting for Shipping and Handling Fees and Costs . Shipping and handling fees and costs are included in cost of sales.

Advertising Costs

The Company expenses the cost of advertising when incurred as a component of consolidated selling, general and administrative expenses.  During 2008 and 2007, the Company expensed approximately $33,000 and $21,000, respectively, in advertising costs.

Research and Development Expenses

The Company expenses internal research and development costs as incurred.  Third party research and development costs are expensed when the contracted work has been performed.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2008 and 2007

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Stock-Based Compensation

Adoption of SFAS 123(R)

On April 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment , (“SFAS 123(R)”) which establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, primarily focusing on accounting for transactions where an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period. SFAS 123(R) supersedes the Company’s previous accounting under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”). In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 (“SAB 107”) relating to SFAS 123(R). The Company has applied the provisions of SAB 107 in its adoption of SFAS 123(R).

The Company adopted SFAS 123(R) using the modified prospective transition method, which required the application of the accounting standard as of April 1, 2006, the first day of the Company’s fiscal year 2007. The Company’s consolidated financial statements as of and for the years ended March 31, 2008 and 2007 reflect the impact of SFAS 123(R).

SFAS 123(R) requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company’s consolidated statement of operations. Prior to the adoption of SFAS 123(R), the Company accounted for stock-based awards to employees and directors using the intrinsic value method in accordance with APB 25 as allowed under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS 123”). Under the intrinsic value method, no stock-based compensation expense had been recognized in the Company’s consolidated statements of operations, other than as related to option grants to employees and consultants below the fair market value of the underlying stock at the date of grant.

Stock-based compensation expense recognized in the Company’s consolidated statements of operations for the years ended March 31, 2008 and 2007 included compensation expense for share-based payment awards granted prior to, but not yet vested as of March 31, 2006  based on the grant date fair value estimated in accordance with the pro forma provisions of SFAS 123 and compensation expense for the share-based payment awards granted subsequent to March 31, 2006 based on the grant date fair value estimated in accordance with the provisions of SFAS 123(R).

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2008 and 2007

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

As stock-based compensation expense recognized in the consolidated statements of operations for the years ended March 31, 2008 and 2007 are based on awards ultimately expected to vest, it has been reduced for estimated forfeitures, if any.  SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The estimated average forfeiture rate for the years ended March 31, 2008 and 2007 was zero as the Company has not had a significant history of forfeitures and does not expect forfeitures in the future.

SFAS 123(R) requires the cash flows resulting from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options or warrants to be classified as financing cash flows. Due to the Company’s loss position, there were no such tax benefits during the years ended March 31, 2008 and 2007. Prior to the adoption of SFAS 123(R) those benefits would have been reported as operating cash flows had the Company received any tax benefits related to stock option or warrant exercises.

Plan Description

The Company’s stock option plan provides for grants of incentive stock options and nonqualified options to employees, directors and consultants of the Company to purchase the Company’s shares at the fair value, as determined by management and the board of directors, of such shares on the grant date. The options generally vest over a five-year period beginning on the grant date and have a ten-year term. As of March 31, 2008, the Company is authorized to issue up to 5,000,000 shares under this plan and has 2,511,387 shares available for future issuances.

Summary of Assumptions and Activity

The fair value of stock-based awards to employees and directors is calculated using the Black-Scholes option pricing model, even though this model was developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which differ significantly from the Company’s stock options. The Black-Scholes model also requires subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The expected term of options granted is derived from historical data on employee exercises and post-vesting employment termination behavior. The risk-free rate selected to value any particular grant is based on the U.S Treasury rate that corresponds to the pricing term of the grant effective as of the date of the grant. The expected volatility is based on the historical volatility of the Company’s stock price. These factors could change in the future, affecting the determination of stock-based compensation expense in future periods.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2008 and 2007

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

	March 31,	March 31,
	2008	2007
Stock options and warrants:
Expected term	5 years	5 years
Expected volatility	228% - 293%	233%-282%
Risk-free interest rate	3.74% - 4.75%	4.75%-4.82%
Expected dividends	N/A	N/A

A summary of employee and director option and warrant activity for the years ended March 31, 2008 and 2007, is presented below:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Yrs.)	Aggregate Intrinsic Value
Outstanding at April 1, 2006	2,488,613	$0.45	6.45
Granted	1,258,950	$0.76	9.47
Exercised	–	$–
Forfeited	–	$–

Outstanding at March 31, 2007	3,747,563	$0.59	7.46	$1,503,862
Granted	887,800	$0.97	9.77
Exercised	(79,200)	$0.74
Forfeited	–	$–

Outstanding, vested and expected to vest at March 31, 2008	4,556,163	$0.64	7.10	$2,505,375

Exercisable at March 31, 2008	4,456,163	$0.63	7.05	$2,493,375

There were 887,800 warrants and no stock options granted to employees and directors during the year ended March 31, 2008 and 1,258,950 warrants and no stock options granted to employees and directors during the year ended March 31, 2007.  In connection with the warrants granted, the modification of previous options granted, and the vesting of prior options issued, during the years ended March 31, 2008 and 2007, the Company recorded total charges of $742,140 and $1,177,768, respectively, in accordance with the provisions of SFAS 123(R), which have been included in selling, general and administrative expenses for the years ended March 31, 2008 and 2007 in the accompanying consolidated statements of operations.  No employee or director warrants or stock options expired during the years ended March 31, 2007 and 2008.  The Company issues new shares from its authorized shares upon exercise of warrants or options.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2008 and 2007

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

In December 2006, the Company modified the expiration dates of 2,488,613 of its employee and director stock options by extending their terms by five years.  In connection with the modification, the Company recorded a charge of $133,759 at the date of the modification in accordance with the provisions of SFAS 123(R), which has been included in selling, general and administrative expenses for the year ended March 31, 2007 in the accompanying consolidated statements of operations.

As of March 31, 2008, there was $105,965 of unrecognized compensation cost related to employee and director stock option compensation arrangements, which is expected to be recognized over the next two years. The total fair value of shares vested during the years ended March 31, 2008 and 2007 was $752,140 and $1,044,009 respectively.

Total intrinsic value of stock options and warrants related to stock based compensation, which were exercised during the year ended March 31, 2008 was $30,284.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes . Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. The Company is a subchapter "C" corporation and files a federal income tax return. The Company files separate state income tax returns for California and Nevada.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2008 and 2007

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Basic and Diluted Loss Per Share

The Company has adopted SFAS No. 128, Earnings Per Share ..

Basic loss per common share is computed by dividing the net loss available to common stockholders by the weighted average number of shares outstanding for the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. Basic and diluted loss per share are the same as the effect of stock options and warrants and convertible debt on loss per share are anti-dilutive and thus not included in the diluted loss per share calculation. The impact under the treasury stock method of dilutive stock options and warrants and the if-converted method of convertible debt would have resulted in weighted average common shares outstanding of 47,835,303 for the period ended March 31, 2008 and 33,941,536 for the period ended March 31, 2007.

The following is a reconciliation of the numerators and denominators of the basic and diluted loss per share computations for the years ended March 31:

	2008	2007
Numerator for basic and diluted loss per share:
Net loss available to common stockholders	$(4,564,054)	$(2,326,259)

Denominator for basic and diluted loss per common share:
Weighted average common shares outstanding	39,425,118	30,943,154

Net loss per common share available to common stockholders – basic and diluted	$(0.12)	$(0.08)

Convertible Debentures

If the conversion feature of conventional convertible debt provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”).  A BCF is recorded by the Company as a debt discount pursuant to EITF Issue No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingency Adjustable Conversion Ratio,” (“EITF 98-05”) and EITF Issue No. 00-27, “Application of EITF Issue No. 98-5 to Certain Convertible Instruments” (“EITF 00-27”).  In those circumstances, the convertible debt will be recorded net of the discount related to the BCF.  The Company amortizes the discount to interest expense over the life of the debt using the straight-line interest method which approximates the effective amortization method (see Note 10).

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2008 and 2007

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) has issued SFAS No. 157, Fair Value Measurements. This new standard provides guidance for using fair value to measure assets and liabilities. Under SFAS No. 157, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts. In this standard, the FASB clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability. In support of this principle, SFAS No. 157 establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data, for example, the reporting entity’s own data. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. The provisions of SFAS No. 157 are effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. The adoption of this pronouncement is not expected to have a material effect on the Company’s consolidated financial statements.

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (“FIN 48”).  FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing the recognition threshold a tax position is required to meet before being recognized in the financial statements.  It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  The Company adopted FIN 48 effective on April 1, 2007.  The adoption of FIN 48 did not have a material impact on the Company’s consolidated results of operations and financial condition.

On February 15, 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115. SFAS No. 159 permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities, including not-for-profit organizations. Most of the provisions in SFAS No. 159 are elective; however, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. Some requirements apply differently to entities that do not report net income.  The fair value option established by SFAS No. 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  The adoption of this pronouncement is not expected to have material effect on the Company’s consolidated financial statements .

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2008 and 2007

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “ Business Combinations ” (“SFAS 141(R)”). SFAS 141(R) replaces SFAS No. 141, “ Business Combinations ”, and is effective for the Company for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. SFAS 141(R) requires the new acquiring entity to recognize all assets acquired and liabilities assumed in the transactions, expense all direct transaction costs and account for the estimated fair value of contingent consideration.  This standard establishes an acquisition-date fair value for acquired assets and liabilities and fully discloses to investors the financial effect the acquisition will have.  The adoption of this pronouncement is not expected to have a material effect on the Company’s consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “ Noncontrolling Interests in Consolidated Financial Statements” (“SFAS 160”). SFAS 160 requires all entities to report minority interests in subsidiaries as equity in the financial statements, and requires that transactions between entities and noncontrolling interests be treated as equity.  SFAS 160 is effective for the Company as of the beginning of fiscal year 2009.  The adoption of this pronouncement is not expected to have a material effect on the Company’s consolidated financial statements.

NOTE 3 – INVENTORIES

Inventories at March 31, 2008 and 2007 consist of the following:

	2008	2007

Raw materials	$61,342	$61,142
Work in process	5,827	42,950
Finished goods	54,783	41,916

	$121,952	$146,008

NOTE 4 – FIXED ASSETS

Fixed assets consist of the following at March 31:

	2008	2007

Furniture and fixtures	$23,253	$22,982
Machinery and equipment	586,465	437,501
Leasehold improvements	15,131	15,611
	624,849	476,094
Less accumulated depreciation and amortization	(430,997)	(437,694)

	$193,852	$38,400

Depreciation and amortization expense for fixed assets for the years ended March 31, 2008 and 2007 was $36,602 and $19,120, respectively.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2008 and 2007

NOTE 5 – INTANGIBLE ASSETS

Intangible assets consist of the following at March 31:

	2008	2007
Assets subject to amortization:
Patents and trademarks	$46,742	$46,268
Less accumulated amortization	(46,268)	(41,572)

	$474	$4,696

Amortization expense for intangible assets for the years ended March 31, 2008 and 2007 was $4,696 and $4,669, respectively. All of the Company’s intangible assets are subject to amortization.

Estimated future annual amortization expense pursuant to these intangible assets is as follows:

Years Ending March 31,
2009	$474

NOTE 6 – INCOME TAXES

The tax effects of temporary differences that give rise to deferred taxes at March 31, 2008 and 2007 are as follows:

	2008	2007
Deferred tax asset:
Net operating loss carryforward	$4,207,000	$3,074,000
Accrued expenses and reserves	135,000	86,000
Expenses recognized for granting of options and warrants	606,000	552,000
Total gross deferred tax asset	4,948,000	3,712,000

Less valuation allowance	(4,948,000)	(3,712,000)

	$-	$-

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2008 and 2007

NOTE 6 – INCOME TAXES, continued

The valuation allowance increased during the years ended March 31, 2008 and 2007 by approximately $1,236,000 and $953,000, respectively.  No current provision for income taxes for the years ended March 31, 2008 and 2007 is required, except for minimum state taxes, since the Company incurred taxable losses during such years.

The provision for income taxes for fiscal 2008 and 2007 was $1,600 and $1,600, respectively, and differs from the amount computed by applying the U.S. Federal income tax rate of 34% to loss before income taxes as a result of the following:

	2008	2007
Computed tax benefit at federal statutory rate	$(1,549,000)	$(790,000)
State income tax benefit, net of federal effect	1,000	(136,000)
Increase in valuation allowance	1,068,000	953,000
Disallowed convertible debenture interest	443,000	-
Other	38,600	(25,400)

	$1,600	$1,600

As of March 31, 2008, the Company had net operating loss carry forwards of approximately $10,500,000 and $10,500,000 for federal and state income tax reporting purposes, respectively, which expire at various dates through 2027 and 2017, respectively.

The utilization of the net operating loss carry forwards might be limited due to restrictions imposed under federal and state laws upon a change in ownership. The amount of the limitation, if any, has not been determined at this time. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. As a result of the Company’s continued losses and uncertainties surrounding the realization of the net operating loss carry forwards, the Company has recorded valuation allowances equal to the net deferred tax asset amounts as of March 31, 2008 and 2007.

On April 1, 2007 the Company adopted the provisions of FIN 48. The Company does not anticipate any significant increases or decreases to its liability for unrecognized tax benefits within the next twelve month period.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Operating Leases

On July 2, 2007, the Company entered into a new lease agreement for a building with approximately 11,881 square feet of manufacturing and office space. The lease agreement is for a period of two years with renewal options for three, one-year periods, beginning September 1, 2007.  The lease requires base lease payments of approximately $12,000 per month.  In connection with the lease agreement, the Company issued 10,000 warrants to the lessor at an exercise price of $1.55 per share for a period of two years, valued at $15,486 as calculated using the Black Scholes option pricing model.  The assumptions used under the Black-Scholes pricing model included: a risk free rate of 4.75%; volatility of 293%; an expected exercise term of 5 years; and no annual dividend rate. The Company has capitalized and is amortizing the value of the warrants over the life of the lease and the remaining unamortized value of the warrants has been recorded in other long-term assets. As of March 31, 2008, the unamortized balance of the value of the warrants issued to the lessor was $10,074.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2008 and 2007

NOTE 7 – COMMITMENTS AND CONTINGENCIES, continued

As of March 31, 2008, future minimum rental payments required under the existing facility  operating lease are as follows:

Years Ending March 31,	Operating Lease
2009	$ 146,000
2010	$ 63,000

Total rental expense was approximately $155,000 and $63,000 for the years ended March 31, 2008 and 2007, respectively.

Litigation

The Company becomes a party to product litigation in the normal course of business.  The Company accrues for open claims based on its historical experience and available insurance coverage. In the opinion of management, there are no legal matters involving the Company that would have a material adverse effect on the Company’s consolidated financial condition or results of operations.

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions.  The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the States of California and Nevada.  In connection with its facility lease, the Company has indemnified its lessor for certain claims arising from the use of the facility.  The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make.  Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheets.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2008 and 2007

NOTE 8 – LINE OF CREDIT

On November 5, 2007, the Company secured financing for a $200,000 one-year revolving line of credit (the “Line”) secured by a $200,000 certificate of deposit with Bank of the West.  All borrowings under the revolving line of credit bear variable interest based on prime less 1%  per annum (totaling 4.25% as of March 31, 2008).  The Company utilizes the funds advanced from the Line for capital equipment purchases to support the launch of the Company’s newly developed product, the CryoPort Express® One-Way Shipper.  As of March 31, 2008, the outstanding balance of the Line was $115,943, including accrued interest expense of $443.  During the year ended March 31, 2008, the Company recorded interest expense of $1,493 related to the Line.

NOTE 9 – NOTES PAYABLE

On May 12, 2006, the Company arranged for short-term financing of $175,000, pursuant to a Loan Agreement and related Secured Promissory Note with Ventana Group, LLC.  Disbursements to the Company under the Loan Agreement were based on achievement of milestones reached towards finalizing a long-term equity financing agreement.  The note was secured by machinery and equipment owned by the Company.  During the year ended March 31, 2007, the Company received $80,000 of funds and recorded $47,729 of interest and financing fees expense pursuant to this Loan Agreement.  Per the terms of the note, on February 22, 2007 the Company paid the total $47,729 interest and financing fees and repaid the $80,000 principal balance of the note.  As of March 31, 2008 and 2007, there were no remaining outstanding balances due under this note.

The Company had a non-interest bearing note payable to a third party for $77,304, which was due in April 2003.  As of March 31, 2008, the remaining unpaid balance was $12,000.  The Company made the final payments on the note of $5,000 in April 2008 and $7,000 in May 2008.

As of March 31, 2008 and 2007, the Company had aggregate principal balances of $1,249,500 and $1,339,500, respectively, in outstanding unsecured indebtedness owed to five related parties, including four former members of the board of directors, representing working capital advances made to the Company from February 2001 through March 2005.  These notes bear interest at the rate of 6% per annum and provide for aggregate monthly principal payments which commenced April 1, 2006 of $2,500, and which increased by an aggregate of $2,500 every six months to the current maximum aggregate payment of $10,000 per month. Any remaining unpaid principal and accrued interest is due at maturity on various dates through March 1, 2015.

Related-party interest expense under these notes was $78,243 and $85,595 for the years ended March 31, 2008 and 2007, respectively.  Accrued interest, which is included in related party notes payable in the accompanying consolidated balance sheets, related to these notes amounted to $482,584 and $404,341 as of March 31, 2008 and 2007, respectively.  As of March 31, 2008, the Company had not made the required payments under the related party notes which were due on January 1, February 1, and March 1, 2008.  However, pursuant to the note agreements, the Company has a 120-day grace period to pay missed payments before the notes are in default.  On April 29, 2008, May 30, 2008, and June 27, 2008, the Company paid the January 1, February 1 and March 1 payments respectively, due on these related party notes.  Management expects to continue to pay all payments due prior to the expiration of the 120-day grace periods.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2008 and 2007

NOTE 9 – NOTES PAYABLE, continued

In August 2006, Peter Berry, the Company’s Chief Executive Officer, agreed to convert his deferred salaries to a long-term note payable.  Under the terms of this note, monthly payments of $3,000 have made to Mr. Berry beginning in January 2007.  In January 2008, these payments increased to $6,000 and remain at that amount until the loan is fully paid in December 2010.  Interest of 6% per annum on the outstanding principal balance of the note began to accrue on January 1, 2008 and is being paid on a monthly basis along with the monthly principal payment beginning in January 2008.  For the year ended March 31, 2008, the Company has recorded $3,165 of interest expense related to this note. As of March 31, 2008 and 2007, the total amount of deferred salaries under this arrangement is $201,115 and $242,950, respectively, of which $129,115 and $197,950, respectively, is recorded as a long-term liability in the accompanying consolidated balance sheets.

NOTE 10 – CONVERTIBLE NOTES PAYABLE

In October 2006, the Company entered into an Agency Agreement with a broker to raise capital in a private placement offering of convertible debentures under Regulation D.   From February 2006 through January 2007, the Company received a total of $120,000 under this private placement offering of convertible debenture debt.  Related to the issuance of the convertible debentures, the Company paid commissions to the broker totaling $15,600 which were capitalized as deferred financing costs. During the years ended March 31, 2008 and 2007, the Company amortized $4,699 and $10,901, respectively, of these deferred financing costs to interest expense.

Per the terms of the convertible debenture agreements, the notes had a term of 180 days from issuance and were redeemable by the Company with two days notice.  The notes bore interest at 15% per annum and were convertible into shares of the Company’s common stock at a ratio of 6.67 shares for every dollar of debt converted.  The proceeds of the convertible notes were used in the ongoing operations of the Company.  During the year ended March 31, 2008, the Company converted the full $120,000 of principal balances and $8,857 of accrued interest relating to these convertible debentures into 859,697 shares of common stock at a conversion price of $0.15 per share.  As of March 31, 2008, the remaining balance of these convertible notes and accrued interest was zero. During the years ended March 31, 2008 and 2007, the Company recorded interest expense of $2,784 and $6,073, respectively, related to these notes.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2008 and 2007

NOTE 10 – CONVERTIBLE NOTES PAYABLE, continued

In connection with the issuance of the convertible debt, the Company recorded a debt discount totaling $106,167 related to the beneficial conversion feature of the notes.  The Company amortized the debt discount using the effective interest method through the maturity dates of the notes.  As of March 31, 2008, the remaining balance of the debt discount was zero.  During the years ended March 31, 2008 and 2007, the Company recorded additional interest expense of  $29,638 and $76,529, respectively, related to the amortization of the debt discount.

On October 1, 2007, the Company issued to four accredited investors Original Issue Discount 8% Senior Secured Convertible Debentures (the “Debentures”) having a principal face amount of $4,707,705 and generating gross proceeds of $4,001,551.  After accounting for commissions, legal and other fees, the net proceeds to the Company totaled $3,436,551.

In accordance with the Convertible Debenture Agreement as amended on February 19, 2008, the principal amount under the Debentures is payable to the investors in 24 monthly redemption payments which commenced on March 31, 2008.  The Company may elect to make principal redemptions in shares of common stock.   If the Company elects to make principal redemptions in common stock, the conversion rate will be the lesser of (a) the Conversion Price (as defined below), or (b) 85% of the lesser of (i) the average of the volume weighted average price for the ten consecutive trading days ending immediately prior to the applicable date a principal redemption is due or (ii) the average of such price for the ten consecutive trading days ending immediately prior to the date the applicable shares are issued and delivered if such delivery is after the principal redemption due date.  On March 31, 2008, the Company converted principal redemptions totaling $188,308 into 224,176 shares of registered common stock using the conversion price of $0.84 per share.

At any time, holders may convert the Debentures into shares of common stock at a fixed conversion price of $0.84, subject to adjustment in the event the Company issues common stock (or securities convertible into or exercisable for common stock) at a price below the conversion price as such price may be in effect at various times (the “Conversion Price”).  On January 31, 2008, $100,000 of Debentures was converted by an investor.  Using the conversion rate of $0.84 per share per the terms of the Debenture, 119,047 shares of registered common stock were issued to the investor.

Quarterly interest payments for these convertible debentures are payable in cash and commenced on January 1, 2008.  The Company may elect to make interest payments in shares of common stock provided, generally, that it is not in default under the Debentures and it has met certain equity conditions prior to the due date of the interest payments.  If the Company elects to make interest payments in common stock, the conversion rate will be the lesser of (a) the Conversion Price (as defined below), or (b) 85% of the lesser of (i) the average of the volume weighted average price for the ten consecutive trading days ending immediately prior to the applicable date an interest payment is due or (ii) the average of such price for the ten consecutive trading days ending immediately prior to the date the applicable shares are issued and delivered if such delivery is after the interest payment date.  During the year ended March 31, 2008, the Company converted accrued interest payments of $94,154 in January 2008 and $92,821 in March 2008 for a total of $186,975 on the convertible notes into a total of 222,590 shares of common stock using a conversion rate of $0.84 per share.  As of March 31, 2008, the Company had $5,446 accrued interest on the convertible notes included in the accompanying consolidated balance sheet and recorded a total of $192,421 of interest expense related to the face rate of interest in the accompanying consolidated statement of operations for the year ended March 31, 2008.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2008 and 2007

NOTE 10 – CONVERTIBLE NOTES PAYABLE, continued

In connection with the Debenture financing transaction, the Company issued to the investors five-year warrants to purchase 5,604,411 shares of common stock at $0.92 per share and two-year warrants to purchase 1,401,103 shares of common stock at $0.90 per share and warrants to purchase 1,401,103 shares of common stock at $1.60 per share (collectively, the “Warrants”).  The value attributed to these warrants as calculated using the Black Scholes option pricing model was $7,838,791 on the date of issuance.

Under EITF 00-27, the value of the warrants issued to the investors is calculated relative to the total amount of the debt offering.  The relative fair value of the warrants issued to the investors was determined to be $2,941,267, or 62.5% of the total offering.  The relative fair value of the warrants, along with the effective beneficial conversion feature of the debt ($3,557,761) and the face value discount given to the investors ($706,154), totaled in excess of the face amount of the Debentures.  As such, the Company recorded a debt discount equal to the face value of the Debentures of $4,707,705.  The debt discount is being amortized by the Company through the maturity dates of the Debentures.  As of March 31, 2008, the unamortized balance of the debt discount was $3,522,357 of which $1,039,844 represents the current portion and is included in current liabilities in the accompanying consolidated balance sheet as of March 31, 2008.  During the year ended March 31, 2008, the Company recorded additional interest expense of $1,185,348 related to the amortization of the debt discount.

Financing fees of $565,000, including placement agent fees of $440,000 and legal and other fees of $125,000, were paid in cash from the gross proceeds of the Debentures.  Joseph Stevens and Company (“Joseph Stevens”) acted as sole placement agent in connection with the Debenture financing transaction.  Also in connection with the Debenture financing transaction, the Company issued Joseph Stevens three-year warrants to purchase 560,364 shares of the Company’s common stock exerciseable at $0.84 per share.  The value of the warrants issued to Joseph Stevens as calculated using the Black Scholes option pricing model was $525,071.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2008 and 2007

NOTE 10 – CONVERTIBLE NOTES PAYABLE, continued

The total financing fees of $1,090,071 related to the Debenture financing transaction have been allocated to the equity and debt components of the financing.  The Company has recorded 62.5% of the financing fees ($681,294) as costs related to the issuance of the equity instruments, and as such has netted those amounts against additional paid-in capital as of the date of the financing.  The remaining 37.5% ($408,777) has been recorded as deferred financing costs on the Company’s consolidated balance sheet as of March 31, 2008.  The deferred financing costs are being amortized by the Company through the maturity dates of the Debentures under the effective interest method.  During the year ended March 31, 2008, the Company recorded additional interest expense of $83,007 related to the amortization of the deferred financing fees.

In connection with the Debentures, the Company also entered into a registration rights agreement with the investors that requires the Company to register the shares issuable upon conversion of the principal amounts of the Debentures and exercise of the Warrants.  Pursuant to the registration rights agreement, on November 9, 2007 the Company filed a Registration Statement on Form SB-2.  On January 25, 2008, the registration statement, as amended, became effective with the Securities and Exchange Commission.  Per the terms of the registration rights agreement, following the effective date of the registration statement, the Company may force conversion of the Debentures if the market price of the common stock is at least $2.52 for 30 consecutive days.  The Company may also prepay the Debentures in cash at 120% of the then outstanding principal balance.

On March 31, 2008, the Company issued 224,176 shares of registered common stock for principal redemptions totaling $188,308 and 110,501 common stock shares for March 2008 interest payments totaling $92,821 to the holders of the Debentures using the conversion rate of $0.84.  In April 2008, the Company was notified by the holders that the qualifying equity conditions had not been fully satisfied with relation to the conversion of the principal and interest payments made by the Company on March 31, 2008.  As a result, in April 2008 the Company rescinded and cancelled 140,143 shares of registered common stock for principal redemptions totaling $117,720 and submitted the cash payments in the same amounts to those holders.  Pursuant to a one-time waiver agreement with one of the Debenture holders, the remaining $70,588 of the March 31 principal redemption was adjusted to reflect a one-time conversion rate of $0.70 and, in April 2008 the Company issued the holder 16,807 additional registered shares in consideration.   Also in consideration of a one-time waiver with the Debenture holders, the full amount of the March 31, 2008 interest payments were adjusted to reflect a one-time conversion price of $0.70 and in April 2008 the Company issued the Debenture holders 22,099 additional common stock shares.  As of March 31, 2008, the Company has recorded additional interest expense for the Debentures of $5,446 related to the one-time conversion rate adjustments of the March 31, 2008 principal and interest payments from $0.84 to $0.70.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2008 and 2007

NOTE 10 – CONVERTIBLE NOTES PAYABLE, continued

On April 30, 2008, the Convertible Debenture Agreement was amended to reflect changes to the monthly redemption of principal and changes to the Warrants issued with the original Debentures.  Under the definitions of the Amendment, the monthly principal redemptions were suspended until August 1, 2008 and the remaining principal due on the Debentures will be paid thereafter on the first date of each month in equal installments through March 27, 2010, the expiration date. Further, the Amendment amends the “Exercise Price” of the Warrants issued under the terms of the Securities Purchase Agreement and related Agreements from $0.90, $0.92 and $1.60 to $0.60. The number of shares to be purchased under each of the Warrants was also adjusted under the terms of this Amendment so that the original dollar amounts to be raised by registrant though the exercise of each of the Warrants will remain the same. This modification to the warrants related to the Debentures will be accounted for by the Company pursuant to EITF 96-19 “Debtor’s Accounting for a Modification or Exchange of Debt Instruments”  and EITF 06-6 "Debtor's Accounting For a Modification or Exchange of Convertible Debt Instruments" to be included in the Company’s consolidated financial statements as reported in Form 10-Q for June 30, 2008 (see Note 14).

As of March 31, 2008, the principal balance of the Debentures totaled $4,419,397 of which the current portion of $1,936,884 is included in the Company’s current liabilities in the accompanying consolidated balance sheet for March 31, 2007.

The Debentures rank senior to all of the Company’s current and future indebtedness and are secured by substantially all of the Company’s assets.

Future maturities of all notes payable at March 31, 2008 are as follows:

Years Ending March 31,	Convertible Debentures	Note Payable Officer	Related Party Notes	Third Party Note	Total
2009	$1,936,884	$72,000	$150,000	$12,000	$2,170,884
2010	2,482,513	129,115	120,000	-	2,731,628
2011	-	-	120,000	-	120,000
2012	-	-	120,000	-	120,000
2013	-	-	120,000	-	120,000
Thereafter	-	-	619,500	-	619,500
	$4,419,397	$201,115	$1,249,500	$12,000	$5,882,012

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2008 and 2007

NOTE 11 – COMMON STOCK

In April 2007, the Company issued 375,000 shares of restricted common stock in lieu of fees paid to a consultant.  These shares were issued at a value of $1.02 per share (based on the underlying stock price on the agreement date after a fifteen percent deduction as the shares are restricted) for a total cost of $382,500 which has been included in selling, general and administrative expenses for the year ended March 31, 2008.

In October 2007, the Company engaged the firm of Carpe DM, Inc. to perform the services as the Company’s investor relations and public relations representative for a monthly fee of $7,500 per month.  Pursuant to the terms of this 36 month consulting agreement, the Company issued 150,000 S-8 registered shares at $0.80 per share and a total value of $120,000, and 250,000 fully vested and non-forfeitable warrants at an exercise price of $1.50 per share for a period of two and one-half years, valued at $229,834 as calculated using the Black Scholes option pricing model.  On November 13, 2007, the Company filed the Form S-8 as required by this agreement with the Securities and Exchange Commission. The Company recorded the combined value of $349,834 of the shares and warrants issued as prepaid expense which is being amortized over the life of the services agreement.  As of March 31, 2008, the unamortized balance of the value of the shares and warrants issued to Carpe DM, Inc. was $291,532, and $58,302 has been amortized and included in selling, general and administrative expenses as outside services expense for the year ended March 31, 2008.

During fiscal 2008, the Company issued 156,250 shares of common stock resulting from exercises of stock options and warrants at an average price of $0.69 per share for proceeds of $107,500 and issued 386,726 shares of common stock from exercises of a total of 465,469 cashless warrants. During fiscal 2007, the Company issued 8,333 shares of common stock resulting from exercises of warrants at an average exercise price of $0.30 per share resulting in proceeds of $2,500.

On October 16, 2007, the shareholders approved an increase in the total number of voting common shares authorized to be issued to 125,000,000 shares.

During fiscal 2008, the Company entered into Agency Agreements with a broker to raise funds in private placement offerings of common stock under Regulation D.  In connection with these private placement offerings, the Company sold 3,652,710 shares of common stock at an average price of $0.22 per share resulting in gross proceeds of $789,501 and incurred offering costs of $89,635.

During fiscal 2007, the Company entered into Agency Agreements with a broker to raise funds in private placement offerings of common stock under Regulation D.  In connection with these private placement offerings, the Company sold 4,692,000 shares of common stock at an average price of $0.22 per share resulting in gross proceeds of $1,014,400 and incurred offering costs of $112,372 during the year ended March 31, 2007.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2008 and 2007

NOTE 12 – STOCK OPTIONS AND WARRANTS

Effective October 1, 2002, the Company adopted the 2002 Stock Option Plan (the “2002 Plan”). The stockholders of the Company approved the 2002 Plan on October 1, 2002.  Under the 2002 Plan, incentive stock options and nonqualified options may be granted to officers, employees and consultants of the Company for the purchase of up to 5,000,000 shares of the Company’s common stock. The exercise price per share under the incentive stock option plan shall not be less than 100% of the fair market value per share on the date of grant. The exercise price per share under the non-qualified stock option plan shall not be less than 85% of the fair market value per share on the date of grant. Expiration dates for the grants may not exceed 10 years from the date of grant. The 2002 Plan terminates on October 1, 2012.

No incentive stock options or non-qualified stock options were granted during the years ended March 31, 2008 and 2007.  All options granted have an exercise price equal to the fair market value at the date of grant, vest upon grant or agreed upon vesting schedules and expire five years from the date of grant.  Pursuant to SFAS No. 123, total compensation expense recognized in the years ended March 31, 2008 and 2007 for options issued to consultants in prior years was zero and $222,761 (including a $133,759 charge related to the modification of the option’s expiration dates), respectively. During the year ended March 31, 2008, 50,000 options were exercised.  As of March 31, 2008 and 2007, there were 2,438,613 and 2,488,613 options outstanding, respectively, at an average exercise price of $0.45 per share under the 2002 Plan.  There were no stock options granted subsequent to March 31, 2008. The Company had 2,511,387 options available for grant under the 2002 Plan at March 31, 2008.

From time to time, the Company issues warrants pursuant to various consulting agreements and other compensatory arrangements.

During the year ended March 31, 2008, the Company issued a total of 6,261,375 warrants to purchase shares of the Company’s common stock at an average price of $0.42 per share to 79 individual investors in connection with funds raised in private placement offerings.  The warrants were issued with exercise periods of 18 months originating from the related investment dates.  The expiration dates ranged from December 2007 to October 2009.

In July 2007, the Company issued warrants to purchase a total of 699,438 shares of the Company’s common stock at an average exercise price of $0.29 per share to a broker in connection with funds raised in previous private placement offerings.   These warrants have 5 year terms beginning from the dates of the placement offerings and the expiration dates range from March 2011 to March 2012.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2008 and 2007

NOTE 12 –STOCK OPTIONS AND WARRANTS, continued

On July 2, 2007, in connection with the facility lease agreement, the Company issued 10,000 warrants to the lessor, at an exercise price of $1.55 per share for a period of two years, valued at $15,486 as calculated using the Black Scholes option pricing model.  The Company is amortizing the value of the warrants over the life of the lease and the remaining unamortized value of the warrants has been recorded in other long term assets. As of March 31, 2008, the unamortized balance of the value of the warrants issued to the lessor was $10,074 and $5,412 has been included in selling, general and administrative expenses as additional rent expense for the year ended March 31, 2008.

On July 30, 2007, in connection with the purchase of manufacturing equipment, the Company issued 79,208 warrants to the seller at an exercise price of $1.01 per share, with a five year term.  The Company has determined the fair value of the issued warrants, based on the Black-Scholes pricing model, to be $79,926 as of the date of grant of which $10,000 has been recorded as fixed assets as of March 31, 2008 (which approximates the fair market value of the equipment acquired) and $69,926 has been recorded as consulting expense and is included in selling, general and administrative expenses for services performed by the seller for the year ended March 31, 2008.

On August 21, 2007, in connection with the extension of payment terms of outstanding amounts owed, the Company issued 20,000 warrants to First Capital Investors, LLC, at an exercise price of $0.75 per share with a term of two years.  The Company has determined the fair value of the issued warrants, based on the Black Scholes pricing model, to be $14,984 as of the date of grant which has been recorded as consulting and compensation expense and is included in selling, general and administrative expenses for the year ended March 31, 2008.

On October 1, 2007, in connection with the convertible debenture financing transaction, the Company issued to the investors five-year warrants to purchase 5,604,411 shares of common stock at $0.92 per share and two-year warrants to purchase 1,401,103 shares of common stock at $0.90 per share and 1,401,103 shares of common stock at $1.60 per share (see Note 10).

Also in connection with the convertible debenture financing transaction, the Company issued Joseph Stevens and Company three year warrants to purchase 560,364 shares of the Company’s common stock at $0.84 per share (see Note 10).

In October 2007, the Company engaged the firm of Carpe DM, Inc. to perform the services as the Company’s investor relations and public relations representative for a monthly fee of $7,500 per month.  Pursuant to the terms of this 36 month consulting agreement, the Company issued 150,000 S-8 registered shares at $0.80 per share and a total value of $120,000, and 250,000 fully vested and non forfeitable warrants at an exercise price of $1.50 per share for a period of two and one-half years, valued at $229,834 as calculated using the Black Scholes option pricing model.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2008 and 2007

NOTE 12 –STOCK OPTIONS AND WARRANTS, continued

The Company has recorded the combined value of $349,834 of the shares and warrants issued as prepaid expense which is being amortized over the life of the services agreement.  As of March 31, 2008, the unamortized balance of the value of the shares and warrants issued to Carpe DM, Inc. was $291,532, and $58,302 has been amortized and included in selling, general and administrative expenses as outside services expense for the year ended March 31, 2008.

During fiscal 2008, the Company issued a total of 887,800 warrants to various board members, advisory board members, employees, and ongoing consultants to purchase shares of the Company’s common stock. The weighted average exercise price of these warrants is $0.97.  The exercise prices of these warrants are equal to the fair values of the Company’s shares as of the dates of each grant.  The Company has determined the aggregate fair value of the issued warrants, based on the Black-Scholes pricing model, to be approximately $858,105 as of the dates of each grant.  The assumptions used under the Black-Scholes pricing model included: a risk free rate ranging from 3.74% to 4.75%; volatility ranging from 229% to 293%; an expected exercise term of 5 years; and no annual dividend rate.  Of this total fair market value of warrants, $742,140 has been recorded as consulting and compensation expense and is included in selling, general and administrative expenses for the year ended March 31, 2008 and $105,965 relates to unvested warrants which will be recognized as the warrants become vested.

During fiscal 2007, the Company issued a total of 1,258,950 warrants to various board members, advisory board members, employees, and ongoing consultants to purchase shares of the Company’s common stock.  The weighted average exercise price of these warrants is $0.76.  The exercise prices of these warrants are equal to the fair values of the Company’s shares as of the dates of each grant.  The Company has determined the aggregate fair value of the issued warrants, based on the Black-Scholes pricing model, to be approximately $955,007 as of the dates of each grant.  The assumptions used under the Black-Scholes pricing model included: a risk free rate ranging from 4.75% to 4.82%; volatility ranging from 233% to 282%; an expected exercise term of 5 years; and no annual dividend rate.  The fair market value of the warrants has been recorded as consulting and compensation expense and is included in selling, general and administrative expenses for the year ended March 31, 2007.

Certain warrants issued in conjunction with fundraising activities contain a cashless exercise provision.  Under the provision, the holder of the warrant surrenders those warrants whose fair market value is sufficient to affect the exercise of the entire warrant quantity.  The warrant holder then is issued shares based on the remaining net warrant and no proceeds are obtained by the Company.  The surrendered warrants are cancelled by the Company in connection with this transaction.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2008 and 2007

NOTE 12 –STOCK OPTIONS AND WARRANTS, continued

The following represents a summary of all stock option and warrant activity for the years ended March 31, 2008 and 2007:

	2008		2007
	Options and Warrants	Weighted Average Exercise Price	Options and Warrants	Weighted Average Exercise Price
Outstanding, beginning of year	4,520,021	$0.58	3,632,737	$0.57
Issued	17,174,802	0.77	1,258,950	0.76
Exercised	(621,719)	0.32	(8,333)	0.30
Expired/forfeited	(675,833)	0.96	(363,333)	1.16

Outstanding at end of year	20,397,271	$0.74	4,520,021	$0.58

Exercisable at end of year	20,297,271	$0.74	4,520,021	$0.58

Weighted average exercise price of warrants issued		$0.77		$0.76

The following table summarizes information about stock options and warrants outstanding and exercisable at March 31, 2008:

	Warrants and Options Outstanding			Warrants and Options Exercisable
Exercise Price	Number of Options and Warrants Outstanding And Exercisable	Weighted Average Remaining Contractual Life - Years	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$1.05 - $3.50	2,508,878	3.6	$1.54	2,408,878	$1.54
$0.80 - $1.00	8,684,936	4.4	$0.92	8,684,936	$0.92
$0.50 - $0.75	2,126,375	5.6	$0.58	2,126,375	$0.58
$0.04 - $0.30	7,077,082	2.3	$0.27	7,077,082	$0.27
	20,397,271			20,297,271

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2008 and 2007

NOTE 13 – RELATED PARTY TRANSACTIONS

In August 2006, Peter Berry, the Company’s Chief Executive Officer, agreed to convert his deferred salaries to a long-term note payable.  Under the terms of this note, monthly payments of $3,000 have made to Mr. Berry beginning in January 2007.  In January 2008, these payments increased to $6,000 and remain at that amount until the loan is fully paid in December 2010.  During the years ended March 31, 2008 and 2007, note payments totaling $45,000 and $9,000, respectively had been made to Mr. Berry pursuant to this note.  Interest of 6% per annum on the outstanding principal balance of the note began accruing on January 1, 2008 and is paid on a monthly basis along with the monthly principal payment beginning in January 2008.  As of March 31, 2008 and 2007, the total amount of deferred salaries under this arrangement is $201,115 and $242,950, respectively and is recorded as a note payable to officer in the accompanying consolidated balance sheets (see Note 9).

Since June 2005, the Company has retained the legal services of Gary C. Cannon, Attorney at Law, for a monthly retainer fee.  Since that same time, Mr. Cannon has also served as the Company’s Secretary and a member of the Company’s Board of Directors.  In December 2007, Mr. Cannon’s monthly retainer for legal services was increased from $6,500 per month to $9,000 per month.  The total amount paid to Mr. Cannon for retainer fees and out-of-pocket expenses for the years ended March 31, 2008 and 2007 were $88,248 and $78,500, respectively.  Additionally, during fiscal 2008 Mr. Cannon was paid board fees totaling $12,650.  During fiscal year 2008 Mr. Cannon was granted a total of 72,800 warrants with an average exercise price of $0.93 per share, and 117,792 warrants with an average exercise price of $0.76 during fiscal 2007.  All warrants granted to Mr. Cannon were issued with an exercise price which equaled the fair value of the Company’s shares on the grant date.

On October 13, 2006, various shareholders advanced the Company short term, zero interest loans ranging from $2,700 to $5,000 each, totaling $12,700.  In December 2006 and January 2007, these loans were paid in full and have no outstanding balances as of March 31, 2007.

As of March 31, 2008, the Company had aggregate principal balances of $1,249,500 in outstanding unsecured indebtedness owed to five related parties including four former board of directors representing working capital advances made to the Company from February 2001 through March 2005.  These notes bear interest at the rate of 6% per annum and provide for total monthly principal payments which commenced April 1, 2006 of $2,500, and which increased by $2,500 every six months to a maximum of $10,000.  Any remaining unpaid principal and accrued interest is due at maturity on various dates through March 1, 2015.  Related party interest expense under these notes was $78,243 and $85,595 for the years ended March 31, 2008 and 2007, respectively.  Accrued interest, which is included in notes payable in the accompanying balance sheet, related to these notes amounted to $482,584 and $404,341 as of

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2008 and 2007

NOTE 13 – RELATED PARTY TRANSACTIONS, continued

March 31, 2008 and 2007, respectively.  As of March 31, 2008, the Company had not made the required payments under the related-party notes which were due on January 1, February 1, and March 1, 2008.  However, pursuant to the note agreements, the Company has a 120-day grace period to pay missed payments before the notes are in default.  On April 29, 2008, May 30, 2008, and June 27, 2008, the Company paid the January 1, February 1 and March 1 payments respectively, due on these related party notes.  Management expects to continue to pay all payments due prior to the expiration of the 120-day grace periods.  No new borrowings have been made by the Company from these related parties as of June 29, 2008.

NOTE 14 – SUBSEQUENT EVENTS

On April 30, 2008, the Convertible Debenture Agreement was amended to reflect changes to the monthly redemption of principal and changes to the Warrants issued with the original Debentures.  Under the definitions of the Amendment, the monthly principal redemptions were suspended until August 1, 2008 and the remaining principal due on the Debentures will be paid thereafter on the first date of each month in equal installments through March 27, 2010, the expiration date. Further, the Amendment amends the “Exercise Price” of the Warrants issued under the terms of the Securities Purchase Agreement and related Agreements from $0.90, $0.92 and $1.60 to $0.60. The number of shares to be purchased under each of the Warrants was also adjusted under the terms of this Amendment so that the original dollar amounts to be raised by registrant though the exercise of each of the Warrants will remain the same.

Changes to the exercise prices and number of warrants related to the convertible debentures were made according to the following schedule:

	5 Year Warrants	2 Year Warrants	2 Year Warrants	Combined
As Originally Issued:
No. of warrants	5,604,401	1,401,103	1,401,103	8,406,617
Exercise price	$0.92	$0.90	$1.60

As Modified:
No. of warrants	8,593,430	2,101,655	3,736,275	14,431,360
Exercise price	$0.60	$0.60	$0.60

This modification to the warrants related to the Debentures will be accounted for by the Company pursuant to EITF 96-19 “Debtor’s Accounting for a Modification or Exchange of Debt Instruments”  and EITF 06-6 "Debtor's Accounting For a Modification or Exchange of Convertible Debt Instruments" and included in the Company’s consolidated financial statements as reported in Form 10-Q for June 30, 2008.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2008 and 2007

NOTE 14 – SUBSEQUENT EVENTS, continued

On June 9, 2008, the Company completed the transactions contemplated under a certain Securities Purchase Agreement with an accredited investor providing for the issuance of the Company’s Original Issue Discount 8% Secured Convertible Debentures (“the May Debentures”) having a principal face amount of $1,250,000.  The Company realized gross proceeds of $1,062,500 after giving effect to a 15% discount.  After accounting for commissions and legal and other fees, the net proceeds to the Company totaled $870,625.

The principal amount under the May Debentures is payable in 23 monthly payments of $54,348 beginning January 31, 2009. The Company may elect to make principal payments in shares of common stock.  The Company may elect to make principal and interest payment in shares of common stock provided, generally, that the Company is not in default under the May Debentures and there is then in effect a registration statement with respect to the shares issuable upon conversion of the May Debentures or in payment of interest due thereunder.  If the Company elects to make interest payment in common stock, the conversion rate will be the lesser of (a) the Conversion Price (as defined below), or (b) 85% of the lesser of (i) the average of the volume weighted average price for the ten consecutive trading days ending immediately prior to the applicable date an interest payment is due or (ii) the average of such price for the ten consecutive trading days ending immediately prior to the date the applicable shares are issued and delivered if such delivery is after the interest payment date.

At any time, holder may convert the May Debentures into shares of common stock at a fixed conversion price of $0.84, subject to adjustment in the event the Company issues common stock (or securities convertible into or exercisable for common stock) at a price below the conversion price as such price may be in effect at various times (the “Conversion Price”).

Following the effective date of the registration statement described below, the Company may force conversion of the May Debentures if the market price of the common stock is at least $2.52 for 30 consecutive days. The Company may also prepay the May Debentures in cash at 120% of the then outstanding principal balance.

The May Debentures rank senior to all current and future indebtedness of the Company, with the exception of the Debentures that were issued by the Company in October 2007 which rank senior to the May Debentures.   The May Debentures are secured by substantially all of the assets of the Company.  As part of the transaction, the Company entered into a waiver and subordination agreement with the holders of the Debentures issued in October 2007.

CRYOPORT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended March 31, 2008 and 2007

NOTE 14 – SUBSEQUENT EVENTS, continued

In connection with the financing transaction, the Company issued to the investor five-year warrants to purchase 1,488,095 shares of the Company’s common stock at $0.92 per share and five-year warrants to purchase 1,488,095 shares of common stock at $1.35 per share (collectively, the “May Warrants”).

The Company also entered into a registration rights agreement with the investors that requires the Company to register the shares issuable upon conversion of the May Debentures and exercise of the May Warrants within 45 days after the closing date of the transaction. If the registration statement is not filed within that time period or is not declared effective within 90 days after the closing date (120 days in the event of a full review by the Securities and Exchange Commission), the Company will be required to pay liquidated damages in cash in an amount equal to 2% of the total subscription amount for every month that the Company fails to attain a timely filing or effectiveness, as the case may be, subject to exception as set forth in the registration rights agreement.

National Securities Corporation acted as sole placement agent in connection with the transaction. The Company paid to the placement agent cash in the amount of $116,875 and issued warrants to purchase 148,810 shares of the Company’s common stock at $0.84 per share.

All securities were issued pursuant to an exemption from registration in reliance on Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and based on the investors’ representations that they are “accredited” as defined in Rule 501 under the Securities Act.

In May 2008, Company issued 30,000 shares of restricted common stock in lieu of fees paid to a consultant.  These shares were issued at a value of $0.91 per share (based on the underlying stock price on the agreement date) for total cost of $27,300 which will be reported in selling, general and administrative expenses for the Company in the quarter ended June 30, 2008.

In April 2008, the Company was notified by the Debenture holders that an equity condition had not been met related to the conversion of the March 31, 2008 principal and interest payments.  As a result, the Company rescinded and cancelled 140,143 shares of registered common stock for the related March 31, 2008 principal redemptions totaling $117,720 and submitted the cash payments in the same amounts to those holders.  Pursuant to a one-time waiver agreement with one of the Debenture holders, the remaining $70,588 of the March 31 principal redemption was adjusted to reflect a one-time conversion rate of $0.70 and, in April 2008 the Company issued the holder 16,807 additional registered shares in consideration.   Also in consideration of a one-time waiver with the Debenture holders, the full amount of the March 31, 2008 interest payments were adjusted to reflect a one-time conversion price of $0.70 and in April 2008 the Company issued the Debenture holders 22,099 additional common stock shares.  As of March 31, 2008, the Company has recorded additional interest expense for the Debentures of $5,446 related to the one-time conversion rate adjustments of the March 31, 2008 principal and interest payments from $0.84 to $0.70.

CRYOPORT, INC. CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,
	2008	2008
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$2,189,698	$2,231,031
Restricted cash	205,920	203,670
Accounts receivable, net	2,051	21,411
Inventories	195,036	121,952
Prepaid expenses and other current assets	154,940	153,016
Total current assets	2,747,645	2,731,080

Fixed assets, net	208,720	193,852
Intangible assets, net	1,107	474
Deferred financing costs, net	104,084	325,769
Other assets	178,787	209,714

	$3,240,343	$3,460,889

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$235,859	$234,298
Accrued expenses	104,446	95,048
Accrued warranty costs	24,368	29,993
Accrued salaries and related	133,749	138,103
Current portion of convertible notes payable and accrued interest, net of discount of $860,886 at June 30, 2008 and $1,039,844 at March 31, 2008	2,144,437	902,486
Line of credit and accrued interest	103,349	115,943
Current portion of related party notes payable	150,000	150,000
Current portion of note payable to officer	72,000	72,000
Current portion of note payable	-	12,000
Total current liabilities	2,968,208	1,749,871

Related party notes payable and accrued interest, net of current portion	1,570,678	1,582,084
Convertible notes payable, net of current portion and discount of $2,760,796 at June 30, 2008 and $2,482,513 at March 31, 2008	-	-
Note payable to officer and accrued interest, net of current portion	114,058	129,115

Total liabilities	4,652,944	3,461,070

Stockholders’ deficit:
Common stock, $0.001 par value; 125,000,000 shares authorized; 41,089,703 at June 30, 2008 and 40,928,225 at March 31, 2008 shares issued and outstanding	41,090	40,929
Additional paid-in capital	20,697,994	13,888,094
Accumulated deficit	(22,151,685)	(13,929,204)
Total stockholders’ deficit	(1,412,601)	(181)

	$3,240,343	$3,460,889

See accompanying notes to unaudited consolidated financial statements

CRYOPORT, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For The Three Months Ended June 30,
	2008	2007

Net sales	$13,424	$5,541

Cost of sales	118,378	68,307

Gross loss	(104,954)	(62,766)

Operating expenses:
Selling, general and administrative expenses	560,040	594,555
Research and development expenses	110,791	28,587

Total operating expenses	670,831	623,142

Loss from operations	(775,785)	(685,908)

Other income (expense):
Interest income	12,814	-
Interest expense	(555,769)	(58,000)
Loss on extinguishment of debt	(6,902,941)	-

Total other expense, net	(7,445,896)	(58,000)

Loss before income taxes	(8,221,681)	(743,908)

Income taxes	800	1,600

Net loss	$(8,222,481)	$(745,508)

Net loss available to common stockholders per common share:
Basic and diluted loss per common share	$(0.20)	$(0.02)
Basic and diluted weighted average common shares outstanding	41,018,074	37,890,100

See accompanying notes to unaudited consolidated financial statements

CRYOPORT, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	For The Three Months Ended June 30,
	2008	2007
Cash flows from operating activities:
Net loss	$(8,222,481)	$(745,508)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	14,631	6,923
Amortization of deferred financing costs	17,162	4,699
Amortization of debt discount	418,275	29,638
Stock issued to consultants	28,500	382,500
Fair value of stock options and warrants issued to employees and directors	53,887	-
Loss on extinguishment of debt	6,902.941	-
Interest earned on restricted cash	(2,250)	-
Changes in operating assets and liabilities:
Accounts receivable	19,360	7,838
Inventories	(73,084)	(1,390)
Prepaid expenses and other assets	29,001	-
Accounts payable	1,561	(13,694)
Accrued expenses	9,398	6,903
Accrued warranty costs	(5,625)	375
Accrued salaries and related	(4,354)	(14,150)
Accrued interest	118,164	22,688
Net cash used in operating activities	(694,914)	(313,178)

Cash flows from investing activities:
Payment of trademark costs	(633)	-
Purchases of fixed assets	(29,499)	(2,805)

Net cash used in investing activities	(30,132)	(2,805)

Cash flows from financing activities:
Net proceeds from borrowings under convertible notes	1,062,500	-
Repayment of convertible notes	(117,720)	-
Repayment of borrowings on line of credit	(12,500)	-
Payment of deferred financing costs	(191,875)	-
Repayment of note payable	(12,000)	-
Repayments of related party notes payable	(30,000)	(15,000)
Repayments of note payable to officer	(18,000)	(9,000)
Proceeds from issuance of common stock, net	-	554,140
Proceeds from exercise of options and warrants	3,308	100,000

Net cash provided by financing activities	683,713	630,140

Net change in cash and cash equivalents	(41,333)	314,157

Cash and cash equivalents, beginning of period	2,231,031	264,392

Cash and cash equivalents, end of period	$2,189,698	$578,549

See accompanying notes to unaudited consolidated financial statements

CRYOPORT, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	For The Three Months Ended June 30,
	2008	2007

Supplemental disclosure of cash flow information:

Cash paid during the period for:
Interest	$5,620	$-
Income taxes	$800	$1,600

Supplemental disclosure of non-cash activities:

Estimated fair value of common stock issued and warrants granted in connection with consulting agreement	$28,500	$349,834

Deferred financing costs in connection with convertible debt financing	$84,202	$-

Debt discount in connection with convertible debt financing	$1,250,000	$-

Conversion of debt and accrued interest to common stock	$5,446	$105,679

Cashless exercise of warrants	$150	$-

Cancellation of shares issued for debt principal reductions	$117,720	$-

Estimated fair value of warrants issued in connection of debt modification	$5,858,344	$-

See accompanying notes to unaudited consolidated financial statements

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three Months Ended June 30, 2008 and 2007

NOTE 1 - MANAGEMENT’S REPRESENTATION

The accompanying unaudited consolidated financial statements have been prepared by CryoPort, Inc. (the “Company”) in accordance with accounting principles generally accepted in the United States of America for interim financial information, and pursuant to the instructions to Form 10-Q and Article 8 of Regulation S-X promulgated by the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statement presentation. However, the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments (consisting primarily of normal recurring accruals) considered necessary for a fair presentation have been included.

Operating results for the three months ended June 30, 2008 are not necessarily indicative of the results that may be expected for the year ending March 31, 2009. It is suggested that the unaudited consolidated financial statements be read in conjunction with the audited consolidated financial statements and related notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Cryoport, Inc. (the “Company”) was originally incorporated under the name G.T.5-Limited (“GT5”) on May 25, 1990 as a Nevada Corporation.  Upon completion of a Share Exchange Agreement, on March 15, 2005 the Company changed its name to Cryoport, Inc. and acquired all of the issued and outstanding shares of Cryoport Systems, Inc. in exchange for 24,108,105 shares of its common stock (which represented approximately 81% of the total issued and outstanding shares of common stock following the close of the transaction).  Cryoport Systems, Inc, originally formed in 1999 as a California limited liability company and reorganized into a California corporation on December 11, 2000, remains the operating company under Cryoport, Inc.

The principal focus of the Company is to capitalize on servicing the transportation needs of the growing global “biotechnology revolution” and provide a newly developed line of one time use dry cryogenic shippers for the transport of biological materials. These materials include live cell pharmaceutical products; e.g., cancer vaccines, diagnostic materials, reproductive tissues, infectious substances and other items that require continuous exposure to cryogenic temperature (less than -150 ° C).  The Company has historically manufactured and sold a line of reusable cryogenic dry shippers.  These reusable cryogenic dry shippers primarily serve as the vehicles for the development of the cryogenic technology that support the development of the one time use dry cryogenic shippers, the CryoPort Express® One-Way Shipper, but also are essential components of the infrastructure that supports testing and research activities of the pharmaceutical and biotechnology industries.  The Company’s mission is to provide cost effective packaging systems for biological materials requiring, or benefiting from, a cryogenic temperature environment over an extended period of time.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three Months Ended June 30, 2008 and 2007

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Going Concern

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  The Company has not generated significant revenues from operations and has no assurance of any future revenues.  The Company generated revenues from operations of only $13,424, incurred a net loss of $8,222,481 including a $6,902,941 loss on debt extinguishment,  and used cash of $694,914 in its operating activities during the three months ended June 30, 2008.  In addition, the Company has a working capital deficit of $220,563 as of June 30, 2008.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

On October 1, 2007, the Company received net proceeds of $3,436,551 from the issuance of convertible debentures (see Note 8).  On May 30, 2008, the Company received net proceeds of $870,625 from an additional convertible debenture financing (see Note 8).  As a result of the recent financings, the Company had an aggregate cash and cash equivalents and restricted cash balance of approximately $2,002,000 as of August 10, 2008 which will be used to fund the sales and marketing efforts as well as provide the working capital required for the Company’s launch of the CryoPort Express® One-Way Shipper and is expected to provide the Company with the means for eventual achievement of sustained profitable operations and the ability to continue as a going concern.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Principles of Consolidation

The consolidated financial statements include the accounts of CryoPort, Inc. and its wholly owned subsidiary, CryoPort Systems, Inc. All intercompany accounts and transactions have been eliminated.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three Months Ended June 30, 2008 and 2007

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from estimated amounts. The Company’s significant estimates include allowances for doubtful accounts and sales returns, recoverability of long-lived assets, allowances for inventory obsolescence, accrued warranty costs, deferred tax assets and their accompanying valuations, product liability reserves and the valuations of common stock, warrants and stock options issued for products or services.

Cash and Cash Equivalents

The Company considers highly liquid investments with original maturities of 90 days or less to be cash equivalents.

Concentrations of Credit Risk

Cash and cash equivalents

The Company maintains its cash and cash equivalent accounts in financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000. At June 30, 2008, the Company had $2,388,154 of cash balances, including restricted cash, which were in excess of the FDIC insurance limit. The Company performs ongoing evaluations of these institutions to limit its concentration risk exposure.

Restricted cash

The Company has invested cash in a one year restricted certificate of deposit bearing interest at 4.74% which serves as collateral for borrowings under a line of credit agreement (see Note 6). At June 30, 2008, the balance in the certificate of deposit was $205,920.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three Months Ended June 30, 2008 and 2007

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Customers

The Company grants credit to customers within the United States of America and to a limited number of international customers, and does not require collateral. Sales to other international customers are secured by advance payments, letters of credit, or cash against documents. The Company’s ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by the Company. Reserves for uncollectible amounts, totaling approximately $3,100 as of June 30, 2008, are provided based on past experience and a specific analysis of the accounts which management believes are sufficient. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

The Company has foreign sales primarily in Europe and Canada. Foreign sales are primarily under exclusive distribution agreements with international distributors. During the three month periods ended June 30, 2008 and 2007, the Company had foreign sales of approximately $6,300 and $1,400, respectively, which constituted approximately 47% and 26%, respectively, of net sales.

The majority of the Company’s customers are in the bio-tech, bio-pharmaceutical and life science industries. Consequently, there is a concentration of receivables within these industries, which is subject to normal credit risk.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, restricted cash, accounts receivable, related-party notes payable, note payable to officer, line of credit, convertible notes payable, accounts payable and accrued expenses. The carrying value for all such instruments, except the related party notes payable, approximates fair value at June 30, 2008. The difference between the fair value and recorded values of the related party notes payable is not significant.

Inventories

Inventories are stated at the lower of standard cost or current estimated market value. Cost is determined using the first-in, first-out method. The Company periodically reviews its inventories and records a provision for excess and obsolete inventories based primarily on the Company’s estimated forecast of product demand and production requirements. Once established, write-downs of inventories are considered permanent adjustments to the cost basis of the obsolete or excess inventories. Work in process and finished goods include material, labor and applied overhead.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three Months Ended June 30, 2008 and 2007

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Fixed Assets

Depreciation and amortization of fixed assets are provided using the straight-line method over the following useful lives:

Furniture and fixtures	7 years
Machinery and equipment	5-7 years
Leasehold improvements	Lesser of lease term or estimated useful life

Betterments, renewals and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in current operations.

Intangible Assets

Patents and trademarks are amortized, using the straight-line method, over their estimated useful life of five years.

Long-Lived Assets

The Company’s management assesses the recoverability of its long-lived assets upon the occurrence of a triggering event by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. At June 30, 2008, the Company’s management believes there is no impairment of its long-lived assets. There can be no assurance however, that market conditions will not change or demand for the Company’s products will continue, which could result in impairment of its long-lived assets in the future.

Deferred Financing Costs

Deferred financing costs represent costs incurred in connection with the issuance of the convertible notes payable.  Deferred financing costs are being amortized over the term of the financing instrument on a straight-line basis, which approximates the effective interest method.  During the three month periods ended June 30, 2008 and 2007, the Company capitalized deferred financing costs of $107,673 and $0, respectively, and amortized deferred financing costs of $17,162 and $4,699, respectively to interest expense.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three Months Ended June 30, 2008 and 2007

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Accrued Warranty Costs

Estimated costs of the standard warranty, included with products at no additional cost to the customer for a period up to one year, are recorded as accrued warranty costs at the time of product sale. Costs related to servicing the extended warranty plan are expensed as incurred.

The following represents the activity in the warranty accrual account during the three month periods ended June 30:

	2008	2007

Beginning warranty accrual	$29,993	$55,407
Increase in accrual (charged to cost of sales)	750	375
Charges to accrual (product replacements)	(6,375)	-
Ending warranty accrual	$24,368	$55,782

Revenue Recognition

Revenue is recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements , as revised by SAB No. 104. The Company recognizes revenue when products are shipped to a customer and the risks and rewards of ownership and title have passed based on the terms of the sale. The Company records a provision for sales returns and claims based upon historical experience. Actual returns and claims in any future period may differ from the Company’s estimates.

Accounting for Shipping and Handling Revenue, Fees and Costs

The Company classifies amounts billed for shipping and handling as revenue in accordance with Emerging Issues Task Force (“EITF”) Issue No. 00-10, Accounting for Shipping and Handling Fees and Costs . Shipping and handling fees and costs are included in cost of sales.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three Months Ended June 30, 2008 and 2007

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Advertising Costs

The Company expenses the cost of advertising when incurred as a component of selling, general and administrative expenses. During the three month periods ended June 30, 2008 and 2007, the Company expensed approximately $35,000 and $2,000, respectively, in advertising costs.

Research and Development Expenses

The Company expenses internal research and development costs as incurred. Third-party research and development costs are expensed when the contracted work has been performed.

Stock-Based Compensation

The Company accounts for equity issuances to employees and directors in accordance to Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment , (“SFAS 123(R)”) which establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, primarily focusing on accounting for transactions where an entity obtains employee services in share-based payment transactions. SFAS 123(R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period.

As stock-based compensation expense recognized in the consolidated statements of operations for the three month periods ended June 30, 2008 and 2007 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures, if any. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The estimated average forfeiture rate for the three month periods ended June 30, 2008 and 2007 was zero as the Company has not had a significant history of forfeitures and does not expect forfeitures in the future.

Plan Description

The Company’s stock option plan provides for grants of incentive stock options and nonqualified options to employees, directors and consultants of the Company to purchase the Company’s shares at the fair value, as determined by management and the board of directors, of such shares on the grant date. The options generally vest over a five-year period beginning on the grant date and have a ten-year term. As of June 30, 2008, the Company is authorized to issue up to 5,000,000 shares under this plan and has 2,511,387 shares available for future issuances.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three Months Ended June 30, 2008 and 2007

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Summary of Assumptions and Activity

The fair value of stock-based awards to employees and directors is calculated using the Black-Scholes option pricing model, even though this model was developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which differ significantly from the Company’s stock options. The Black-Scholes model also requires subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The expected term of options granted is derived from historical data on employee exercises and post-vesting employment termination behavior. The risk-free rate selected to value any particular grant is based on the U.S Treasury rate that corresponds to the pricing term of the grant effective as of the date of the grant. The expected volatility is based on the historical volatility of the Company’s stock price. These factors could change in the future, affecting the determination of stock-based compensation expense in future periods.

	June 30,	June 30,
	2008	2007
Stock options and warrants:
Expected term	5 years	N/A
Expected volatility	218%	N/A
Risk-free interest rate	2.84%-3.15%	N/A
Expected dividends	N/A	N/A

A summary of employee and director options and warrant activity for the three-month period ended June 30, 2008 is presented below:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Yrs.)	Aggregate Intrinsic Value

Outstanding at March 31, 2008	4,556,163	$0.64
Granted	56,800	$0.96
Exercised	(239,693)	$0.04
Forfeited	-	$-

Outstanding, vested and expected to vest at June 30, 2008	4,373,270	$0.68	6.98	$1,020,397

Outstanding and exercisable at June 30, 2008	4,273,270	$0.67	6.92	$1,020,397

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three Months Ended June 30, 2008 and 2007

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

There were 56,800 warrants and no stock options granted to employees and directors during the three months ended June 30, 2008 and no warrants or stock options granted to employees and directors during the three months ended June 30, 2007.  In connection with the warrants granted, during the three months ended June 30, 2008 and 2007, the Company recorded total charges of $53,887 and $0, respectively, in accordance with the provisions of SFAS 123(R), which have been included in selling, general and administrative expenses for the three months ended June 30, 2008 and 2007 in the accompanying consolidated statements of operations.  No employee or director warrants or stock options expired during the three months ended June 30, 2008 and 2007.  The Company issues new shares from its authorized shares upon exercise of warrants or options.

There was no vesting of prior warrants or stock options issued to employees and directors during the three months ended June 30, 2008 and 2007.  As of June 30, 2008, there was $105,965 of unrecognized compensation cost related to employee and director stock based compensation arrangements, which is expected to be recognized over the next two years.

The total intrinsic value of stock options and warrants exercised during the three months ended June 30, 2008 was $203,012.

Issuance of Stock for Non-Cash Consideration

All issuances of the Company's stock for non-cash consideration have been assigned a per share amount equaling either the market value of the shares issued or the value of consideration received, whichever is more readily determinable. The majority of the non-cash consideration received pertains to services rendered by consultants and others and has been valued at the market value of the shares on the dates issued. In certain instances, the Company has discounted the values assigned to the issued shares for illiquidity and/or restrictions on resale.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three Months Ended June 30, 2008 and 2007

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The Company's accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of EITF 96-18, Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services and EITF 00-18, Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees . The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor's performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement. In accordance with EITF 00-18, an asset acquired in exchange for the issuance of fully vested, nonforfeitable equity instruments should not be presented or classified as an offset to equity on the grantor's balance sheet once the equity instrument is granted for accounting purposes. Accordingly, the Company records the fair value of the fully vested non-forfeitable common stock issued for future consulting services as prepaid services in its consolidated balance sheet.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes . Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. The Company is a subchapter "C" corporation and files a federal income tax return. The Company files separate state income tax returns for California and Nevada.

Basic and Diluted Loss Per Share

The Company has adopted SFAS No. 128, Earnings Per Share (see Note 10).

Basic loss per common share is computed based on the weighted average number of shares outstanding during the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. Basic and diluted loss per share are the same as the effect of stock options and warrants on loss per share are anti-dilutive and thus not included in the diluted loss per share calculation. The impact under the treasury stock method of dilutive stock options and warrants and the if-converted method of convertible debt would have resulted in weighted average common shares outstanding of 58,809,041 and 41,759,053 for the three month periods ended June 30, 2008 and 2007, respectively.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three Months Ended June 30, 2008 and 2007

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Convertible Debentures

If the conversion feature of conventional convertible debt provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount pursuant to EITF Issue No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingency Adjustable Conversion Ratio, (“EITF 98-05”) and EITF Issue No. 00-27, Application of EITF Issue No. 98-5 to Certain Convertible Instruments (“EITF 00-27”). In those circumstances, the convertible debt will be recorded net of the discount related to the BCF. The Company amortizes the discount to interest expense over the life of the debt using the straight-line interest method which approximates the effective amortization method (see Note 8).

Recent Accounting Pronouncements

In September 2006, the FSB adopted SFAS No. 157, Fair Value Measurements .  SFAS No. 157 establishes a framework for measuring fair value and expands disclosure about fair value measurements.  Specifically, this standard establishes that fair value is a market-based measurement, not an entity specific measurement.  As such, the value measurement should be determined based on assumptions the market participants would use in pricing an asset or liability.  The expanded disclosures include disclosure of the inputs used to measure fair value and the effect of certain of the measurements on earnings for the period.  SFAS No. 157 was effective for fiscal years beginning after November 15, 2007.  FASB Staff Position No. FAS 157-2 (“FSP 157-2”), Effective Date of FASB Statement No. 157 was issued in February 2008.  FSP 157-2 delays the effective date of SFAS No. 157, for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value at least once a year, to fiscal years beginning after November 15, 2008, and for interim periods within those fiscal years. The adoption of this pronouncement did not have a material effect on the Company’s consolidated financial statements.

On February 15, 2007, the FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115. SFAS No. 159 permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities, including not-for-profit organizations. Most of the provisions in SFAS No. 159 are elective; however, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. Some requirements apply differently to entities that do not report net income. The fair value option established by SFAS No. 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  The adoption of this pronouncement did not have material effect on the Company’s consolidated financial statements .

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three Months Ended June 30, 2008 and 2007

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “ Business Combinations ” (“SFAS 141(R)”). SFAS 141(R) replaces SFAS No. 141, “ Business Combinations ”, and is effective for the Company for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. SFAS 141(R) requires the new acquiring entity to recognize all assets acquired and liabilities assumed in the transactions, expense all direct transaction costs and account for the estimated fair value of contingent consideration.  This standard establishes an acquisition-date fair value for acquired assets and liabilities and fully discloses to investors the financial effect the acquisition will have.  The adoption of this pronouncement is not expected to have a material effect on the Company’s consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “ Noncontrolling Interests in Consolidated Financial Statements” (“SFAS 160”). SFAS 160 requires all entities to report minority interests in subsidiaries as equity in the financial statements, and requires that transactions between entities and noncontrolling interests be treated as equity.  SFAS 160 is effective for the Company as of the beginning of fiscal year 2009.  The adoption of this pronouncement is not expected to have a material effect on the Company’s consolidated financial statements.

NOTE 3 - INVENTORIES

Inventories at June 30, 2008 and March 31, 2008 consist of the following:

	June 30,	March 31,
	2008	2008

Raw materials	$108,628	$61,342
Work in process	9,116	5,827
Finished goods	77,292	54,783

	$195,036	$121,952

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three Months Ended June 30, 2008 and 2007

NOTE 4 – FIXED ASSETS

Fixed assets consist of the following at June 30, 2008 and March 31, 2008:

	June 30,	March 31,
	2008	2008

Furniture and fixtures	$23,253	$23,253
Machinery and equipment	615,964	586,465
Leasehold improvements	15,131	15,131
	654,348	624,849
Less accumulated depreciation and amortization	(445,628)	(430,997)

	$208,720	$193,852

Depreciation and amortization expense for fixed assets for the three months ended June 30, 2008 and 2007 was $14,631 and $5,756, respectively.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Operating Leases

On July 2, 2007, the Company entered into a new lease agreement with Viking Investors - Barents Sea, LLC for a building with approximately 11,881 square feet of manufacturing and office space located at 20382 Barents Sea Circle, Lake Forest, CA, 92630. The lease agreement is for a period of two years with renewal options for three, one-year periods, beginning September 1, 2007. The lease requires base lease payments of approximately $12,000 per month. In connection with the lease agreement, the Company issued 10,000 warrants to the lessor at an exercise price of $1.55 per share for a period of two years, valued at $15,486 as calculated using the Black Scholes option pricing model. The assumptions used under the Black-Scholes pricing model included: a risk free rate of 4.75%; volatility of 293%; an expected exercise term of 5 years; and no annual dividend rate. The Company has capitalized and is amortizing the value of the warrants over the life of the lease and the remaining unamortized value of the warrants has been recorded in other long-term assets. As of June 30, 2008, the unamortized balance of the value of the warrants issued to the lessor was $8,298.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three Months Ended June 30, 2008 and 2007

NOTE 5 - COMMITMENTS AND CONTINGENCIES, continued

Litigation

The Company becomes a party to product litigation in the normal course of business. The Company accrues for open claims based on its historical experience and available insurance coverage. In the opinion of management, there are no legal matters involving the Company that would have a material adverse effect upon the Company’s condition or results of operations.

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the States of California and Nevada. In connection with its facility lease, the Company has indemnified its lessor for certain claims arising from the use of the facility. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheets.

NOTE 6 - LINE OF CREDIT

On November 5, 2007, the Company secured financing for a $200,000 one-year revolving line of credit (the “Line”) secured by a $200,000 Certificate of Deposit with Bank of the West. All borrowings under the revolving line of credit bear variable interest based on the prime rate less 1% per annum (totaling 4.0% as of June 30, 2008). The Company utilizes the funds advanced from the Line for capital equipment purchases to support the launch of the Company’s newly developed product, the CryoPort Express® One-Way Shipper. As of June 30, 2008, the outstanding balance of the Line was $103,349, including accrued interest expense of $349. During the three months ended June 30, 2008, the Company made payments against the Line of $12,500 and recorded interest expense of $1,119 related to the Line.  No funds were drawn against the Line during the three months ended June 30, 2008.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three Months Ended June 30, 2008 and 2007

NOTE 7 - NOTES PAYABLE

As of June 30, 2008 and March 31, 2008, the Company had aggregate principal balances of $1,219,500 and $1,249,500, respectively, in outstanding unsecured indebtedness owed to five related parties, including four former members of the board of directors, representing working capital advances made to the Company from February 2001 through March 2005. These notes bear interest at the rate of 6% per annum and provide for aggregate monthly principal payments which began April 1, 2006 of $2,500, and which increased by an aggregate of $2,500 every six months to a maximum of $10,000 per month.  As of June 30, 2008, the aggregate principal payments totaled $10,000 per month.  Any remaining unpaid principal and accrued interest is due at maturity on various dates through March 1, 2015.

Related-party interest expense under these notes was $18,594 and $20,019 for the three months ended June 30, 2008 and 2007, respectively. Accrued interest, which is included in related party notes payable in the accompanying consolidated balance sheets, related to these notes amounted to $501,178 and $482,584 as of June 30, 2008 and March 31, 2008, respectively. As of June 30, 2008, the Company had not made the required payments under the related-party notes which were due on April 1, May 1, and June 1, 2008. However, pursuant to the note agreements, the Company has a 120-day grace period to pay missed payments before the notes are in default. On July 31, 2008, the Company paid the April 1 note payments due on these related-party notes. Management expects to continue to pay all payments due prior to the expiration of the 120-day grace periods.

In August 2006, Peter Berry, the Company’s Chief Executive Officer, agreed to convert his deferred salaries to a long-term note payable. Under the terms of this note, the Company began to make monthly payments of $3,000 to Mr. Berry in January 2007. In January 2008, these monthly payments increased to $6,000 and will remain at that amount until the loan is fully paid in December 2010. Interest of 6% per annum on the outstanding principal balance of the note began to accrue on January 1, 2008.  As of June 30, 2008 and March 31, 2008, the total amount of deferred salaries under this arrangement was $186,058 and $201,115, respectively, of which $114,058 and $129,115, respectively, is recorded as a long-term liability in the accompanying consolidated balance sheets.  Interest expense related to this note was $2,943 for the three months ended June 30, 2008.  Accrued interest related to this note payable amounted to $6,108 and $3,165 at June 30, 2008 and March 31, 2008, respectively, and is included in the note payable to officer in the accompanying consolidated balance sheets.

The Company had a non-interest bearing note payable to a third party for $77,304, which was due in April 2003. The Company made the final payments of $5,000 in April 2008 and $7,000 in May 2008. As of June 30, 2008 and March 31, 2008, the remaining unpaid balance on this note was $0 and $12,000, respectively.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three Months Ended June 30, 2008 and 2007

NOTE 8 - CONVERTIBLE NOTES PAYABLE

On October 1, 2007, the Company issued to four accredited investors Original Issue Discount 8% Senior Secured Convertible Debentures (the “October Debentures”) having a principal face amount of $4,707,705 and generating gross proceeds of $4,001,551.  After accounting for commissions, legal and other fees, the net proceeds to the Company totaled $3,436,551.

In accordance with the Convertible Debenture Agreement as amended on February 19, 2008, the principal amount under the October Debentures is payable to the investors in 24 monthly redemption payments which commenced on March 31, 2008.  The Company may elect to make principal redemptions in shares of common stock.   If the Company elects to make principal redemptions in common stock, the conversion rate will be the lesser of (a) the Conversion Price (as defined below), or (b) 85% of the lesser of (i) the average of the volume weighted average price for the ten consecutive trading days ending immediately prior to the applicable date a principal redemption is due or (ii) the average of such price for the ten consecutive trading days ending immediately prior to the date the applicable shares are issued and delivered if such delivery is after the principal redemption due date.

At any time, holders may convert the October Debentures into shares of common stock at a fixed conversion price of $0.84, subject to adjustment in the event the Company issues common stock (or securities convertible into or exercisable for common stock) at a price below the conversion price as such price may be in effect at various times (the “Conversion Price”).  On January 31, 2008, $100,000 of the principal balance of the October Debentures was converted by an investor.  Using the conversion rate of $0.84 per share per the terms of the Convertible Debenture Agreement, 119,047 shares of registered common stock were issued to the investor.

Quarterly interest payments for these convertible debentures are payable in cash and commenced on January 1, 2008.  The Company may elect to make interest payments in shares of common stock provided, generally, that it is not in default under the Debentures and it has met certain equity conditions prior to the due date of the interest payments.   If the Company elects to make interest payments in common stock, the conversion rate will be the lesser of (a) the Conversion Price (as defined below), or (b) 85% of the lesser of (i) the average of the volume weighted average price for the ten consecutive trading days ending immediately prior to the applicable date an interest payment is due or (ii) the average of such price for the ten consecutive trading days ending immediately prior to the date the applicable shares are issued and delivered if such delivery is after the interest payment date. As of June 30, 2008 and March 31, 2008, the Company had $88,388 and $5,446, respectively, of accrued interest on the October Debentures included in the accompanying consolidated balance sheets and recorded a total of $88,388 in interest expense related to the face rate of interest in the accompanying consolidated statement of operations for the three month period ended June 30, 2008.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three Months Ended June 30, 2008 and 2007

NOTE 8 - CONVERTIBLE NOTES PAYABLE, continued

The October Debentures rank senior to all of the Company’s current and future indebtedness and are secured by substantially all of the Company’s assets.

In connection with the financing transaction, the Company issued to the investors five-year warrants to purchase 5,604,411 shares of common stock at $0.92 per share and two-year warrants to purchase 1,401,103 shares of common stock at $0.90 per share and 1,401,103 shares of common stock at $1.60 per share (collectively, the “October Warrants”). The valuation of the October Warrants as calculated using the Black Scholes option pricing model equaled $7,838,791 on the date of grant.

Under EITF Issue No. 00-27, the value of the October Warrants issued to the investors was calculated relative to the total amount of the debt offering. The relative fair value of the October Warrants issued to the investors was determined to be $2,941,267, or 62.5% of the total offering. The relative fair value of the October Warrants, along with the effective beneficial conversion feature of the debt ($3,557,761) and the face value discount given to the investors ($706,154), totaled in excess of the face amount of the October Debentures. As such, the Company recorded a debt discount equal to the face value of the October Debentures of $4,707,705. Prior to the amendment of the October Debentures on April 30, 2008 discussed below, the Company recorded interest expense of $146,765 related to the amortization of the debt discount during the three months ended June 30, 2008.

Financing fees of $565,000, including placement agent fees of $440,000 and legal and other fees of $125,000, were paid in cash from the gross proceeds of the October Debentures. Joseph Stevens and Company (“Joseph Stevens”) acted as sole placement agent in connection with the financing transaction. Also in connection with the financing transaction, the Company issued Joseph Stevens three-year warrants to purchase 560,364 shares of the Company’s common stock exerciseable at $0.84 per share. The value of the warrants issued to Joseph Stevens as calculated using the Black Scholes option pricing model was $525,071.  The total financing fees of $1,090,071 related to the financing transaction were allocated to the equity and debt components of the financing. The Company recorded 62.5% of the financing fees ($681,294) as costs related to the issuance of the equity instruments, and as such has netted those amounts against additional paid-in capital as of the date of the financing. The remaining 37.5% ($408,777) was recorded as deferred financing costs.  Prior to the amendment of the October Debentures on April 30, 2008 discussed below, the Company recorded interest expense of $13,573 related to the amortization of these deferred financing costs during the three months ended June 30, 2008.  In connection with the amendment of the October Debentures on April 30, 2008, the unamortized balance of the deferred financing costs was written off (see below).

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three Months Ended June 30, 2008 and 2007

NOTE 8 - CONVERTIBLE NOTES PAYABLE, continued

In connection with the October Debentures, the Company also entered into a registration rights agreement with the investors that required the Company to register the shares issuable upon conversion of the principal amounts of the October Debentures and exercise of the October Warrants.  Pursuant to the registration rights agreement, on November 9, 2007 the Company filed a Registration Statement on Form SB-2.  On January 25, 2008, the registration statement, as amended, became effective with the Securities and Exchange Commission.  Per the terms of the registration rights agreement, following the effective date of the registration statement, the Company may force conversion of the October Debentures if the market price of the common stock is at least $2.52 for 30 consecutive days.  The Company may also prepay the October Debentures in cash at 120% of the then outstanding principal balance.

On March 31, 2008, the Company issued 224,176 shares of registered common stock for principal redemptions totaling $188,308 and 110,501 shares of common stock for March 2008 interest payments totaling $92,821 to the holders of the October Debentures using the conversion rate of $0.84.  In April 2008, the Company was notified by the holders that the qualifying equity conditions had not been fully satisfied with relation to the conversion of the principal and interest payments made by the Company on March 31, 2008.  As a result, in April 2008 the Company rescinded and cancelled 140,143 shares of registered common stock for principal redemptions totaling $117,720 and submitted the cash payments in the same amounts to those holders.  Pursuant to a one-time waiver agreement with one of the Debenture holders, the remaining $70,588 of the March 31 principal redemption was adjusted to reflect a one-time conversion rate of $0.70 and, in April 2008 the Company issued the holder 16,807 additional registered shares in consideration.   Also in consideration of the one-time waiver with the October Debenture holders, the full amount of the March 31, 2008 interest payments were adjusted to reflect a one-time conversion price of $0.70 and in April 2008 the Company issued the October Debenture holders 22,099 additional common stock shares.  The additional interest expense for the October Debentures of $5,446 related to the one-time conversion rate adjustments of the March 31, 2008 principal and interest payments from $0.84 to $0.70 was included in accrued interest for the October Debentures as of March 31, 2008.

On April 30, 2008, the Convertible Debenture Agreement was amended to reflect changes to the monthly redemption of principal and changes to the October Warrants issued with the original October Debentures.  Under the terms of the April 30, 2008 Amendment (the “Amendment”), the monthly principal redemptions were suspended until August 1, 2008 and the remaining principal due on the October Debentures will be paid thereafter on the first date of each month in equal installments through March 27, 2010, the expiration date. Further, the Amendment changes the exercise price of the October Warrants issued under the terms of the Securities Purchase Agreement and related Agreements from $0.90, $0.92 and $1.60 to $0.60 each. The number of shares to be purchased under each of the October Warrants was also adjusted under the terms of the Amendment so that the original dollar amounts to be raised by the Company through the exercise of each of the October Warrants will remain the same.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three Months Ended June 30, 2008 and 2007

NOTE 8 - CONVERTIBLE NOTES PAYABLE, continued

Changes to the exercise prices and number of warrants related to the October Debentures as a result of the Amendment were made according to the following schedule:

	5 Year Warrants	2 Year Warrants	2 Year Warrants	Combined

As Originally Issued:
No. of warrants	5,604,411	1,401,103	1,401,103	8,406,617
Exercise price	$0.92	$0.90	$1.60

As Modified:
No. of warrants	8,593,430	2,101,655	3,736,275	14,431,360
Exercise price	$0.60	$0.60	$0.60

This Amendment to the October Debentures has been accounted for by the Company as an extinguishment of debt in accordance with EITF Issue No. 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments , and EITF Issue No. 06-6, Debtor's Accounting For a Modification or Exchange of Convertible Debt Instruments .  The Company determined that the net present value of the cash flows under the terms of the Amendment was more than 10 percent different from the present value of the remaining cash flows under the terms of the original October Debentures agreement.  Due to the substantial difference, the Company determined an extinguishment of debt had occurred with the Amendment.  Accordingly, the Company recorded the amended October Debentures at their fair value of $1,805,668 at the date of extinguishment.  The difference between the fair value of the amended October Debentures and the carrying value of the original October Debentures at the date of debt extinguishment amounting to $730,400 was recorded as part of the loss on debt extinguishment for the three months ended June 30, 2008.

The increase in value of the October Warrants arising from the change in conversion price and the additional number of warrants issued of $5,858,344 has been accounted for as a payment to the debt holders in connection with the debt extinguishment and included in the loss on debt extinguishment for the three months ended June 30, 2008.  As a result of the Amendment, unamortized deferred financing costs of $312,197 arising from the original issuance of the October Debentures were written off and were included in the loss on debt extinguishment for the three months ended April 30, 2008.  There were no debt issuance costs incurred in connection with the Amendment.

As of June 30, 2008 and March 31, 2008, the principal balance of the October Debentures totaled $4,419,397 and $4,419,397, respectively, of which the current portion of $2,582,513 and $1,936,884 is included in the Company’s current liabilities in the accompanying consolidated balance sheets at June 30, 2008 and March 31, 2008, respectively.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three Months Ended June 30, 2008 and 2007

NOTE 8 - CONVERTIBLE NOTES PAYABLE, continued

The debt discount of $2,643,192 recorded in connection with the amended October Debentures is being amortized through the maturity dates of the October Debentures.  As of June 30, 2008 and March 31, 2008, the unamortized balance of the debt discount was $2,413,349 and $3,522,357, respectively.  During the three months ended June 30, 2008, the Company recorded additional interest expense of $229,843 related to the amortization of the debt discount associated with the amended October Debentures.

On June 9, 2008, the Company completed the transactions contemplated under a certain Securities Purchase Agreement with an accredited investor providing for the issuance of the Company’s Original Issue Discount 8% Secured Convertible Debentures (the “May Debenture”) having a principal face amount of $1,250,000.  The Company realized gross proceeds of $1,062,500 after giving effect to a 15% discount.  After accounting for commissions and legal and other fees, the net proceeds to the Company totaled $870,625.

The principal amount under the May Debenture is payable in 23 monthly payments of $54,348 beginning January 31, 2009.  Interest payments are payable in cash quarterly commencing on January 1, 2008. The Company may elect to make principal and interest payments in shares of common stock provided, generally, that the Company is not in default under the May Debenture, it has met certain equity conditions prior to the due dates and there is then in effect a registration statement with respect to the shares issuable upon conversion of the May Debenture.  If the Company elects to make principal or interest payments in common stock, the conversion rate will be the lesser of (a) the Conversion Price (as defined below), or (b) 85% of the lesser of (i) the average of the volume weighted average price for the ten consecutive trading days ending immediately prior to the applicable date an interest payment is due or (ii) the average of such price for the ten consecutive trading days ending immediately prior to the date the applicable shares are issued and delivered if such delivery is after the interest payment date.  For the three months ended June 30, 2008, the Company recorded interest expense of $8,334 related to the face rate of interest, all of which is included in accrued interest at June 30, 2008.

At any time, the holder may convert the May Debenture into shares of common stock at a fixed conversion price of $0.84, subject to adjustment in the event the Company issues common stock (or securities convertible into or exercisable for common stock) at a price below the conversion price as such price may be in effect at various times (the “Conversion Price”).

Following the effective date of the registration statement described below, the Company may force conversion of the May Debenture if the market price of the common stock is at least $2.52 for 30 consecutive days. The Company may also prepay the May Debenture in cash at 120% of the then outstanding principal balance.

The May Debenture ranks senior to all current and future indebtedness of the Company, with the exception of the October Debentures that were issued by the Company in October 2007 which rank senior to the May Debenture.   The May Debenture is secured by substantially all of the assets of the Company.  As part of the transaction, the Company entered into a waiver and subordination agreement with the holders of the October Debentures.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three Months Ended June 30, 2008 and 2007

NOTE 8 - CONVERTIBLE NOTES PAYABLE, continued

In connection with the financing transaction, the Company issued to the investor five-year warrants to purchase 1,488,095 shares of the Company’s common stock at $0.92 per share and five-year warrants to purchase 1,488,095 shares of common stock at $1.35 per share (collectively, the “May Warrants”).

Under EITF Issue No. 00-27, the value of the May Warrants issued to the investors was calculated relative to the total amount of the debt offering. The relative fair value of the May Warrants issued to the investors was determined to be $815,471, or 65.2% of the total offering. The relative fair value of the May Warrants, along with the effective beneficial conversion feature of the debt ($434,529) and the face value discount given to the investors ($187,500), totaled in excess of the face amount of the May Debenture. As such, the Company recorded a debt discount equal to the face value of the May Debenture of $1,250,000. The debt discount is being amortized by the Company through the maturity date of the May Debenture. As of June 30, 2008, the unamortized balance of the debt discount was $1,208,333. During the three months ended June 30, 2008, the Company recorded additional interest expense of $41,667 related to the amortization of the debt discount.

The Company also entered into a registration rights agreement with the investors that requires the Company to register the shares issuable upon conversion of the May Debenture and exercise of the May Warrants within 45 days after the closing date of the transaction. Pursuant to the registration rights agreement, on July 14, 2008 the Company filed a Registration Statement on Form S-1.   If the registration statement is not filed within that time period or is not declared effective within 90 days after the closing date (120 days in the event of a full review by the Securities and Exchange Commission), the Company will be required to pay liquidated damages in cash in an amount equal to 2% of the total subscription amount for every month that the Company fails to attain a timely filing or effectiveness, as the case may be, subject to exception as set forth in the registration rights agreement.

Financing fees of $191,875 including placement agent fees of $116,875 and legal and other fees of $75,000, were paid in cash from the gross proceeds of the May Debenture.  National Securities Corporation (“National Securities”) acted as sole placement agent in connection with the financing transaction. Also, in connection with the financing transaction, the Company issued National Securities five-year warrants to purchase 148,810 shares of the Company’s common stock exerciseable at $0.84 per share. The value of the warrants issued to National Securities as calculated using the Black Scholes option pricing model was $117,530.

The total financing fees of $309,405 related to the financing transaction have been allocated to the equity and debt components of the financing. The Company has recorded 65.2% of the financing fees ($201,732) as costs related to the issuance of the equity instruments, and as such has netted those amounts against additional paid-in capital as of the date of the financing. The remaining 34.8% ($107,673) has been recorded as deferred financing fees on the Company’s consolidated balance sheet as of June 30, 2008. The deferred financing fees are being amortized by the Company through the maturity date of the May Debenture on a straight-line basis which approximates the effective interest method. During the three months ended June 30, 2008, the Company recorded additional interest expense of $3,589 related to the amortization of the deferred financing fees.

All securities were issued pursuant to an exemption from registration in reliance on Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and based on the investors’ representations that they are “accredited” as defined in Rule 501 under the Securities Act.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three Months Ended June 30, 2008 and 2007

NOTE 9 - EQUITY

In May 2008, the Company issued 30,000 shares of restricted common stock in lieu of fees paid to a consultant.  These shares were issued at a value of $0.95 per share (based on the underlying stock price on the measurement date) for a total cost of $28,500 which is included  in selling, general and administrative expenses for the three months ended June 30, 2008.

During the three months ended June 30, 2008, the Company issued 82,693 shares of common stock resulting from exercises of stock options and warrants at an average price of $0.04 per share for proceeds of $3,308 and issued 150,022 shares of common stock from cashless exercises of a total of 157,000 warrants.

During the three months ended June 30, 2008, the Company issued a total of 56,800 warrants to various board members, advisory board members, and employees to purchase shares of the Company’s common stock at an average exercise price of $0.96 per share.  The exercise prices of these warrants are equal to the fair values of the Company’s shares as of the dates of each grant.  The Company has determined the aggregate fair value of the issued warrants, based on the Black-Scholes pricing model, to be approximately $53,887 as of the dates of each grant.  The fair market value of the warrants has been recorded as consulting and compensation expense and is included in selling, general and administrative expenses for the three months ended June 30, 2008.

In connection with the May Debenture financing transaction, the Company issued to the investor five-year warrants to purchase 1,488,095 shares of the Company’s common stock at $0.92 per share and five-year warrants to purchase 1,488,095 shares of common stock at $1.35 per share (see Note 8).

Also in connection with the May 2008 debenture financing transaction the Company issued National Securities Corporation five year warrants to purchase 148,810 shares of the Company’s common stock at $0.84 per share (see Note 8).

During the three months ended June 30, 2007, 131,250 warrants were exercised at an average price of $0.76 per share for aggregate proceeds of $100,000.

In connection with Agency Agreements with a broker to raise funds in private placement offerings of common stock under Regulation D, during the three months ended June 30, 2007, the Company sold 3,443,333 shares of the Company’s common stock to investors at an average price of $0.18 per share for proceeds of $554,140 to the Company, net of issuance costs of $67,860.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three Months Ended June 30, 2008 and 2007

NOTE 9 - EQUITY, continued

In October 2006, the Company entered into an Agency Agreement with a broker to raise capital in a private placement offering of convertible debentures under Regulation D. From February 2006 through January 2007, the Company received a total of $120,000 under this private placement offering of convertible debenture debt. Per the terms of the convertible debenture agreements, the notes had a term of 180 days from issuance and are redeemable by the Company with two days notice. During the three months ended June 30, 2007, the Company converted $98,500 of principal balances and $7,179 of accrued interest relating to these convertible debentures into 705,366 common stock shares at a conversion price of $0.15 per share (see Note 8).

In June 2007, the Company issued a total of 6,052,000 warrants to purchase shares of the Company’s common stock at an average price of $0.35 per share to 68 individual investors in connection with funds raised in private placement offerings. The warrants have exercise periods ranging from 18 to 30 months originating from the related investment dates. The expiration dates range from December 2007 to October 2009.

In April 2007, the Company issued 375,000 shares of restricted common stock in lieu of fees paid to a consultant. These shares were issued at a value of $1.02 per share (based on the underlying stock price on the agreement date after a fifteen percent deduction as the shares are restricted) for a total cost of $382,500 which has been included in selling, general and administrative expenses for the three months ended June 30, 2007.

In October 2007, the Company engaged the firm of Carpe DM, Inc. to perform the services as the Company’s investor relations and public relations representative for a monthly fee of $7,500 per month. Pursuant to the terms of this 36 month consulting agreement, the Company issued 150,000 S-8 registered shares at $0.80 per share and a total value of $120,000, and 250,000 fully vested and non forfeitable warrants at an exercise price of $1.50 per share for a period of two and one-half years, valued at $229,834 as calculated using the Black Scholes option pricing model. On November 13, 2007, the Company filed the Form S-8 as required by this agreement with the Securities and Exchange Commission. The Company has recorded the combined value of $349,834 of the shares and warrants issued as prepaid expense which is being amortized over the life of the services agreement. As of June 30, 2008 and March 31, 2008, the unamortized balance of the value of the shares and warrants issued to Carpe DM, Inc. was $262,381 and $291,532, respectively, and $29,151 has been amortized and included in selling, general and administrative expenses as outside services expense for the three months ended June 30, 2008.

On October 16, 2007, the shareholders approved an increase in the total number of voting common shares authorized to be issued to 125,000,000 shares.

On October 1, 2007, in connection with the convertible debenture financing transaction, the Company issued to the investors five-year warrants to purchase 5,604,411 shares of common stock at $0.92 per share and two-year warrants to purchase 1,401,103 shares of common stock at $0.90 per share and 1,401,103 shares of common stock at $1.60 per share (see Note 8).

Also in connection with the October Debenture financing transaction, the Company issued Joseph Stevens and Company three year warrants to purchase 560,364 shares of the Company’s common stock at $0.84 per share (see Note 8).

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three Months Ended June 30, 2008 and 2007

NOTE 10 - LOSS PER SHARE

The following is a reconciliation of the numerators and denominators of the basic and diluted loss per share computations for the three month periods ended June 30:

	For Three months Ended
	June 30,
	2008	2007

Numerator for basic and diluted earnings per share: Net loss available to common stockholders	$(8,222,481)	$(745,508)

Denominator for basic and diluted loss per common share: Weighted average common shares outstanding	41,018,074	37,890,100

Net loss per common share available to common stockholders, basic and diluted	$(0.20)	$(0.02)

NOTE 11 - RELATED PARTY TRANSACTIONS

Since June 2005, the Company has retained the legal services of Gary C. Cannon, Attorney at Law, for a monthly retainer fee which is currently $9,000 per month. Mr. Cannon also serves as the Company’s Secretary and a member of the Board of Directors. The total amount paid to Mr. Cannon for retainer fees and out-of-pocket expenses for the three months ended June 30, 2008 and 2007 was $27,000 and $19,500, respectively.

In April 2008, the Company issued 150,022 shares of common stock to Peter Berry, Chief Executive Officer, resulting from cashless exercise of 157,000 warrants at an exercise price of $0.04 per share (see Note 9).

See Note 7 for related-party debt disclosures.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three Months Ended June 30, 2008 and 2007

NOTE 12 - SUBSEQUENT EVENTS

On July 14, 2008, the Company issued 75,000 shares of restricted common stock in lieu of fees paid to a consultant.  These shares were issued at a value of $0.71 per share (based on the underlying stock price on the agreement date) for total cost of $53,250 which will be reported in selling, general and administrative expenses for the Company in the quarter ended September 30, 2008.

On July 17, 2008, the Company issued 10,000 shares of restricted common stock in lieu of fees paid to a consultant.  These shares were issued at a value of $0.80 per share (based on the underlying stock price on the agreement date) for total cost of $8,000 which will be reported in selling, general and administrative expenses for the Company in the quarter ended September 30, 2008.

In July 2008, the Company issued a total of 31,800 warrants to various board members, advisory board members, employees, and ongoing consultants as part of a previously approved and ongoing compensation plan to purchase shares of the Company’s common stock at an average exercise price of $0.63 per share.  The exercise prices of these warrants are equal to the fair values of the Company’s shares as of the dates of each grant.  The fair market value of the warrants based on the Black-Scholes pricing model will be recorded as consulting and compensation expense and is included in selling, general and administrative expenses in the quarter ended September 30, 2008.

4,613,095 Shares

of

Common Stock

PROSPECTUS

August 28, 2008

Until November 26, 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is set forth in this prospectus. We are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. Our business, financial condition, results of operation and prospects may have changed after the date of this prospectus.